                                                                    Exhibit 4.48



                                REVOLVING CREDIT

                                       AND

                               SECURITY AGREEMENT






                         PNC BANK, NATIONAL ASSOCIATION
                                   (AS LENDER)




                                      WITH




              GENCOR INDUSTRIES, INC., a Delaware corporation, and GENERAL COMBUSTION CORPORATION, a Florida corporation, and
           EQUIPMENT SERVICES GROUP, INC., a Florida corporation, and
                   BITUMA-STOR, INC., an Iowa corporation, and
                  BITUMA CORPORATION, a Washington corporation

                                   (BORROWERS)






                                 August 1, 2003

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TABLE OF CONTENTS

I.   DEFINITIONS .............................................................     1
     1.1.   Accounting Terms .................................................     1
     1.2.   General Terms ....................................................     1
     1.3.   Uniform Commercial Code Terms ....................................    15
     1.4.   Certain Matters of Construction ..................................    15

II.  ADVANCES, PAYMENTS ......................................................    16
     2.1.   (a)  Revolving Advances ..........................................    16
            (b)  Discretionary Rights ........................................    16
            (c)  Out-of-Formula Loans ........................................    16
     2.2.   Procedure for Revolving Advances Borrowing .......................    17
     2.3.   Disbursement of Advance Proceeds .................................    18
     2.4.   Maximum Advances .................................................    18
     2.5    Repayment of Advances ............................................    18
     2.6.   Repayment of Excess Advances .....................................    19
     2.7.   Statement of Account .............................................    19
     2.8    Letters of Credit ................................................    19
     2.9.   Issuance of Letters of Credit ....................................    19
     2.10.  Requirements For Issuance of Letters of Credit ...................    19
     2.11.  Additional Payments ..............................................    20
     2.12.  Manner of Borrowing and Payment ..................................    20
     2.13.  Mandatory Prepayments ............................................    20
     2.14.  Use of Proceeds ..................................................    21

III. INTEREST AND FEES .......................................................    21
     3.1.   Interest .........................................................    21
     3.2.   Letter of Credit Fees ............................................    21
     3.3.   (a)  Closing Fee .................................................    22
            (b)  Facility Fee ................................................    22
     3.4.   (a)  Collateral Evaluation Fee ...................................    22
            (b)  Collateral Monitoring Fee ...................................    22
     3.5.   Computation of Interest and Fees .................................    22
     3.6.   Maximum Charges ..................................................    22
     3.7.   Increased Costs ..................................................    22
     3.8.   Basis For Determining Interest Rate Inadequate or Unfair .........    23
     3.9.   Capital Adequacy .................................................    23
     3.10.  Gross Up for Taxes ...............................................    24
     3.11.  Withholding Tax Exemption ........................................    24

IV.  COLLATERAL: GENERAL TERMS ...............................................    24
     4.1.   Security Interest in the Collateral ..............................    24
     4.2.   Perfection of Security Interest ..................................    24
     4.3.   Disposition of Collateral ........................................    25
     4.4.   Preservation of Collateral .......................................    25
     4.5.   Ownership of Collateral ..........................................    25
     4.6.   Defense of Agent's and Lenders' Interests ........................    25
     4.7.   Books and Records ................................................    26
     4.8.   Financial Disclosure .............................................    26
     4.9.   Compliance with Laws .............................................    26

       4.10.  Inspection of Premises ........................................ 26
       4.11.  Insurance ..................................................... 26
       4.12.  Failure to Pay Insurance ...................................... 27
       4.13.  Payment of Taxes .............................................. 27
       4.14.  Payment of Leasehold Obligations .............................. 27
       4.15.  Receivables ................................................... 27
              (a)  Nature of Receivables .................................... 27
              (b)  Solvency of Customers .................................... 27
              (c)  Locations of Borrower .................................... 28
              (d)  Collection of Receivables ................................ 28
              (e)  Notification of Assignment of Receivables ................ 28
              (f)  Power of Agent to Act on Borrowers' Behalf ............... 28
              (g)  No Liability ............................................. 28
              (h)  Establishment of a Lockbox Account, Dominion Account ..... 29
              (i)  Adjustments .............................................. 29
       4.16.  Inventory ..................................................... 29
       4.17.  Maintenance of Equipment ...................................... 29
       4.18.  Exculpation of Liability ...................................... 29
       4.19.  Environmental Matters ......................................... 29
       4.20.  Financing Statements .......................................... 31

V.     REPRESENTATIONS AND WARRANTIES ....................................... 31
       5.1.   Authority ..................................................... 31
       5.2.   Formation and Qualification ................................... 31
       5.3.   Survival of Representations and Warranties .................... 31
       5.4.   Tax Returns ................................................... 31
       5.5.   Financial Statements .......................................... 32
       5.6.   Corporate Name ................................................ 32
       5.7.   O.S.H.A. and Environmental Compliance ......................... 32
       5.8.   Solvency; No Litigation, Violation, Indebtedness or Default ... 32
       5.9.   Patents, Trademarks, Copyrights and Licenses .................. 33
       5.10.  Licenses and Permits .......................................... 34
       5.11.  Default of Indebtedness ....................................... 34
       5.12.  No Default .................................................... 34
       5.13.  No Burdensome Restrictions .................................... 34
       5.14.  No Labor Disputes ............................................. 34
       5.15.  Margin Regulations ............................................ 34
       5.16.  Investment Company Act ........................................ 34
       5.17.  Disclosure .................................................... 34
       5.18.  Swaps ......................................................... 34
       5.19.  Conflicting Agreements ........................................ 34
       5.20.  Application of Certain Laws and Regulations ................... 34
       5.21.  Business and Property of Borrowers ............................ 35
       5.22.  Section 20 Subsidiaries ....................................... 35
       5.23.  Compliance with Laws .......................................... 35

VI.    AFFIRMATIVE COVENANTS ................................................ 35
       6.1.   Payment of Fees ............................................... 35
       6.2.   Conduct of Business and Maintenance of Existence and Assets ... 35
       6.3.   Violations .................................................... 35
       6.4.   Government Receivables ........................................ 35

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

       6.5.   Minimum Tangible Net Worth .................................... 35
       6.6.   Minimum Fixed Charges Coverage Ratio .......................... 36
       6.7.   Audited Financial Statement ................................... 36
       6.8.   Execution of Supplemental Instruments ......................... 36
       6.9.   Payment of Indebtedness ....................................... 36
       6.10.  Standards of Financial Statements ............................. 36

VII.   NEGATIVE COVENANTS ................................................... 36
       7.1.   Merger, Consolidation, Acquisition and Sale of Assets ......... 36
       7.2.   Creation of Liens ............................................. 36
       7.3.   Guarantees .................................................... 36
       7.4.   Investments ................................................... 36
       7.5.   Loans ......................................................... 37
       7.6.   Capital Expenditures .......................................... 37
       7.7.   Dividends ..................................................... 37
       7.8.   Indebtedness .................................................. 37
       7.9.   Nature of Business ............................................ 37
       7.10.  Transactions with Affiliates .................................. 37
       7.11.  Leases ........................................................ 37
       7.12.  Subsidiaries .................................................. 37
       7.13.  Fiscal Year and Accounting Changes ............................ 37
       7.14.  Pledge of Credit .............................................. 37
       7.15.  Amendment of Articles of Incorporation, By-Laws ............... 38
       7.16.  Compliance with ERISA ......................................... 38
       7.17.  Prepayment of Indebtedness .................................... 38

VIII.  CONDITIONS PRECEDENT ................................................. 38
       8.1.   Conditions to Initial Advances ................................ 38
              (a)  Notes, Agreement and Loan Documents ...................... 38
              (b)  Filings, Registrations and Recordings .................... 38
              (c)  Corporate Proceedings of Borrowers ....................... 38
              (d)  Incumbency Certificates of Borrowers ..................... 38
              (e)  Certificates ............................................. 39
              (f)  Good Standing Certificates ............................... 39
              (g)  Legal Opinion ............................................ 39
              (h)  No Litigation ............................................ 39
              (i)  Collateral Examination ................................... 39
              (j)  Fees ..................................................... 39
              (k)  Pro Forma Financial Statements ........................... 39
              (l)  Insurance ................................................ 39
              (m)  Title Insurance .......................................... 39
              (n)  Environmental Reports .................................... 39
              (o)  Payment Instructions ..................................... 39
              (p)  Blocked Accounts ......................................... 40
              (q)  Consents ................................................. 40
              (r)  No Adverse Material Change ............................... 40
              (s)  Leasehold Agreements ..................................... 40
              (t)  Mortgage ................................................. 40
              (u)  Contract Review .......................................... 40
              (v)  Closing Certificate ...................................... 40
              (w)  Borrowing Base ........................................... 40
              (x)  Undrawn Availability ..................................... 40
              (y)  Other .................................................... 40

       8.2.   Conditions to Each Advance ...................................   40
              (a)    Representations and Warranties ........................   40
              (b)    No Default ............................................   40
              (c)    Borrowing Base Certificate; Maximum Advances ..........   41
              (d)    No Litigation .........................................   41
              (e)    No Material Adverse Effect ............................   41

IX.    INFORMATION AS TO BORROWER ..........................................   41
       9.1.   Disclosure of Material Matters ...............................   41
       9.2.   Schedules ....................................................   41
       9.3.   Environmental Reports ........................................   41
       9.4.   Litigation ...................................................   42
       9.5.   Material Occurrences .........................................   42
       9.6.   Government Receivables .......................................   42
       9.7.   Annual Financial Statements ..................................   42
       9.8.   Quarterly Financial Statements ...............................   42
       9.9.   Monthly Financial Statements .................................   42
       9.10.  Other Reports ................................................   43
       9.11.  Additional Information .......................................   43
       9.12.  Projected Operating Budget ...................................   43
       9.13.  Variances From Operating Budget ..............................   43
       9.14.  Notice of Suits, Adverse Events ..............................   43
       9.15.  ERISA Notices and Requests ...................................   43
       9.16.  Additional Documents .........................................   44

X.     EVENTS OF DEFAULT ...................................................   44

XI.    LENDERS' RIGHTS AND REMEDIES AFTER DEFAULT ..........................   46
       11.1.  Rights and Remedies ..........................................   46
       11.2.  Agent's Discretion ...........................................   46
       11.3.  Setoff .......................................................   47
       11.4.  Rights and Remedies not Exclusive ............................   47
       11.5.  Allocation of Payments After Event of Default ................   47

XII.   WAIVERS AND JUDICIAL PROCEEDINGS ....................................   47
       12.1.  Waiver of Notice .............................................   47
       12.2.  Delay ........................................................   47
       12.3.  Jury Waiver ..................................................   47

XIII.  EFFECTIVE DATE AND TERMINATION ......................................   48
       13.1.  Term .........................................................   48
       13.2.  Termination ..................................................   48

XIV.   REGARDING AGENT .....................................................   48

XV.    BORROWING AGENCY ....................................................   48
       15.1.  Borrowing Agency Provisions ..................................   49
       15.2.  Waiver of Subrogation ........................................   49

XVI.   MISCELLANEOUS .....................................................   49
       16.1.   Governing Law .............................................   49
       16.2.   Entire Understanding ......................................   50
       16.3.   Successors and Assigns; Participations; New Lenders .......   50
       16.4.   Application of Payments ...................................   52
       16.5.   Indemnity .................................................   52
       16.6.   Notice ....................................................   52
       16.7.   Survival ..................................................   53
       16.8.   Severability ..............................................   54
       16.9.   Expenses ..................................................   54
       16.10.  Injunctive Relief .........................................   54
       16.11.  Consequential Damages .....................................   54
       16.12.  Captions ..................................................   54
       16.13.  Counterparts; Telecopied Signatures .......................   54
       16.14.  Construction ..............................................   54
       16.15.  Confidentiality; Sharing Information ......................   54
       16.16.  Publicity .................................................   55
       16.17.  Conflict ..................................................   55
       16.18.  Negative Pledge ...........................................   77

                     REVOLVING CREDIT AND SECURITY AGREEMENT

     Revolving Credit and Security Agreement dated as of August 1, 2003, among GENCOR INDUSTRIES, INC., a corporation organized under the laws of the State of Delaware ("Gencor"), GENERAL COMBUSTION CORPORATION, a corporation organized under the laws of the State of Florida ("General Combustion"), EQUIPMENT SERVICES GROUP, INC., a corporation organized under the laws of the State of Florida ("Equipment Services"), BITUMA-STOR, INC., a corporation organized under the laws of the State of Iowa ("Bituma-Stor"), and BITUMA CORPORATION, a corporation organized under the laws of the State of Washington ("Bituma"; Bituma, Gencor, General Combustion, Equipment Services and Bituma-Stor each a "Borrower" and collectively "Borrowers"), and PNC BANK, NATIONAL ASSOCIATION ("PNC", "Agent", or "Lender").

     IN CONSIDERATION of the mutual covenants and undertakings herein contained, Borrowers and Agent hereby agree as follows:

I.   DEFINITIONS.

     1.1. Accounting Terms. As used in this Agreement, the Other Documents or any certificate, report or other document made or delivered pursuant to this Agreement, accounting terms not defined in Section 1.2 or elsewhere in this Agreement and accounting terms partly defined in Section 1.2 to the extent not defined, shall have the respective meanings given to them under GAAP; provided, however, whenever such accounting terms are used for the purposes of determining compliance with financial covenants in this Agreement, such accounting terms shall be defined in accordance with GAAP as applied in preparation of the audited financial statements of Borrowers for the fiscal year ended September 30, 2002.

     1.2. General Terms. For purposes of this Agreement the following terms shall have the following meanings:

            "Accountants" shall have the meaning set forth in Section 9.7 hereof.

            "Advances" shall mean and include the Revolving Advances, the Letters of Credit, and each other advance made by Agent, pursuant to the terms of this Agreement or any of the Other Documents to or for the benefit of Borrowers.

            "Advance Rates" shall have the meaning set forth in Section 2.1(a) hereof.

            "Affiliate" of any Person shall mean (a) any Person (other than a Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with such Person, or (b) any Person who is a director or officer (i) of such Person, (ii) of any Subsidiary of such Person or (iii) of any Person described in clause (a) above (excepting for purposes of (xx) determining compliance with any financial covenants set forth herein, and/or
(yy) any financial reports Borrowers may be required to provide to Lender pursuant to this Agreement). For purposes of this definition, control of a Person shall mean the power, direct or indirect, to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

            "Agent", "PNC" and "Lender" shall have the meaning set forth in the preamble to this Agreement and shall include its successors and assigns.

            "Agreement" shall mean this Revolving Credit and Security Agreement.

            "Alternate Base Rate" shall mean, for any day, a rate per annum equal to the higher of (i) the Base Rate in effect on such day and (ii) the Federal Funds Rate in effect on such day plus 1/2 of 1%.

            "Applicable Law" shall mean all laws, rules and regulations applicable to the Person, conduct, transaction, covenant, Other Document or contract in question, including all applicable common law and equitable principles; all provisions of all applicable state, federal and foreign constitutions, statutes, rules, regulations and orders of any Governmental Body, and all orders, judgments and decrees of all courts and arbitrators.

            "Authority" shall have the meaning set forth in Section 4.19(d).

            "Base Rate" shall mean the base commercial lending rate of PNC as publicly announced to be in effect from time to time, such rate to be adjusted automatically, without notice, on the effective date of any change in such rate. This rate of interest is determined from time to time by PNC as a means of pricing some loans to its customers and is neither tied to any external rate of interest or index nor does it necessarily reflect the lowest rate of interest actually charged by PNC to any particular class or category of customers of PNC.

            "Blocked Accounts" shall have the meaning set forth in Section 4.15(h).

            "Borrower" or "Borrowers" shall have the meaning set forth in the preamble to this Agreement and shall extend to all permitted successors and assigns of such Persons.

            "Borrower's Knowledge" and similar terms shall mean the actual knowledge of each officer of each Borrower at the relevant time.

            "Borrowing Agent" shall mean Gencor.

            "Borrowing Base Certificate" shall mean a certificate from the President, Chief Financial Officer or Controller of the Borrowing Agent to Agent by which such officer shall certify to Agent the Formula Amount and calculation thereof as of the date of the certificate, such certificate to be in form and substance satisfactory to Agent.

            "Borrower's Account" shall have the meaning set forth in Section
2.8.

            "Business Day" shall mean any day other than Saturday or Sunday or a legal holiday on which commercial banks are authorized or required by law to be closed for business in East Brunswick, New Jersey and, if the applicable Business Day relates to any Eurodollar Rate Loans, such day must also be a day on which dealings are carried on in the London interbank market.

            "Business Interruption Insurance" shall mean the business interruption insurance policy assigned under the Collateral Assignment of Rights Under Business Interruption Insurance Policy to be executed by Borrowers on or about the Closing Date in favor of Agent, for its benefit, as security for the payment of the Obligations.

            "Capital Expenditures" shall mean expenditures made or liabilities incurred for the acquisition of any fixed assets or improvements, replacements, substitutions or additions thereto which have a useful life of more than one year, including the total principal portion of Capitalized Lease Obligations, which, in accordance with GAAP, would be classified as capital expenditures.

            "Capitalized Lease Obligation" shall mean any Indebtedness of a Borrower represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

            "CERCLA" shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. (S)(S)9601 et seq.

            "Change of Control" shall occur if (a) at any time neither E.J. Elliott nor John E. Elliott shall serve as a President or Vice President and a director of each Borrower ("Responsible Officer"); provided, however, that, so long as John E. Elliott serves as a Responsible Officer and a director of each Borrower, E.J. Elliott's failure to serve as a Responsible Officer and a director of each Borrower due to his death, permanent disability or retirement shall not be deemed to be a Change of Control, or (b) at any time E.J. Elliott, John E. Elliott and members of their immediate family collectively shall cease to beneficially own, directly or indirectly (including, without limitation, through a beneficial interest in any trust, or as the settlor of any revocable trust, holding shares of stock) less than fifty percent (50%) of the voting stock of Gencor owned by them on the Closing Date (assuming for such purpose that all Class B Stock held by them on the date hereof has been converted into Common Stock), or (c) at any time E.J. Elliott, John E. Elliott and members of their immediate family collectively shall cease to beneficially own, directly or indirectly (including, without limitation, through a beneficial interest in any trust, or as a settlor of any revocable trust, holding shares of stock) at least such number of shares of the Class B Stock of Gencor as is necessary for such Persons to elect not less than 75% of Gencor' entire Board of Directors. For purposes of this Agreement, Gencor's repurchase of its common stock or a portion thereof (whether as set forth in Section 2.14 herein or in another manner) shall not constitute a Change of Control.

            "Change of Ownership" shall occur if (a) at any time E.J. Elliott, John E. Elliott and members of their immediate family collectively shall beneficially own, directly or indirectly (including, without limitation, through a beneficial interest in any trust, or as the settlor of a revocable trust, holding shares of stock) less than fifty percent (50%) of the voting stock of Gencor owned by them on the Closing Date (assuming for such purpose that all Class B Stock held by them on the date hereof has been converted into Common Stock), or (b) at any time E.J. Elliott, John E. Elliott and members of their immediate family collectively shall cease to beneficially own, directly or indirectly (including, without limitation, through a beneficial interest in any trust, or as the settlor of a revocable trust, holding shares of stock) less than fifty percent (50%) of the Voting Stock of Gencor owned by them on the Closing Date (assuming for such purpose that all Class B Stock held by them on the date hereof has been converted into Common Stock), or cease to own such number of shares of the Class B Stock of Gencor as is necessary for such Persons to elect not less than 75% of the entire Board of Directors of Gencor. For purposes of this Agreement, Gencor's repurchase of its common stock or a portion thereof (whether as set forth in Section 2.14 herein or in another manner) shall not constitute a Change of Ownership.

            "Charges" shall mean all taxes, charges, fees, imposts, levies or other assessments, including, without limitation, all net income, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation and property taxes, custom duties, fees, assessments, liens, claims and charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts, imposed by any taxing or other authority, domestic or foreign (including, without limitation, the Pension Benefit Guaranty Corporation or any environmental agency or superfund), upon the Collateral, any Borrower or any of its Affiliates.

            "Closing Date" shall mean August 1, 2003, or such other date as may be agreed to by the parties hereto.

            "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time and the regulations promulgated thereunder.

            "Collateral" shall mean and include:

                  (a)    all Receivables;

                  (b)    all Equipment;

                  (c)    all General Intangibles;

                  (d)    all Inventory;

                  (e)    all Investment Property;

                  (f)    all Real Property;

                  (g)    the Leasehold Interests;

                  (h) all of each Borrower's right, title and interest in and to (i) its respective goods and other property including, but not limited to, all merchandise returned or rejected by Customers, relating to or securing any of the Receivables; (ii) all of each Borrower's rights as a consignor, a consignee, an unpaid vendor, mechanic, artisan, or other lienor, including stoppage in transit, setoff, detinue, replevin, reclamation and repurchase; (iii) all additional amounts due to any Borrower from any Customer relating to the Receivables; (iv) to the extent transferable and/or assignable, other property, including warranty claims, relating to any goods securing this Agreement; (v) all of each Borrower's contract rights, rights of payment which have been earned under a contract right, instruments (including promissory notes), documents, chattel paper (including electronic chattel paper), warehouse receipts, deposit accounts, letters of credit, and money; (vi) to the extent that a security interest in such property may be granted to Lender under Florida law, all commercial tort claims to the extent (and, notwithstanding anything to the contrary in any Other Document, only to the extent) arising out of facts or circumstances occurring after the Closing Date; (vii) if and when obtained by any Borrower, all real and personal property of third parties in which such Borrower has been granted a lien or security interest as security for the payment or enforcement of Receivables; and (viii) any other goods, personal property or real property now owned or hereafter acquired in which any Borrower has expressly granted a security interest or may in the future grant a security interest to Agent hereunder, or in any amendment or supplement hereto or thereto, or under any other agreement between Agent and any Borrower;

                  (i) all of each Borrower's ledger sheets, ledger cards, files, correspondence, records, books of account, business papers, computers, computer software (owned by any Borrower or in which it has an interest which is transferable or assignable), computer programs (owned by any Borrower or in which it has an interest which is transferable or assignable), tapes, disks and documents relating to (a), (b), (c), (d), (e), (f), (g) or (h) of this Paragraph; and

                  (j)    all proceeds and products of (a), (b), (c), (d), (e),
(f), (g), (h) and (i) in whatever form, including, but not limited to: cash, deposit accounts (whether or not comprised solely of proceeds), certificates of deposit, insurance proceeds (including hazard, flood and credit insurance), negotiable instruments and other instruments for the payment of money, chattel paper, security agreements, documents, eminent domain proceeds, condemnation proceeds and tort claim proceeds.

            "Commitment Percentage" of any Lender shall mean the percentage set forth below such Lender's name on the signature page hereof as same may be adjusted upon any assignment by a Lender pursuant to Section 16.3(b) hereof.

            "Commitment Transfer Supplement" shall mean a document in the form of Exhibit 16.3 hereto, properly completed and otherwise in form and substance satisfactory to Agent by which the Purchasing Lender purchases and assumes a portion of the obligation of Lenders to make Advances under this Agreement.

            "Compliance Certificate" shall mean a compliance certificate to be signed by the Chief Financial Officer or Controller of Borrowing Agent, which shall state that, based on an examination reasonably designed to permit him to make an informed statement, no Default or Event of Default exists, or if such is not the case, specifying such Default or Event of Default, its nature, when it occurred, whether it is continuing and the steps being taken by Borrowers with respect to such default and, such certificate shall have appended thereto calculations which set forth Borrower's compliance with the requirements or restrictions imposed by Sections 6.5, 7.6, 7.8 and 7.11.

            "Consents" shall mean all filings and all licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and other third parties, domestic or foreign, necessary to carry on any Borrower's business, including, without limitation, any Consents required under all applicable federal, state or other applicable law.

            "Consigned Inventory" shall mean Inventory of any Borrower that is in the possession of another Person on a consignment, sale or return, or other basis that does not constitute a final sale and acceptance of such Inventory.

            "Contract Rate" shall have the meaning set forth in Section 3.1 hereof.

            "Controlled Group" shall mean all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with any Borrower, are treated as a single employer under Section 414 of the Code, excluding, however, all Subsidiaries of any Borrower, except that the Borrowers themselves shall in all events be deemed part of a "Controlled Group."

            "Current Assets" at a particular date, shall mean all cash, cash equivalents, accounts and inventory of Borrowers on a consolidated basis and all other items which would, in conformity with GAAP, be included under current assets on a balance sheet of Borrowers on a consolidated basis as at such date; provided, however, that such amounts shall not include (a) any amounts for any Indebtedness owing by an Affiliate of any Borrower, unless such Indebtedness arose in connection with the sale of goods or rendition of services in the ordinary course of business and would otherwise constitute current assets in conformity with GAAP, (b) any shares of stock issued by an Affiliate of any Borrower, or (c) the cash surrender value of any life insurance policy.

            "Customer" shall mean and include the account debtor with respect to any Receivable and/or the prospective purchaser of goods, services or both with respect to any contract or contract right, and/or any party who enters into or proposes to enter into any contract or other arrangement with any Borrower, pursuant to which such Borrower is to deliver any personal property or perform any services.

            "Default" shall mean an event which, with the giving of notice or passage of time or both, would constitute an Event of Default.

            "Default Rate" shall have the meaning set forth in Section 3.1 hereof.

            "Depository Accounts" shall have the meaning set forth in Section 4.15(h) hereof.

            "Documents" and "Loan Documents" shall have the meaning set forth in
Section 8.1(c) hereof.

            "Dollar" and the sign "$" shall mean lawful money of the United States of America.

            "Domestic Rate Loan" shall mean any Advance that bears interest based upon the Alternate Base Rate.

            "Early Termination Date" shall have the meaning set forth in Section
13.1 hereof.

            "Earnings Before Interest and Taxes shall mean for any period the sum of (i) net income (or loss) of Borrowers on a consolidated basis for such period (excluding extraordinary gains), plus (ii) all interest expense of Borrowers on a consolidated basis for such period, plus (iii) all charges against income of Borrowers on a consolidated basis for such period for federal, state and local taxes.

            "EBITDA" shall mean for any period the sum of (i) Earnings Before Interest and Taxes for such period plus (ii) depreciation expenses for such period, plus (iii) amortization expenses for such period.

            "Eligible Inventory" shall mean and include Inventory excluding work in process and packaging materials valued at the lower of cost or market value, determined on a first-in-first-out basis, which is not, in Agent's reasonable credit judgment, obsolete, slow moving or unmerchantable and which Agent, in its reasonable credit judgment, shall not deem ineligible Inventory, based on such considerations as Agent may from time to time deem appropriate based upon its reasonable credit judgment, including, without limitation, whether the Inventory is subject to a perfected, first priority security interest in favor of Agent and whether the Inventory conforms to all standards imposed by any governmental agency, division or department thereof which has regulatory authority over such goods or the use or sale thereof. Eligible Inventory shall not include any item of Inventory that: (i) is not in good condition or of merchantable quality; (ii) is defective or does not meet the established specifications of the Borrowers for its type; (iii) is held by any person other than a Borrower or a party to a bailment agreement with the Agent (in such form and substance as may be acceptable to the Agent); (iv) is located at any location other than (A) the Borrower's principal place of business, or (B) any leased premises with respect to which Borrowers have obtained from the lessor thereof a Lien Waiver Agreement in favor of Agent in form and content acceptable to Agent and delivered the same to Agent; (v) is located at any leased premises where the landlord is not a party to a Lien Waiver Agreement with the Agent (in such form as may be acceptable to the Agent); (vi) is located at any location outside the United States of America; (vii) is the subject of any financing statement, lien or other encumbrance other than in favor of the Agent; or (viii) is the subject of any other person's claim of ownership, whether legal, beneficial or otherwise. Without limiting the generality of the foregoing, no Inventory shall be Eligible Inventory if it does not meet all standards imposed by any Government Body; is in transit, is located outside the continental United States or at a location that is not otherwise in compliance with this Agreement, or constitutes Consigned Inventory; is the subject of an Intellectual Property Claim; is subject to a License Agreement or other agreement that limits, conditions or restricts a Borrower's or Agent's right to sell or otherwise dispose of such Inventory, unless Agent is a party to a Licensor/Agent Agreement with the Licensor under such License Agreement.

            "Eligible Real Property" shall mean Real Property which is secured by the Mortgage, which provides to the Agent, a perfected first mortgage lien encumbering the Real Property, and which Real Property is otherwise satisfactory to Agent, as determined by Agent in its sole discretion, which determination Agent shall make with respect to Real Property currently owned by Borrowers prior to the Closing Date.

            "Eligible Receivables" shall mean and include with respect to each Borrower, each Receivable of such Borrower arising in the ordinary course of such Borrower's business and which Agent, in its good faith reasonable credit judgment, shall deem to be an Eligible Receivable, based on such considerations as Agent may from time to time, in its reasonable credit judgment, deem appropriate. A Receivable shall not be deemed eligible unless such Receivable is subject to Agent's first priority perfected security interest and no other Lien (other than Permitted Encumbrances), and is evidenced by an invoice or other documentary evidence reasonably satisfactory to Agent. In addition, no Receivable shall be an Eligible Receivable if:

                  (a) it arises out of a sale made by any Borrower to an Affiliate of any Borrower or to a Person controlled by an Affiliate of any Borrower;

                  (b) it is due or unpaid more than ninety (90) days after the original invoice date;

                  (c) 50% or more of the Receivables from such Customer are not deemed Eligible Receivables hereunder;

                  (d) any covenant, representation or warranty contained in this Agreement with respect to such Receivable has been breached and such breach is continuing;

                  (e) the Customer shall (i) apply for, suffer, or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property or call a meeting of its creditors, (ii) admit in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business, (iii) make a general assignment for the benefit of creditors,
(iv) commence a voluntary case under any state or federal bankruptcy laws (as now or hereafter in effect), (v) be adjudicated a bankrupt or insolvent, (vi) file a petition seeking to take advantage of any other law providing for the relief of debtors, (vii) acquiesce to, or fail to have dismissed, any petition which is filed against it in any involuntary case under such bankruptcy laws, or
(viii) take any action for the purpose of effecting any of the foregoing, except in each case to the extent that the Receivable owing by such Customer is secured by a letter of credit issued by an institution acceptable to Agent, in Agent's sole and absolute discretion, which letter of credit shall be in form and content acceptable to Agent in Agent's sole and absolute discretion;

                  (f) the sale is to a Customer outside the continental United States of America, unless the sale is on letter of credit, guaranty or acceptance terms, in each case acceptable to Agent in its sole discretion;

                  (g) the sale to the Customer is on a bill-and-hold unless the Customer has agreed in writing to pay the invoice prior to delivery, which written evidence shall be in form and content satisfactory to Agent in its reasonable credit judgment, guaranteed sale, sale-and-return, sale on approval, consignment or any other repurchase or return basis or is evidenced by chattel paper;

                  (h) Agent believes, in its reasonable credit judgment exercised in good faith, that collection of such Receivable is insecure or that such Receivable may not be paid by reason of the Customer's financial inability to pay;

                  (i) the Customer is the United States of America, any state or any department, agency or instrumentality of any of them, unless the applicable Borrower assigns its right to payment of such Receivable to Agent pursuant to the Assignment of Claims Act of 1940, as amended (31 U.S.C. Sub-Section 3727 et seq. and 41 U.S.C. Sub-Section 15 et seq.) or has otherwise complied with other applicable statutes or ordinances;

                  (j) the goods giving rise to such Receivable have not been shipped to the Customer or the services giving rise to such Receivable have not been performed by the applicable Borrower or the Receivable otherwise does not represent a final sale, unless Borrowers provide written evidence to Agent in form and content satisfactory to Agent that the Customer has agreed to pay for the goods or services prior to the time that the goods have been shipped or services rendered, as applicable, which evidence shall be reasonably satisfactory to Agent;

                  (k) the Receivables of the Customer exceed a credit limit determined by Agent, based upon Agent's reasonable credit judgment exercised in good faith, to the extent such Receivable exceeds such limit;

                  (l) the Receivable is subject to any offset, deduction, defense, dispute, or counterclaim, the Customer is also a creditor or supplier of a Borrower or the Receivable is contingent in any respect or for any reason, provided, however, that only the portion of the Receivable which is subject to offset, deduction, defense, dispute or counterclaim shall be deemed ineligible unless such portion is so large that in Agent's reasonable credit judgment exercised in good faith the ability to collect the Receivable has been materially compromised, in which case the entire Receivable shall be deemed ineligible;

                  (m) the applicable Borrower has made any agreement with any Customer for any deduction therefrom, except for discounts or allowances made in the ordinary course of business for prompt payment, all of which discounts or allowances are reflected in the calculation of the face value of each respective invoice related thereto; provided, however, that only the portion of the Receivable which is subject to a deduction not permitted under this subsection
(m) shall be deemed ineligible;

                  (n) any return, rejection or repossession of the merchandise has occurred or the rendition of services has been disputed; provided, however, that only the portion of the Receivable which is attributable to such returned, rejected or repossessed merchandise or disputed service shall be deemed ineligible;

                  (o)    such Receivable is not payable to a Borrower; or

                  (p) such Receivable is not otherwise satisfactory to Agent as determined in good faith by Agent in the exercise of its discretion in a reasonable manner.

            "Environmental Laws" shall mean all federal, state and local environmental, land use, zoning, health, chemical use, safety and sanitation laws, statutes, ordinances and codes relating to the protection of the environment and/or governing the use, storage, treatment, generation, transportation, processing, handling, production or disposal of Hazardous Substances and the rules, regulations, policies, guidelines, interpretations, decisions, orders and directives of federal, state and local governmental agencies and authorities with respect thereto.

            "Equipment" shall mean and include as to each Borrower all of such Borrower's goods (other than Inventory) whether now owned or hereafter acquired and wherever located including, without limitation, all equipment, machinery, apparatus, motor vehicles, fittings, furniture, furnishings, fixtures, parts, accessories and all replacements and substitutions therefor or accessions thereto; provided that any equipment or facilities received by any Borrower from any Customer in trade shall not be deemed Equipment for purposes of this Agreement, but rather shall be deemed Inventory of such Borrower.

            "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time and the rules and regulations promulgated thereunder.

            "Eurodollar Rate" shall mean for any Eurodollar Rate Loan for the then current Interest Period relating thereto the interest rate per annum determined by PNC by dividing (the resulting quotient rounded upwards, if necessary, to the nearest 1/100th of 1% per annum) (i) the rate of interest determined by PNC in accordance with its usual procedures (which determination shall be conclusive absent manifest error) to be the average of the London interbank offered rates for U.S. Dollars quoted by the British Bankers' Association as set forth on Bridge Information Services (formerly known as Dow Jones Markets Service) (or appropriate successor or, if British Banker's Association or its successor ceases to provide such quotes, a comparable replacement determined by PNC) display page 3750 (or such other display page on the Bridge Information Services system as may replace display page 3750) two (2) Business Days prior to the first day of such Interest Period for an amount comparable to such Eurodollar Rate Loan and having a borrowing date and a maturity comparable to such Interest Period by (ii) a number equal to 1.00 minus the Reserve Percentage. The Eurodollar Rate may also be expressed by the following formula:

       Average of London interbank offered rates quoted by BBA as shown on


     Eurodollar Rate =Bridge Information Services display page 3750 or
                      ------------------------------------------------
                              appropriate successor
                              ---------------------

                           1.00 - Reserve Percentage.

     The above set forth rate or a similar rate may currently be viewed on www.Reuters.Com or Bridge.Com.

            "Eurodollar Rate Loan" shall mean an Advance at any time that bears interest based on the Eurodollar Rate.

            "Event of Default" shall have the meaning set forth in Article X hereof.

            "Federal Funds Rate" shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or if such rate is not so published for any day which is a Business Day, the average of quotations for such day on such transactions received by PNC from three Federal funds brokers of recognized standing selected by PNC.

            "Fiscal Quarter" shall mean one (1) of the four (4) fiscal quarters of Borrowers for accounting and tax purposes, which end on September 30, 2003, December 31, 2003, March 31, 2004, June 30, 2004, and the last day of each quarter thereafter.

            "Fixed Charge Coverage Ratio" shall mean and include, with respect to any fiscal period, the ratio of (a) EBITDA (including Income From Investees) of the U.S. based Borrowers minus Unfunded Capital Expenditures made during such period minus cash taxes paid during such period to (b) all Senior Debt Payments made during such period (including the amortized portion of the maximum amount advanced pursuant to the Real Estate Advance Rate), plus any cash dividends paid during such period, in each case calculated for the fiscal period in question.

     Notwithstanding anything to the contrary set forth above, when calculating Fixed Charge Coverage Ratio for the fiscal quarter ending on September 30, 2003, the same shall mean and include the ratio of (a) EBITDA (including Income From Investees) of the U.S. based Borrowers for the fiscal year ending September 30, 2003 as set forth in the audited year end financial statements, minus Unfunded Capital Expenditures made during the fiscal year ending September 30, 2003, minus cash taxes paid during the fiscal year ending September 30, 2003, to (b) all Senior Debt Payments (with the exception of Senior Debt Payments made to Credit Lyonnais) made during such period (including the amortized portion of the maximum amount advanced pursuant to the Real Estate Advance Rate), plus any cash dividends paid during such period, plus the amount of interest accrued during such period, which sum shall be multiplied by four (4).

     For the fiscal quarter ending December 31, 2003, Fixed Charges Coverage Ratio shall mean and include the ratio of (a) EBITDA (including Income From Investees) of the U.S. based Borrowers for the preceding four (4) quarters then ended, minus Unfunded Capital Expenditures made during such period, minus cash taxes paid during such period, to (b) all Senior Debt Payments (with the exception of Senior Debt Payments made to Credit Lyonnais) made during the two
(2) quarterly periods then ended (including the amortized portion of the maximum amount advanced pursuant to the Real Estate Advance Rate), plus any cash dividends paid during the two (2) quarters then ended, plus actual interest accrued during the two (2) quarterly periods then ended, which resulting sum shall be multiplied by two (2).

     For the fiscal quarter ending March 31, 2004, Fixed Charges Coverage Ratio shall mean and include (a) EBITDA (including Income From Investees) of the U.S. based Borrowers for the four (4) preceding quarters then ended, minus cash taxes paid during such four (4) quarter period, to (b) all Senior Debt Payments (with the exception of Senior Debt Payments made to Credit Lyonnais) made during such three (3) quarter period (including the amortized portion of the maximum amount advanced pursuant to the Real Estate Advance Rate), plus any cash dividends paid during such three (3) quarter period, plus actual interest accrued on an annualized basis, which resulting sum shall be multiplied by 1.33.

     For the fiscal quarter ending June 30, 2004, Fixed Charges Coverage Ratio shall mean and include (a) EBITDA (including Income From Investees) of the U.S. based Borrowers for the four (4) preceding quarters then ended, minus cash taxes paid during such four (4) quarter period, to (b) all Senior Debt Payments (with the exception of Senior Debt Payments made to Credit Lyonnais) made during such four (4) quarter period (including the amortized portion of the maximum amount advanced pursuant to the Real Estate Advance Rate), plus any cash dividends paid during such four (4) quarter period, plus actual interest accrued on an annualized basis. Thereafter, Fixed Charges Coverage Ratio shall have the meaning set forth in the first paragraph of this definition.

            "Formula Amount" shall have the meaning set forth in Section 2.1(a).

            "Funded Debt" shall mean the aggregate amount of the outstanding Advances.

            "GAAP" shall mean generally accepted accounting principles in the United States of America in effect from time to time.

            "General Intangibles" shall mean and include as to each Borrower all general intangibles owned by such Borrower, whether now owned or hereafter acquired including, without limitation, all payment intangibles, choses in action, causes of action (to the extent a security interest may be granted in and to such choses in action and causes of action under Florida law), corporate or other business records, inventions, designs, patents, patent applications, equipment formulations, manufacturing procedures, quality control procedures, trademarks, service marks, trade secrets, goodwill, copyrights, design rights, software, computer information, source codes, codes, records and dates, registrations, licenses, franchises, customer lists, tax refunds, tax refund claims, computer programs, all claims under guaranties, security interests or other security held by or granted to such Borrower to secure payment of any of the Receivables by a Customer (other than to the extent covered by Receivables) all rights of indemnification and all other intangible property of every kind and nature (other than Receivables).

            "Governmental Body" shall mean any nation or government, any state or other political subdivision thereof or any entity exercising the legislative, judicial, regulatory or administrative functions of or pertaining to a government.

            "Guarantor" shall mean any Person who may hereafter guarantee payment or performance of the whole or any part of the Obligations and "Guarantors" means collectively all such Persons.

            "Guarantor Security Agreement" shall mean any Security Agreement executed by any Guarantor in favor of Agent securing the Guaranty of such Guarantor.

            "Guaranty" shall mean any guaranty of the obligations of Borrower executed by a Guarantor in favor of Agent for its benefit.

            "Hazardous Substance" shall mean, without limitation, any flammable explosives, radon, radioactive materials, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum and petroleum products, methane, hazardous materials, Hazardous Wastes, hazardous or Toxic Substances or related materials as defined in CERCLA, the Hazardous Materials Transportation Act, as amended (49 U.S.C. Sections 1801, et seq.), RCRA, or any other applicable Environmental Law and in the regulations adopted pursuant thereto.

            "Hazardous Wastes" shall mean all waste materials subject to regulation under CERCLA, RCRA or applicable state law, and any other applicable Federal and state laws now in force or hereafter enacted relating to hazardous waste disposal.

            "Indebtedness" of a Person at a particular date shall mean all obligations of such Person which in accordance with GAAP would be classified upon a balance sheet as liabilities (except capital stock and surplus earned or otherwise) and in any event, without limitation by reason of enumeration, shall include all indebtedness, debt and other similar monetary obligations of such Person whether direct or guaranteed, and all premiums, if any, due at the required prepayment dates of such indebtedness, and all indebtedness secured by a Lien on assets owned by such Person, whether or not such indebtedness actually shall have been created, assumed or incurred by such Person. Any indebtedness of such Person resulting from the acquisition by such Person of any assets subject to any Lien shall be deemed, for the purposes hereof, to be the equivalent of the creation, assumption and incurring of the indebtedness secured thereby, whether or not actually so created, assumed or incurred.

            "Ineligible Security" shall mean any security which may not be underwritten or dealt in by member banks of the Federal Reserve System under
Section 16 of the Banking Act of 1933 (12 U.S.C. Section 24, Seventh), as amended.

            "Intellectual Property" shall mean property constituting under any Applicable Law a patent, patent application, copyright, trademark, service mark, tradename, mask work, trade secret or license or other right to use any Intellectual Property of such Person.

            "Intellectual Property Claim" shall mean the assertion by any Person of a claim (whether asserted in writing, by action, suit or proceeding or otherwise) that a Borrower's ownership, use, marketing, sale or distribution of any Inventory, Equipment, Intellectual Property or other property or asset is violative of any ownership of or right to use any Intellectual Property of such Person.

            "Interest Period" shall mean the period provided for any Eurodollar Rate Loan pursuant to Section 2.2(b).

            "Interest Rate Agreement" shall mean any forward contracts, future contracts, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate change agreement or other similar agreement or arrangement designed to protect Borrowers against fluctuations in interest rates.

            "Inventory" shall mean and include as to each Borrower all of such Borrower's now owned or hereafter acquired goods, merchandise and other personal property, wherever located, to be furnished under any consignment arrangement, contract of service or held for sale or lease, all raw materials, work in process, finished goods and materials and supplies of any kind, nature or description which are or might be used or consumed in such Borrower's business or used in selling or furnishing such goods, merchandise and other personal property, and all documents of title or other documents representing them.

            "Inventory Advance Rate" shall have the meaning set forth in Section 2.1(a)(y)(ii) hereof.

            "Investment Property" shall mean and include as to each Borrower, all of such Borrower's now owned or hereafter acquired securities (whether certificated or uncertificated), securities entitlements, securities accounts, commodities contracts and commodities accounts, but shall in all events exclude any of the foregoing held or acquired in or with respect to any Borrower or any Subsidiary or Affiliate of any Borrower.

            "Issuer" shall mean any Person who issues a Letter of Credit and/or accepts a draft pursuant to the terms hereof.

           "Leasehold Interests" shall mean all of each Borrower's right, title and interest in and to premises where a Borrower is a lessee or tenant under a real property lease, whether now in existence or hereafter created.

           "Letter of Credit Fees" shall have the meaning set forth in Section 3.2.

           "Letters of Credit" shall have the meaning set forth in Section 2.8.

           "License Agreement" shall mean any agreement between any Borrower and a Licensor pursuant to which such Borrower is authorized to use any Intellectual Property in connection with the manufacturing, marketing, sale or other distribution of any Inventory of such Borrower or otherwise in connection with such Borrower's business operations; provided that so-called "shelf licenses" shall not be deemed to be License Agreements for purposes of this Agreement.

           "Licensor" shall mean any Person (other than any licensor under any so-called "shelf licenses") from whom any Borrower obtains the right to use (whether on an exclusive or non-exclusive basis) any Intellectual Property in connection with such Borrower's manufacture, marketing, sale or other distribution of any Inventory or otherwise in connection with such Borrower's business operations.

           "Licensor/Agent Agreement" shall mean an agreement between Agent and a Licensor, in form and content satisfactory to Agent, by which Agent is given the unqualified right, vis-a-vis such Licensor, to enforce Agent's Liens with respect to and to dispose of a Borrower's Inventory with the benefit of any Intellectual Property applicable thereto, irrespective of such Borrower's default under any License Agreement with such Licensor.

           "Lien" shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, security interest, lien (whether statutory or otherwise), Charge, claim or encumbrance, or preference, priority or other security agreement or preferential arrangement held or asserted in respect of any asset of any kind or nature whatsoever including, without limitation, any conditional sale or other title retention agreement, any lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction.

           "Lien Perfection Documents" shall mean all instruments, agreements, filings and recordings necessary or, in Agent's sole determination, desirable to perfect, maintain or continue the perfection of, or achieve or maintain the first priority status of any Lien granted to Agent pursuant to any of the Loan Documents by any Borrower or any Guarantor, subject in each case, to any Permitted Encumbrances, including this Agreement, the Mortgage, the Patent Security Agreement, the Trademark Security Agreement, all UCC-1 financing statements, pledges, assignments, hypothecations, registrations of pledge, control agreements, notifications, bailment agreements, landlord or mortgagee waivers, processor waivers, intercreditor agreements, subordination agreements, chattel mortgage filings or similar instruments, agreements or documents.

           "Lien Waiver Agreement" shall mean an agreement which is executed in favor of Agent by a Person who owns or occupies premises at which any Collateral may be located from time to time and by which such Person shall waive any Lien that such Person may ever have with respect to any of the Collateral and shall authorize Agent from time to time to enter the premises to inspect or remove the Collateral from such premises.

           "Material Adverse Effect" shall mean a material adverse effect on (a) the condition, operations, assets, business or prospects of the applicable Person or Persons (taken as a whole) (b) Borrowers' ability collectively to pay the Obligations in accordance with the terms thereof, (c) the value of the Collateral (taken as a whole), or Agent's Liens on the Collateral or the priority of any such Lien or (d) the practical realization of the benefits (taken as a whole) of Agent's and each Lender's rights and remedies under this Agreement and the Other Documents.

           "Maximum Facility Amount" shall mean $20,000,000.00.

           "Maximum Revolving Advance Amount" shall mean $20,000,000.00.

           "Mortgage" shall mean collectively the mortgages and security documents encumbering the Real Property, in the case of the Real Property located in Orlando, Florida, securing the principal amount of $6,500,000.00, and in the case of the Real Property located in Marquette, Iowa, securing the principal amount of $1,000,000.00 together with all extensions, renewals, amendments, supplements, modifications, substitutions and replacements thereto and thereof.

           "Multiemployer Plan" shall mean a "multiemployer plan" as defined in Sections 3(37) and 4001(a)(3) of ERISA.

           "Net Amount" shall mean, with reference to Eligible Receivables, the face amount of such Eligible Receivables on any date, less any and all returns, rebates, discounts (which may, at Agent's option, be calculated on shortest terms), credits, allowances or Charges (including sales, excise or other taxes) at any time issued, owing, granted, outstanding or payable in connection with, or any interest accrued on the amount of such Eligible Receivables at such date.

           "Obligations" shall mean and include any and all loans, advances, debts, liabilities, obligations, covenants and duties owing by Borrowers to Lender or to any other direct or indirect subsidiary or affiliate of Lender of any kind or nature, present or future (including, without limitation, any interest accruing thereon after maturity, or after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding relating to any Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), whether or not evidenced by any note, guaranty or other instrument, whether arising under any agreement, instrument or document, (including, without limitation, this Agreement and the Other Documents) whether or not for the payment of money, whether arising by reason of an extension of credit, opening of a letter of credit, loan, equipment lease or guarantee, under any interest or currency swap, future, option or other similar agreement, or in any other manner, whether arising out of overdrafts or deposit or other accounts or electronic funds transfers (whether through automated clearing houses or otherwise) or out of the Agent's non-receipt of or inability to collect funds or otherwise not being made whole in connection with depository transfer check or other similar arrangements, whether direct or indirect (including those acquired by assignment or participation), absolute or contingent, joint or several, due or to become due, now existing or hereafter arising, contractual or tortious, liquidated or unliquidated, regardless of how such indebtedness or liabilities arise or by what agreement or instrument they may be evidenced or whether evidenced by any agreement or instrument, including, but not limited to, any and all of any Borrower's Indebtedness and/or liabilities under this Agreement, the Other Documents or under any other agreement between Agent and any Borrower and any amendments, extensions, renewals or increases and all costs and expenses of Agent incurred in the documentation, negotiation, modification, enforcement, collection or otherwise in connection with any of the foregoing, including but not limited to reasonable attorneys' fees and expenses and all obligations of any Borrower to Agent to perform acts or refrain from taking any action.

           "Original Owners" - Intentionally deleted.

           "Other Documents" shall mean the Note, the Mortgage, the Lien Perfection Documents, each Lien Waiver Agreement, the Questionnaire, any Guaranty, any Guarantor Security Agreement and any and all other agreements, instruments and documents, including, without limitation, guaranties, pledges, powers of attorney, consents, interest or currency swap agreements or other similar agreements and all other writings heretofore, now or hereafter executed by any Borrower or any Guarantor or any Subsidiary and/or delivered to Lender in respect of the transactions contemplated by this Agreement.

           "Out-of-Formula Condition" shall have the meaning set forth in
Section 2.1(c) hereof.

           "Out-of-Formula Loans" shall have the meaning set forth in Section 15.2(b).

           "Parent" of any Person shall mean a corporation or other entity owning, directly or indirectly at least 50% of the shares of stock or other ownership interests having ordinary voting power to elect a majority of the directors of the Person, or other Persons performing similar functions for any such Person.

           "Patent Security Agreement" shall mean the Rider to Security Agreement-Patents to be executed by Gencor in favor of Agent on or before the Closing Date and by which Gencor shall collaterally assign and grant a Lien to Agent for its benefit, as security for the Obligations, in all of Gencor's right, title and interest in and to all of its patents.

           "Payment Office" shall mean initially Two Tower Center Boulevard, East Brunswick, New Jersey 08816; thereafter, such other office of Agent, if any, which it may designate by notice to Borrower to be the Payment Office.

           "PBGC" shall mean the Pension Benefit Guaranty Corporation.

           "Permitted Encumbrances" shall mean (a) Liens in favor of Agent for the benefit of Agent; (b) Liens for taxes, assessments or other governmental charges not delinquent or being contested in good faith and by appropriate proceedings and with respect to which proper reserves have been taken by Borrowers; provided, that, the Lien shall have no effect on the priority of the Liens in favor of Agent or the value of the assets in which Agent has such a Lien and a stay of enforcement of any such Lien shall be in effect; (c) Liens disclosed in the financial statements referred to in Section 5.5, the existence of which Agent has consented to in writing; (d) deposits or pledges to secure obligations under worker's compensation, social security or similar laws, or under unemployment insurance; (e) deposits or pledges to secure bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds and other obligations of like nature arising in the ordinary course of any Borrower's business; (f) judgment Liens that have been stayed or bonded and mechanics', workers', materialmen's or other like Liens arising in the ordinary course of any Borrower's business with respect to obligations which are not due or which are being contested in good faith by the applicable Borrower; (g) Liens placed upon fixed assets hereafter acquired to secure a portion of the purchase price thereof, provided that (x) any such lien shall not encumber any other property of the Borrowers and (y) the aggregate amount of Indebtedness secured by such Liens incurred as a result of such purchases during any fiscal year shall not exceed the amount provided for in Section 7.6; and (h) Liens disclosed on Schedule 1.2.

           "Person" shall mean any individual, sole proprietorship, partnership, corporation, business trust, joint stock company, trust, unincorporated organization, association, limited liability company, institution, public benefit corporation, joint venture, entity or government (whether federal, state, county, city, municipal or otherwise, including any instrumentality, division, agency, body or department thereof).

           "Plan" shall mean any employee benefit plan within the meaning of
Section 3(3) of ERISA, maintained for employees of Borrowers or any member of the Controlled Group or any such Plan to which any Borrower or any member of the Controlled Group is required to contribute on behalf of any of its employees.

           "Questionnaire" shall mean the Documentation Information Questionnaire and the responses thereto provided by Borrowers and delivered to Lender.

           "RCRA" shall mean the Resource Conservation and Recovery Act, 42 U.S.C. (S)(S) 6901 et seq., as the same may be amended from time to time.

           "Real Estate Advance Rate" shall have the meaning set forth in
Section 2.1(a)(y)(iii) hereof.

           "Real Property" shall mean all of each Borrower's right, title and interest in and to the owned and leased premises identified on Schedule 4.19 hereto.

           "Receivables" shall mean and include, as to each Borrower, all of such Borrower's accounts, contract rights, instruments (including those evidencing indebtedness owed to Borrowers by their Affiliates), documents, chattel paper (including electronic chattel paper), general intangibles relating to accounts, drafts and acceptances, credit card receivables and all other forms of obligations owing to such Borrower arising out of or in connection with the sale or lease of Inventory or the rendition of services, all supporting obligations, guarantees and other security therefor, whether secured or unsecured, now existing or hereafter created, and whether or not specifically sold or assigned to Agent hereunder.

           "Receivables Advance Rate" shall have the meaning set forth in
Section 2.1(a)(y)(i) hereof.

           "Release" shall have the meaning set forth in Section 5.7(c)(i) hereof.

           "Reportable Event" shall mean a reportable event described in Section 4043(b) of ERISA or the regulations promulgated thereunder.

           "Reserve Percentage" shall mean the maximum effective percentage in effect on any day as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including, without limitation, supplemental, marginal and emergency reserve requirements) with respect to eurocurrency funding.

           "Revolving Advances" shall mean Advances made other than Letters of Credit.

           "Revolving Credit Note" and "Note" shall mean the promissory note referred to in Section 2.1(a) hereof.

           "Revolving Interest Rate" shall mean an interest rate per annum equal to (a) the sum of the Alternate Base Rate plus the Applicable Base Rate Margin (as set forth below) with respect to Domestic Rate Loans and (b) the sum of the Eurodollar Rate plus the Applicable Eurodollar Rate Margin (as set forth below) with respect to Eurodollar Rate Loans. The Applicable Base Rate Margin and the Applicable Eurodollar Rate Margin are collectively referred to as the "Applicable Margin". The Applicable Margin will be determined based upon the Fixed Charge Coverage Ratio generated by the Borrowers during each of their fiscal years. The first Fixed Charge Coverage Ratio test will be calculated based upon the Borrowers' upcoming audited year-end financial statements for the year ending September 30, 2003 and quarterly thereafter based on a four-quarter rolling period.

   -----------------------------------------------------------------------------
            Fixed Charge              Applicable Base      Applicable Eurodollar
           Coverage Ratio               Rate Margin             Rate Margin
   -----------------------------------------------------------------------------
           Less than 1.5x                   .00%                   2.75%
   -----------------------------------------------------------------------------
    1.5x or greater but less than           .00%                   2.50%
                2.0x
   -----------------------------------------------------------------------------
           2.0x or greater                 -.25%                   2.25%
   -----------------------------------------------------------------------------

The Applicable Margin for the period immediately following the Closing Date through and until the financial statements for year end September 30, 2003 are delivered to and reviewed by the Lender is highlighted above. Adjustments, if any, in the Applicable Margin, shall be made by the Agent on the first Business Day of the first month following each fiscal quarter end of the Borrowers. In the event Borrowers fail to timely deliver financial statements and certificates within the time periods set forth in this Agreement to allow for the Fixed Charges Coverage Ratio to be timely calculated, the Applicable Margin shall be the highest Applicable Margin set forth above until the delivery of such financial statements and certificates.

           "Section 20 Subsidiary" shall mean the Subsidiary of the bank holding company controlling PNC, which Subsidiary has been granted authority by the Federal Reserve Board to underwrite and deal in certain Ineligible Securities.

           "Senior Debt Payments" shall mean and include all cash actually expended by Borrowers to make (a) interest payments on any Advances hereunder, plus (b) payments for all fees, commissions and charges set forth herein with respect to any Advances, plus (c) payments with respect to any other Indebtedness for borrowed money.

           "Settlement Date" shall mean the Closing Date and thereafter Wednesday or Thursday of each week or more frequently if Agent deems appropriate unless such day is not a Business Day in which case it shall be the next succeeding Business Day.

           "Solvent" shall mean, with respect to any Person, such Person (i) owns Property whose fair saleable value is greater than the amount required to pay all of such Person's Indebtedness (including contingent

Indebtedness), (ii) is able to pay all of its Indebtedness as such Indebtedness matures, (iii) has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage, and (iv) is not "insolvent" within the meaning of Section 101 (32) of the Bankruptcy Code.

           "Subsidiary" shall mean a corporation or other entity of whose shares of stock or other ownership interests having ordinary voting power (other than stock or other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the directors of such corporation, or other Persons performing similar functions for such entity, are owned, directly or indirectly, by such Person.

           "Term" shall have the meaning set forth in Section 13.1 hereof.

           "Termination Event" shall mean (i) a Reportable Event with respect to any Plan or Multiemployer Plan; (ii) the withdrawal of any Borrower or any member of the Controlled Group from a Plan or Multiemployer Plan during a plan year in which such entity was a "substantial employer" as defined in Section 4001(a)(2) of ERISA; (iii) the providing of notice of intent to terminate a Plan in a distress termination described in Section 4041(c) of ERISA; (iv) the institution by the PBGC of proceedings to terminate a Plan or Multiemployer Plan; (v) any event or condition (a) which might constitute grounds under
Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan or Multiemployer Plan, or (b) that may result in termination of a Multiemployer Plan pursuant to Section 4041A of ERISA; or (vi) the partial or complete withdrawal within the meaning of Sections 4203 and 4205 of ERISA, of any Borrower or any member of the Controlled Group from a Multiemployer Plan.

           "Toxic Substance" shall mean and include any material present on the Real Property or the Leasehold Interests which has been shown to have significant adverse effect on human health or which is subject to regulation under the Toxic Substances Control Act (TSCA), 15 U.S.C. (S)(S) 2601 et seq., applicable state law, or any other applicable Federal or state laws now in force or hereafter enacted relating to toxic substances. "Toxic Substance" includes but is not limited to asbestos, polychlorinated biphenyls (PCBs) and lead-based paints.

           "Trademark Security Agreement" shall mean collectively the Rider to Security Agreement-Trademarks to be executed by Gencor together with the Rider to Security Agreement-Trademarks to be executed by General Combustion, each in favor of Agent on or before the Closing Date and by which Gencor and General Combustion shall collaterally assign and grant a Lien to Agent for its benefit, as security for the Obligations, in all of Gencor's and General Combustion's right, title and interest in and to all of their trademarks.

           "Transferee" shall have the meaning set forth in Section 15.3(b) hereof.

           "Undrawn Availability" at a particular date shall mean an amount equal to (a) the lesser of (i) the Formula Amount or (ii) the Maximum Revolving Advance Amount, minus (b) the sum of (i) the outstanding amount of Advances, plus (ii) all amounts due and owing to Borrowers' trade creditors which are outstanding for sixty (60) days or more, plus (iii) fees and expenses for which Borrowers are liable but which have not been paid or charged to Borrowers' Account.

           "Unfunded Capital Expenditures" shall mean, for any period, the Capital Expenditures of a Person not financed by a means other than an Advance hereunder.

           "Week" shall mean the time period commencing with the opening of business on a Wednesday and ending on the end of business the following Tuesday.

     1.3. Uniform Commercial Code Terms. All terms used herein and defined in the Uniform Commercial Code as adopted in the State of Florida from time to time shall have the meaning given therein unless otherwise defined herein. To the extent the definition of any category or type of collateral is expanded by any amendment, modification or revision to the Uniform Commercial Code, such expanded definition will apply automatically as of the date of such amendment, modification or revision.

     1.4. Certain Matters of Construction. The terms "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision. Any pronoun used shall be deemed to cover all genders. Wherever appropriate in the context, terms used herein in the singular also include the plural and vice versa. All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations. Unless otherwise provided, all references to any instruments or agreements to which Agent is a party, including, without limitation, references to any of the Other Documents, shall include any and all modifications or amendments thereto and any and all extensions or renewals thereof.

II.  ADVANCES, PAYMENTS.

     2.1.  (a)   Revolving Advances. Subject to the terms and conditions set forth in this Agreement including, without limitation, Section 2.1(b), Lender, will make Revolving Advances to Borrowers in aggregate amounts outstanding at any time equal to the lesser of (x) the Maximum Revolving Advance Amount less the aggregate amount of outstanding Letters of Credit, or (y) an amount equal to the sum of:

                       (i)   up to 85% subject to the provisions of Section 2.1
                 (b) hereof of the Net Amount of Eligible Receivables ("Receivables Advance Rate"), plus

                       (ii) up to the sum of (A) 40% subject to the provisions of Section 2.1(b) hereof of the value of Eligible Inventory in connection with raw materials Inventory and (B) 41% subject to the provisions of Section 2.1(b) hereof of the value of Eligible Inventory in connection with finished goods Inventory (collectively "Inventory Advance Rate"), plus

                       (iii) up to the lesser of (A) 70% subject to the
                 provisions of Section 2.1(b) hereof of the market value of the Eligible Real Property provided that the maximum real estate advance rate against Eligible Real Property shall decline by $89,286.00 per month (the "Real Estate Advance Rate", the Real Estate Advance Rate, the Receivables Advance Rate and the Inventory Advance Rate shall be referred to collectively as the "Advance Rates"), or (B) $7,500,000.00 in the aggregate at any one time, minus

                       (iv) the aggregate amount of outstanding Letters of Credit, minus

                       (v) such reserves as Agent in its reasonable credit judgment exercised in good faith, may from time to time establish with substantially contemporaneous notice to Borrowers, against the gross amount of Eligible Receivables to reflect risks or contingencies which may affect such items.

     The amount derived from the sum of (x) Sections 2.1(a)(y)(i), (ii) and
(iii) minus (y) Section 2.1 (a)(y)(iv) and (v) at any time and from time to time shall be referred to as the "Formula Amount". The Revolving Advances shall be evidenced by one or more secured promissory notes (collectively, the "Revolving Credit Note" or the "Note") substantially in the form attached hereto as Exhibit 2.1(a).

           (b) Discretionary Rights. Upon five (5) days prior written notice from the Agent to the Borrowing Agent, the Advance Rates may be increased or decreased by Agent at any time and from time to time in the exercise of its reasonable credit judgment exercised in good faith based on risks or contingencies which may affect the Advance Rates. Each Borrower consents to any such increases or decreases and acknowledges that decreasing the Advance Rates or increasing the reserves may limit or restrict Advances requested by Borrowing Agent.

           (c) Out-of-Formula Loans. If the unpaid balance of Revolving Advances outstanding at any time should exceed the Formula Amount at such time (an "Out-of-Formula Condition"), such Revolving Advances shall nevertheless constitute Obligations that are secured by the Collateral and entitled to all of the benefits of the Loan Documents. If Agent is willing in its sole and absolute discretion to make Out-of-Formula Loans, such Out-of-Formula Loans (that is, the amounts in excess of the Formula Amount) shall be payable on demand and shall bear interest at the Default Rate; provided that, if Lender does make Out-of-Formula Loans, Agent shall not be deemed thereby to have changed the limits of Section 2.1(a) or to be obligated to honor requests for Revolving Advances when an Out-of-Formula Condition exists or would result therefrom.

     2.2.  Procedure for Revolving Advances Borrowing.

           (a) Borrowing Agent on behalf of Borrowers may notify Agent prior to 11:00 a.m. on a Business Day of Borrower's request to incur, on that day, a Revolving Advance hereunder. Should any amount required to be paid as interest hereunder, or as fees or other charges under this Agreement or any other agreement with Agent, or with respect to any other Obligation, become due, same shall be deemed a request for a Revolving Advance as of the date such payment is due, in the amount required to pay in full such interest, fee, charge or Obligation under this Agreement or any other agreement with Agent, and such request shall be irrevocable.

           (b) Notwithstanding the provisions of subsection (a) above, in the event Borrowers desire to obtain a Eurodollar Rate Loan, Borrowing Agent shall give Agent at least three (3) Business Days' prior written notice, specifying
(i) the date of the proposed borrowing (which shall be a Business Day), (ii) the type of borrowing and the amount on the date of such Advance to be borrowed, which amount shall be in a minimum amount of $500,000.00 and in integral multiples of $100,000.00 thereafter, and (iii) the duration of the first Interest Period therefor. Interest Periods for Eurodollar Rate Loans shall be for one, two or three months; provided, if an Interest Period would end on a day that is not a Business Day, it shall end on the next succeeding Business Day unless such day falls in the next succeeding calendar month in which case the Interest Period shall end on the next preceding Business Day. No Eurodollar Rate Loan shall be made available to Borrowers during the continuance of a Default or an Event of Default.

           (c) Each Interest Period of a Eurodollar Rate Loan shall commence on the date such Eurodollar Rate Loan is made and shall end on such date as Borrowing Agent may elect as set forth in subsection (b)(iii) above provided that the exact length of each Interest Period shall be determined in accordance with the practice of the interbank market for offshore Dollar deposits and no Interest Period shall end after the last day of the Term.

     Borrowing Agent shall elect the initial Interest Period applicable to a Eurodollar Rate Loan by its notice of borrowing given to Agent pursuant to
Section 2.2(b) or by its notice of conversion given to Agent pursuant to Section 2.2(d), as the case may be. Borrowing Agent shall elect the duration of each succeeding Interest Period by giving irrevocable written notice to Agent of such duration not less than three (3) Business Days prior to the last day of the then current Interest Period applicable to such Eurodollar Rate Loan. If Agent does not receive timely notice of the Interest Period elected by Borrowing Agent, Borrowers shall be deemed to have elected to convert to a Domestic Rate Loan subject to Section 2.2(d) hereinbelow.

           (d) Provided that no Event of Default shall have occurred and be continuing, Borrowers may, on the last Business Day of the then current Interest Period applicable to any outstanding Eurodollar Rate Loan, or on any Business Day with respect to Domestic Rate Loans, convert any such loan into a loan of another type in the same aggregate principal amount provided that any conversion of a Eurodollar Rate Loan shall be made only on the last Business Day of the then current Interest Period applicable to such Eurodollar Rate Loan. If Borrowers desire to convert a loan, Borrowing Agent shall give Agent not less than three (3) Business Days' prior written notice to convert from a Domestic Rate Loan to a Eurodollar Rate Loan or one (1) Business Day's prior written notice to convert from a Eurodollar Rate Loan to a Domestic Rate Loan, specifying the date of such conversion, the loans to be converted and if the conversion is from a Domestic Rate Loan to any other type of loan, the duration of the first Interest Period therefor. After giving effect to each such conversion, there shall not be outstanding more than five (5) Eurodollar Rate Loans, in the aggregate.

           (e) At its option and upon three (3) Business Days' prior written notice, Borrowers may prepay the Eurodollar Rate Loans in whole at any time or in part from time to time with accrued interest on the principal being prepaid to the date of such repayment. Borrowing Agent shall specify the date of prepayment of Advances which are Eurodollar Rate Loans and the amount of such prepayment. In the event that any prepayment of a Eurodollar Rate Loan is required or permitted on a date other than the last Business Day of the then current Interest Period with respect thereto, Borrowers shall jointly and severally indemnify Agent therefor in accordance with Section 2.2(f) hereof.

           (f) Each Borrower shall indemnify Agent and hold Agent harmless from and against any and all actual losses or expenses that Agent and Lenders may sustain or incur as a consequence of any prepayment, conversion of or any default by Borrowers in the payment of the principal of or interest on any Eurodollar Rate Loan or failure by Borrowers to complete a borrowing of, a prepayment of or conversion of or to a Eurodollar Rate Loan after notice thereof has been given, including, but not limited to, any interest payable by Agent to lenders of funds obtained by it in order to make or maintain its Eurodollar Rate Loans hereunder. A certificate as to any additional amounts payable pursuant to the foregoing sentence submitted by Agent to Borrowing Agent shall be conclusive absent manifest error.

           (g) Notwithstanding any other provision hereof, if any applicable law, treaty, regulation or directive, or any change therein or in the interpretation or application thereof, shall make it unlawful for Lender (for purposes of this subsection (g), the term "Lender" shall include Lender and the office or branch where Lender or any corporation or bank controlling such Lender makes or maintains any Eurodollar Rate Loans) to make or maintain its Eurodollar Rate Loans, the obligation of Lender to make Eurodollar Rate Loans hereunder shall forthwith be cancelled and Borrowers shall, if any affected Eurodollar Rate Loans are then outstanding, promptly upon request from Agent, either pay all such affected Eurodollar Rate Loans or convert such affected Eurodollar Rate Loans into loans of another type. If any such payment or conversion of any Eurodollar Rate Loan is made on a day that is not the last day of the Interest Period applicable to such Eurodollar Rate Loan, Borrowers shall pay Agent, upon Agent's request, such amount or amounts as may be necessary to compensate Lender for any loss or expense sustained or incurred by Lender in respect of such Eurodollar Rate Loan as a result of such payment or conversion, including (but not limited to) any interest or other amounts payable by Lender to lenders of funds obtained by Lender in order to make or maintain such Eurodollar Rate Loan. A certificate as to any additional amounts payable pursuant to the foregoing sentence submitted by Lender to Borrowing Agent shall be conclusive absent manifest error.

     2.3. Disbursement of Advance Proceeds. All Advances shall be disbursed from whichever office or other place Agent may designate from time to time and, together with any and all other Obligations of Borrowers to Agent, shall be charged to Borrowers' Account on Agent's books. During the Term, Borrowers may use the Revolving Advances by borrowing, prepaying and reborrowing, all in accordance with the terms and conditions hereof. The proceeds of each Revolving Advance requested by Borrowers or deemed to have been requested by Borrowers under Section 2.2(a) hereof shall, with respect to requested Revolving Advances to the extent Lenders make such Revolving Advances, be made available to Borrowers on the day so requested by way of credit to Borrowing Agent's operating account at PNC, or such other bank as Borrowing Agent may designate following notification to Agent, in immediately available federal funds or other immediately available funds or, with respect to Revolving Advances deemed to have been requested by any Borrower, be disbursed to Agent to be applied to the outstanding Obligations giving rise to such deemed request.

     2.4. Maximum Advances. The aggregate balance of Revolving Advances outstanding at any time shall not exceed the lesser of (a) the Maximum Revolving Advance Amount or (b) the Formula Amount.

     2.5   Repayment of Advances.

           (a) All Advances and other Obligations shall be due and payable in full on the last day of the Term subject to earlier prepayment as herein provided.

           (b) Each Borrower recognizes that the amounts evidenced by checks, notes, drafts or any other items of payment relating to and/or proceeds of Collateral may not be collectible by Agent on the date received. In consideration of Agent's agreement to conditionally credit Borrower's Account as of the Business Day on which Agent receives those items of payment, Borrower agrees that, in computing the charges under this Agreement, all items of payment shall be deemed applied by Agent on account of the Obligations one (1) Business Day after (i) the Business Day Agent receives such payments via wire transfer or electronic depository check or (ii) in the case of payments received by Agent in any other form, the Business Day such payment constitutes good funds in Agent's account. Agent is not, however, required to credit Borrowers' Account for the amount of any item of payment which is unsatisfactory to Agent and Agent may charge Borrowers'Account for the amount of any item of payment which is returned to Agent unpaid.

           (c) All payments of principal, interest and other amounts payable hereunder, or under any of the Other Documents shall be made to Agent at the Payment Office not later than 1:00 P.M. (New York time) on the due date therefor in lawful money of the United States of America in federal funds or other funds immediately available to Agent. Agent shall have the right to effectuate payment on any and all Obligations due and owing hereunder by charging Borrowers' Account or by making Advances as provided in Section 2.2 hereof.

           (d) Borrowers shall pay principal, interest, and all other amounts payable hereunder, or under any related agreement, without any deduction whatsoever, including, but not limited to, any deduction for any setoff or counterclaim.

     2.6. Repayment of Excess Advances. The aggregate balance of Advances outstanding at any time in excess of the maximum amount of Advances permitted hereunder shall be immediately due and payable on demand, at the Payment Office, whether or not a Default or Event of Default has occurred.

     2.7. Statement of Account. Agent shall maintain, in accordance with its customary procedures, a loan account ("Borrowers' Account") in the name of Borrowers in which shall be recorded the date and amount of each Advance made by Agent and the date and amount of each payment in respect thereof; provided, however, the failure by Agent to record the date and amount of any Advance shall not adversely affect Agent. Each month, Agent shall send to Borrowing Agent a statement showing the accounting for the Advances made, payments made or credited in respect thereof, and other transactions between Agent and Borrowers, during such month. The monthly statements shall be deemed correct and binding upon Borrowers in the absence of manifest error and shall constitute an account stated between Lenders and Borrowers unless Agent receives a written statement of Borrowers' specific exceptions thereto within thirty (30) days after such statement is received by Borrowing Agent. The records of Agent with respect to the loan account shall be conclusive evidence absent manifest error of the amounts of Advances and other charges thereto and of payments applicable thereto.

     2.8. Letters of Credit. Subject to the terms and conditions hereof, Agent shall (a) issue or cause the issuance of Letters of Credit ("Letters of Credit") on behalf of any Borrower; provided, however, that Agent will not be required to issue or cause to be issued any Letters of Credit to the extent that the face amount of such Letters of Credit would then cause the sum of (i) the outstanding Revolving Advances plus (ii) outstanding Letters of Credit to exceed the lesser of (x) the Maximum Revolving Advance Amount or (y) the Formula Amount. The maximum amount of outstanding Letters of Credit shall not exceed $2,000,000.00 in the aggregate at any time. All disbursements or payments related to Letters of Credit shall be deemed to be Domestic Rate Loans consisting of Revolving Advances and shall bear interest at the applicable Revolving Interest Rate for Domestic Rate Loans; Letters of Credit that have not been drawn upon shall not bear interest.

     2.9.  Issuance of Letters of Credit.

           (a) Borrowing Agent, on behalf of Borrowers, may request Agent to issue or cause the issuance of a Letter of Credit by delivering to Agent at the Payment Office, Agent's form of Letter of Credit Application (the "Letter of Credit Application") completed to the satisfaction of Agent; and, such other certificates, documents and other papers and information as Agent may reasonably request. Borrowing Agent, on behalf of Borrowers, also has the right to give instructions and make agreements with respect to any application, any applicable letter of credit and security agreement, any applicable letter of credit reimbursement agreement and/or any other applicable agreement, any letter of credit and the disposition of documents, disposition of any unutilized funds, and to agree with Agent upon any amendment, extension or renewal of any Letter of Credit.

           (b) Each Letter of Credit shall, among other things, (i) provide for the payment of sight drafts or acceptances of usance drafts when presented for honor thereunder in accordance with the terms thereof and when accompanied by the documents described therein and (ii) have an expiry date not later than one (1) year after such Letter of Credit's date of issuance and in no event later than the last day of the Term. Each Letter of Credit shall be subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, and any amendments or revision thereof adhered to by the Issuer and, to the extent not inconsistent therewith, the laws of the State of Florida.

     2.10. Requirements For Issuance of Letters of Credit.

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           (a)   In connection with the issuance of any Letter of Credit,
Borrowers shall indemnify, save and hold Agent and each Issuer harmless from any loss, cost, expense or liability, including, without limitation, payments made by Lender or any Issuer and expenses and reasonable attorneys' fees incurred by Agent or Issuer arising out of, or in connection with, any Letter of Credit to be issued or created for any Borrower. Borrowers shall be bound by Agent's or any Issuer's regulations and good faith interpretations of any Letter of Credit issued or created for Borrowers' Account, although this interpretation may be different from its own; and, neither Agent, nor any Issuer nor any of their correspondents shall be liable for any error, negligence, or mistakes, whether of omission or commission, in following Borrowing Agent's or any Borrower's instructions or those contained in any Letter of Credit or of any modifications, amendments or supplements thereto or in issuing or paying any Letter of Credit, except for Agent's, any Issuer's or such correspondents' gross negligence or willful misconduct.

           (b) Borrowing Agent shall authorize and direct any Issuer to name the applicable Borrower as the "Applicant" or "Account Party" of each Letter of Credit. If Agent is not the Issuer of any Letter of Credit, Borrowing Agent shall authorize and direct the Issuer to deliver to Agent all instruments, documents, and other writings and property received by the Issuer pursuant to the Letter of Credit and to accept and rely upon Agent's instructions and agreements with respect to all matters arising in connection with the Letter of Credit, the application therefor or any acceptance therefor.

           (c) In connection with all Letters of Credit issued or caused to be issued by Agent under this Agreement, effective upon the occurrence and during the continuation of an Event of Default, each Borrower hereby appoints Agent, or its designee, as its attorney, with full power and authority (i) to sign and/or endorse such Borrower's name upon any warehouse or other receipts, letter of credit applications and acceptances; (ii) to sign such Borrower's name on bills of lading; (iii) to clear Inventory through the United States of America Customs Department ("Customs") in the name of such Borrower or Agent or Agent's designee, and to sign and deliver to Customs officials powers of attorney in the name of such Borrower for such purpose; and (iv) to complete in such Borrower's name or Agent's, or in the name of Agent's designee, any order, sale or transaction, obtain the necessary documents in connection therewith, and collect the proceeds thereof. Neither Agent nor its attorneys will be liable for any acts or omissions nor for any error of judgment or mistakes of fact or law, except for Agent's or its attorney's gross negligence or willful misconduct. Subject to the condition set forth in the first sentence of this subsection (c), this power, being coupled with an interest, is irrevocable as long as any Letters of Credit remain outstanding.

     2.11. Additional Payments. Any sums expended by Agent due to Borrower's failure to perform or comply with its obligations under this Agreement or any Other Document including, without limitation, Borrower's obligations under Sections 4.2, 4.4, 4.12, 4.13, 4.14 and 6.1 hereof, may be charged to Borrower's Account as a Revolving Advance and added to the Obligations.

     2.12. Manner of Borrowing and Payment.

           (a) Each borrowing of Revolving Advances shall be advanced according to the applicable Commitment Percentages of Lenders.

           (b) Each payment (including each prepayment) by Borrowers on account of the principal of and interest on the Revolving Advances, shall be applied to the Revolving Advances. Except as expressly provided herein, all payments (including prepayments) to be made by Borrowers on account of principal, interest and fees shall be made without set off or counterclaim and shall be made to Agent to the Payment Office, in each case on or prior to 1:00 P.M., New York time, in Dollars and in immediately available funds.

     2.13. Mandatory Prepayments. Subject to Section 4.3 hereof, when any Borrower sells or otherwise disposes of any Collateral other than Inventory in the ordinary course of business, Borrowers shall repay the Advances in an amount equal to the net proceeds of such sale (i.e., gross proceeds less the reasonable costs of such sales or other dispositions), such repayments to be made promptly but in no event more than one (1) Business Day following receipt of such net proceeds, and until the date of payment, such proceeds shall be held in trust for Agent. The foregoing shall not be deemed to be implied consent to any such sale otherwise prohibited by the terms and

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

conditions hereof. Such repayments shall be applied to the Advances in such order as Agent may determine, subject to Borrower's ability to reborrow Revolving Advances in accordance with the terms hereof.

         2.14. Use of Proceeds. Borrowers shall apply the proceeds of Advances to (i) repay existing indebtedness owed to Credit Lyonnais and Bank of America,
(ii) pay fees and expenses relating to this transaction, (iii) to provide for their working capital needs, and (iv) finance Gencor's repurchase of its common stock, provided that in connection with Advances effectuated to finance this repurchase ("Repurchase Advances") Borrowing Agent shall designate in writing that the purpose of such Advance is to finance Gencor's repurchase of its common stock or a portion thereof, provided that the aggregate amount of the Repurchase Advances shall not exceed the total sum of $10,000,000.00, provided further that each Repurchase Advance shall be subject to there being an Undrawn Availability of $2,500,000.00 after giving effect to the Repurchase Advance.

         2.15. INTENTIONALLY DELETED.

III.     INTEREST AND FEES.

         3.1. Interest. Interest on Advances shall be payable in arrears on the first day of each month with respect to Domestic Rate Loans and, with respect to Eurodollar Rate Loans, at the end of each Interest Period or, for Eurodollar Rate Loans with an Interest Period in excess of three months, at the earlier of
(a) each three months on the anniversary date of the commencement of such Eurodollar Rate Loan or (b) the end of the Interest Period. Interest charges shall be computed on the actual principal amount of Advances outstanding during the month at a rate per annum equal to with respect to Revolving Advances, the applicable Revolving Interest Rate (the "Contract Rate"). Whenever, subsequent to the date of this Agreement, the Alternate Base Rate is increased or decreased, the applicable Contract Rate for Domestic Rate Loans shall be similarly changed without notice or demand of any kind by an amount equal to the amount of such change in the Alternate Base Rate during the time such change or changes remain in effect. The Eurodollar Rate shall be adjusted with respect to Eurodollar Rate Loans without notice or demand of any kind on the effective date of any change in the Reserve Percentage as of such effective date. Upon and after the occurrence of an Event of Default, and during the continuation thereof, (i) the Obligations other than Eurodollar Rate Loans shall bear interest at the applicable Contract Rate for Domestic Rate Loans plus 2% per annum and (ii) Eurodollar Rate Loans shall bear interest at the applicable Contract Rate for Eurodollar Rate Loans plus 2% per annum (as applicable, the "Default Rate").

         3.2.  Letter of Credit Fees.

               (a) Borrowers shall pay (x) to Agent fees for each Letter of Credit for the period from and excluding the date of issuance of same to and including the date of expiration or termination, equal to the average daily face amount of each outstanding Letter of Credit multiplied by two and one-half percent (2.50%) per annum, such fees to be calculated on the basis of a 360-day year for the actual number of days elapsed and to be payable monthly in arrears on the first day of each month and on the last day of the Term and (y) to the Issuer, any and all fees and expenses as agreed upon by the Issuer and the Borrowing Agent in connection with any Letter of Credit, including, without limitation, in connection with the opening, amendment or renewal of any such Letter of Credit and any acceptances created thereunder and shall reimburse Agent for any and all fees and expenses, if any, paid by Agent to the Issuer (all of the foregoing fees, the "Letter of Credit and Acceptance Fees"). All such charges shall be deemed earned in full on the date when the same are due and payable hereunder and shall not be subject to rebate or proration upon the termination of this Agreement for any reason. Any such charge in effect at the time of a particular transaction shall be the charge for that transaction, notwithstanding any subsequent change in the Issuer's prevailing charges for that type of transaction. All Letter of Credit Fees and Acceptance Fees payable hereunder shall be deemed earned in full on the date when the same are due and payable hereunder and shall not be subject to rebate or proration upon the termination of this Agreement for any reason.

               Upon notice of termination of the Term, prior to the last day of the Term, Borrowers will cause cash to be deposited and maintained in an account with Agent, as cash collateral, in an amount equal to one hundred and five percent (105%) of the outstanding Letters of Credit, and each Borrower hereby irrevocably authorizes Agent, in its discretion, on such

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

Borrower's behalf and in such Borrower's name, to open such an account and to make and maintain deposits therein, or in an account opened by such Borrower, in the amounts required to be made by such Borrower, out of the proceeds of Receivables or other Collateral or out of any other funds of such Borrower coming into Lender's possession at any time. Agent will invest such cash collateral (less applicable reserves) in such short-term money-market items as to which Agent and such Borrower mutually agree and the net return on such investments shall be credited to such account and constitute additional cash collateral. No Borrower may withdraw amounts credited to any such account except upon payment and performance in full of all Obligations and termination of this Agreement.

         3.3. (a) Closing Fee. Upon the execution of this Agreement, Borrowers shall pay to Agent a closing fee of $100,000.00, less that portion of the commitment fee of $50,000.00 and that portion of the deposit fee in the sum of $30,000.00 heretofore paid by Borrowers to Agent remaining after application of such fees to out of pocket expenses.

               (b) Facility Fee. If, for any calendar month during the Term, the average daily unpaid balance of the Revolving Advances for each day of such calendar month does not equal the Maximum Revolving Advance Amount, then Borrowers shall pay to Agent a fee at a rate equal to .250% per annum on the amount by which the Maximum Revolving Advance Amount exceeds such average daily unpaid balance. Such fee shall be payable to Agent in arrears on the first day of each calendar quarter with respect to the previous calendar quarter.

         3.4. (a) Collateral Evaluation Fee. Borrowers shall pay Agent a collateral evaluation fee equal to $1,000.00 per month commencing on the first day of the month following the Closing Date and on the first day of each month thereafter during the Term. The collateral evaluation fee shall be deemed earned in full on the date when same is due and payable hereunder and shall not be subject to rebate or proration upon termination of this Agreement for any reason.

               (b) Collateral Monitoring Fee. Borrowers shall pay to Agent on the first day of each month following any month in which Agent performs any collateral monitoring - namely any field examination, collateral analysis or other business analysis, the need for which is to be determined by Agent and which monitoring is undertaken by Agent or for Agent's benefit - a collateral monitoring fee in an amount equal to $750.00 per day for each person employed to perform such monitoring, plus all costs and disbursements incurred by Agent in the performance of such examination or analysis, limited so long as there is no Event of Default to $20,000.00 per annum, plus all costs and disbursements incurred by Agent in the performance of such examination or analysis.

         3.5. Computation of Interest and Fees. Interest and fees hereunder shall be computed on the basis of a year of 360 days for the actual number of days elapsed. If any payment to be made hereunder becomes due and payable on a day other than a Business Day, the due date thereof shall be extended to the next succeeding Business Day and interest thereon shall be payable at the applicable Contract Rate during such extension.

         3.6. Maximum Charges. In no event whatsoever shall interest and other charges charged hereunder exceed the highest rate permissible under law. In the event interest and other charges as computed hereunder would otherwise exceed the highest rate permitted under law, such excess amount shall be first applied to any unpaid principal balance owed by Borrowers, and if the then remaining excess amount is greater than the previously unpaid principal balance, Lenders shall promptly refund such excess amount to Borrowers and the provisions hereof shall be deemed amended to provide for such permissible rate.

         3.7. Increased Costs. In the event that any applicable law, treaty or governmental regulation, or any change therein or in the interpretation or application thereof, or compliance by any Lender (for purposes of this Section 3.7, the term "Lender" shall include Agent and any corporation or bank controlling Agent) and the office or branch where Agent or any Lender (as so defined) makes or maintains any Eurodollar Rate Loans with any request or directive (whether or not having the force of law) from any central bank or other financial, monetary or other authority, shall:

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

               (a) subject Agent or any Lender to any tax of any kind whatsoever with respect to this Agreement or any Other Document or change the basis of taxation of payments to Agent or any Lender of principal, fees, interest or any other amount payable hereunder or under any Other Documents (except for changes in the rate of tax on the overall net income of Agent or any Lender by the jurisdiction in which it maintains its principal office);

               (b) impose, modify or hold applicable any reserve, special deposit, assessment or similar requirement against assets held by, or deposits in or for the account of, advances or loans by, or other credit extended by, any office of Agent or any Lender, including (without limitation) pursuant to Regulation D of the Board of Governors of the Federal Reserve System; or

               (c) impose on Agent or any Lender or the London interbank Eurodollar market any other condition with respect to this Agreement or any Other Document;

and the result of any of the foregoing is to increase the cost to Agent or any Lender of making, renewing or maintaining its Advances hereunder by an amount that Agent or such Lender deems to be material or to reduce the amount of any payment (whether of principal, interest or otherwise) in respect of any of the Advances by an amount that Agent or such Lender deems to be material, then, in any case Borrowers shall promptly pay Agent or such Lender, upon its demand, such additional amount as will compensate Agent or such Lender for such additional cost or such reduction, as the case may be, provided that the foregoing shall not apply to increased costs which are reflected in the Eurodollar Rate, as the case may be. Agent or such Lender shall certify the amount of such additional cost or reduced amount to Borrowers, and such certification shall be conclusive absent manifest error.

         3.8. Basis For Determining Interest Rate Inadequate or Unfair. In the event that Agent shall have determined that:

               (a) reasonable means do not exist for ascertaining the Eurodollar Rate applicable pursuant to Section 2.2 hereof for any Interest Period; or

               (b) Dollar deposits in the relevant amount and for the relevant maturity are not available in the London interbank Eurodollar market, with respect to an outstanding Eurodollar Rate Loan, a proposed Eurodollar Rate Loan, or a proposed conversion of a Domestic Rate Loan into a Eurodollar Rate Loan, then Agent shall give Borrowing Agent prompt written, telephonic or telegraphic notice of such determination. If such notice is given, (i) any such requested Eurodollar Rate Loan shall be made as a Domestic Rate Loan, unless Borrowing Agent shall notify Agent no later than 10:00 a.m. (New York City time) two (2) Business Days prior to the date of such proposed borrowing, that its request for such borrowing shall be cancelled or made as an unaffected type of Eurodollar Rate Loan, (ii) any Domestic Rate Loan or Eurodollar Rate Loan which was to have been converted to an affected type of Eurodollar Rate Loan shall be continued as or converted into a Domestic Rate Loan, or, if Borrowing Agent shall notify Agent, no later than 10:00 a.m. (New York City time) two (2) Business Days prior to the proposed conversion, shall be maintained as an unaffected type of Eurodollar Rate Loan, and (iii) any outstanding affected Eurodollar Rate Loans shall be converted into a Domestic Rate Loan, or, if Borrowing Agent shall notify Agent, no later than 10:00 a.m. (New York City time) two (2) Business Days prior to the last Business Day of the then current Interest Period applicable to such affected Eurodollar Rate Loan, shall be converted into an unaffected type of Eurodollar Rate Loan, on the last Business Day of the then current Interest Period for such affected Eurodollar Rate Loans. Until such notice has been withdrawn, Lender shall have no obligation to make an affected type of Eurodollar Rate Loan or maintain outstanding affected Eurodollar Rate Loans and no Borrower shall have the right to convert a Domestic Rate Loan or an unaffected type of Eurodollar Rate Loan into an affected type of Eurodollar Rate Loan.

         3.9.  Capital Adequacy.

               (a) In the event that Agent shall have determined that any applicable law, rule, regulation or guideline regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Agent or any Lender (for purposes of Section 3.9, Section 3.10 and Section 3.11, the term "Lender" shall include Agent and any corporation or bank controlling Agent) and the office or branch

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

where Agent or any Lender (as so defined) makes or maintains any Eurodollar Rate Loans with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on Agent or any Lender's capital as a consequence of its obligations hereunder to a level below that which Agent or such Lender could have achieved but for such adoption, change or compliance (taking into consideration Agent's and each Lender's policies with respect to capital adequacy) by an amount deemed by Agent or any Lender to be material, then, from time to time Borrowers shall pay upon demand to Agent or such Lender such additional amount or amounts as will compensate Agent or such Lender for such reduction. In determining such amount or amounts, Agent or such Lender may use any reasonable averaging or attribution methods. The protection of this Section 3.9 shall be available to Agent and each Lender regardless of any possible contention of invalidity or inapplicability with respect to the applicable law, regulation or condition.

               (b) A certificate of Agent or such Lender setting forth such amount or amounts as shall be necessary to compensate Agent or such Lender with respect to Section 3.9(a) hereof when delivered to Borrowers shall be conclusive absent manifest error.

         3.10. Gross Up for Taxes. If any Borrower shall be required by Applicable Law to withhold or deduct any taxes from or in respect of any sum payable under this Agreement or any of the Other Documents, (a) the sum payable to Agent or such Lender shall be increased as may be necessary so that, after making all required withholding or deductions, Agent or such Lender (as the case may be) receives an amount equal to the sum it would have received had no such withholding or deductions been made, (b) such Borrower shall make such withholding or deductions, and (c) such Borrower shall pay the full amount withheld or deducted to the relevant taxation authority or other authority in accordance with Applicable Law.

         3.11. Withholding Tax Exemption. Intentionally deleted.

IV.      COLLATERAL: GENERAL TERMS

         4.1. Security Interest in the Collateral. To secure the prompt payment and performance to Agent and each Lender of the Obligations, each Borrower hereby assigns, pledges and grants to Agent for its benefit a continuing security interest in and to all of its Collateral, whether now owned or existing or hereafter acquired or arising and wheresoever located. Each Borrower shall mark its books and records as may be necessary or appropriate to evidence, protect and perfect Agent's security interest and shall cause its financial statements to reflect such security interest. Each Borrower shall promptly provide Agent with written notice of all commercial tort claims, such notice to contain the case title together with the applicable court and a brief description of the claim(s). Upon delivery of each such notice, such Borrower shall, to the extent that a security interest therein may be granted under Florida law and to the extent (and, notwithstanding anything to the contrary in any Other Documents, only to the extent) that it arises out of facts or circumstances occurring after the Closing Date, be deemed to hereby grant to Agent a security interest and lien in and to such commercial tort claims and all proceeds thereof.

         4.2. Perfection of Security Interest. Each Borrower shall take all action that may be necessary or desirable, or that Agent may request, so as at all times to maintain the validity, perfection, enforceability and priority of Agent's security interest in the Collateral or to enable Agent to protect, exercise or enforce its rights hereunder and in the Collateral, including, but not limited to, (i) immediately discharging all Liens other than Permitted Encumbrances, (ii) using all commercially reasonable efforts to obtain landlords' or mortgagees' Lien Waiver Agreements, (iii) delivering to Agent, endorsed or accompanied by such instruments of assignment as Agent may specify, and stamping or marking, in such manner as Agent may specify, any and all chattel paper, instruments, letters of credits and advices thereof and documents evidencing or forming a part of the Collateral, (iv) INTENTIONALLY DELETED; and
(v) executing and delivering financing statements, control agreements, instruments of pledge, mortgages, notices and assignments, in each case in form and substance satisfactory to Agent, relating to the creation, validity, perfection, maintenance or continuation of Agent's security interest under the Uniform Commercial Code or other applicable law. Agent is hereby authorized to file financing statements in accordance with the Uniform Commercial Code as adopted in the State of Florida from time to time. By its signature hereto, each Borrower hereby authorizes Agent to file against such Borrower, one or more financing

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

continuation or amendment statements pursuant to the Uniform Commercial Code in form and substance satisfactory to Agent (which statements may have a description of collateral which is broader than that set forth herein). All charges, expenses and fees Agent may incur in doing any of the foregoing, and any local taxes relating thereto, shall be charged to Borrowers' Account as a Revolving Advance of a Domestic Rate Loan and added to the Obligations, or, at Agent's option, shall be paid to Agent for its benefit immediately upon demand.

         4.3. Disposition of Collateral. Each Borrower will safeguard and protect all Collateral for Agent's general account and make no disposition thereof whether by sale, lease or otherwise except (a) the sale of Inventory in the ordinary course of business and (b) the sale or disposition of used facilities and equipment obtained in trade from Customers of Borrowers, and (c) the disposition or transfer of obsolete and worn-out Equipment in the ordinary course of business during any fiscal year having an aggregate fair market value of not more than $250,000.00, excepting upon prior written notice to Lender, and, in the case of dispositions made pursuant to this subsection (c), only to the extent that (i) the proceeds of any such disposition are used to acquire replacement Equipment which is subject to Agent's first priority security interest or (ii) the proceeds of which are remitted to Agent to be applied pursuant to Section 2.13.

         4.4. Preservation of Collateral. In addition to the rights and remedies set forth in Section 11.1 hereof, Agent: (a) may at any time take such steps as Agent deems necessary to protect Agent's interest in and to preserve the Collateral, including the hiring of such security guards or the placing of other security protection measures as Agent may deem appropriate; (b) may employ and maintain at any of any Borrower's premises a custodian who shall have full authority to do all acts necessary to protect Agent's interests in the Collateral; (c) may lease warehouse facilities to which Agent may move all or part of the Collateral; (d) may use any Borrower's owned or leased lifts, hoists, trucks and other facilities or equipment for handling or removing the Collateral; and (e) shall have, and is hereby granted, a right of ingress and egress to the places where the Collateral is located, and may proceed over and through any of Borrower's owned or leased property. Each Borrower shall cooperate fully with all of Agent's efforts to preserve the Collateral (as provided herein) and will take such actions to preserve the Collateral as Agent may reasonably direct. All of Agent's expenses of so preserving the Collateral, including any expenses relating to the bonding of a custodian, shall be charged to Borrowers' Account as a Revolving Advance and added to the Obligations.

         4.5. Ownership of Collateral. With respect to the Collateral, except as otherwise set forth on Schedule 4.5(a), at the time the Collateral becomes subject to Agent's security interest: (a) each Borrower shall be the sole owner of and fully authorized and able to sell, transfer, pledge and/or grant a first priority security interest in each and every item of its respective Collateral to Agent; and, except for Permitted Encumbrances the Collateral shall be free and clear of all Liens and encumbrances whatsoever; (b) each document and agreement executed by each Borrower or delivered to Agent in connection with this Agreement shall be true and correct in all respects; (c) all signatures and endorsements of each Borrower that appear on such documents and agreements shall be genuine and each Borrower shall have full capacity to execute same; and (d) each Borrower's Equipment and Inventory shall be located as set forth on
Schedule 4.5(b) and shall not be removed from such location(s) without the prior written consent of Agent except with respect to the sale of Inventory in the ordinary course of business, the sale or disposition of equipment acquired in trade with Customers, and the sale or disposition of Equipment to the extent permitted in Section 4.3 hereof.

         4.6. Defense of Agent's and Lenders' Interests. Until (a) payment and performance in full of all of the Obligations and (b) termination of this Agreement, Agent's interests in the Collateral shall continue in full force and effect. During such period no Borrower shall, without Agent's prior written consent, pledge, sell (except in accordance with and to the extent permitted in Section 4.3 hereof), assign, transfer, create or suffer to exist a Lien upon or encumber or allow or suffer to be encumbered in any way except for Permitted Encumbrances, any part of the Collateral. Each Borrower shall defend Agent's interests in the Collateral against any and all Persons whatsoever. At any time following demand by Agent for payment of all Obligations in accordance with the terms and provisions of this Agreement and while such demand for payment remains effective and outstanding, Agent shall have the right to take possession of the indicia of the Collateral and the Collateral in whatever physical form contained, including without limitation: labels, stationery, documents, instruments and advertising materials. If Agent exercises this right to take possession of the Collateral in accordance with the terms and provisions of this Agreement, Borrowers shall, upon demand, assemble it in the best manner possible and make it available to Agent at a place reasonably convenient to Agent. In addition, with respect to all Collateral, Agent shall be entitled to all of the rights and remedies set forth herein and in accordance herewith and further provided by the Uniform Commercial Code or other applicable law. During the period demand for payment is effective and outstanding, each Borrower shall, and Agent may, at its option, instruct all suppliers, carriers, forwarders, warehousers or others receiving or holding cash, checks, Inventory, documents or instruments in which Agent holds a security interest to deliver same to Agent and/or subject to Agent's order and if they shall come into any Borrower's possession, they, and each of them, shall be held by such Borrower in trust as Agent's trustee, and such Borrower will immediately deliver them to Agent in their original form together with any necessary endorsement.

         4.7. Books and Records. Each Borrower shall (a) keep proper books of record and account in which full, true and correct entries will be made of all dealings or transactions of or in relation to its business and affairs; (b) set up on its books accruals with respect to all taxes, assessments, charges, levies and claims; and (c) on a reasonably current basis set up on its books, from its earnings, allowances against doubtful Receivables, advances and investments and all other proper accruals (including without limitation by reason of enumeration, accruals for premiums, if any, due on required payments and accruals for depreciation, obsolescence, or amortization of properties), which should be set aside from such earnings in connection with its business. All determinations pursuant to this subsection shall be made in accordance with, or as required by, GAAP consistently applied in the opinion of such independent public accountant as shall then be regularly engaged by Borrowers.

         4.8. Financial Disclosure. Effective upon the occurrence of an Event of Default and while the same is continuing, each Borrower hereby irrevocably authorizes and directs all accountants and auditors employed by such Borrower at any time during the Term to exhibit and deliver to Agent, copies of any of any Borrower's financial statements, trial balances or other accounting records of any sort in the accountant's or auditor's possession, and to disclose to Agent any information such accountants may have concerning such Borrower's financial status and business operations. While an Event of Default is continuing hereunder, each Borrower hereby authorizes all federal, state and municipal authorities to furnish to Agent and each Lender copies of reports or examinations relating to such Borrower's financial condition, whether made by such Borrower or otherwise; however, Agent will attempt to obtain such information or materials directly from such Borrower prior to obtaining such information or materials from such accountants or such authorities

         4.9. Compliance with Laws. Each Borrower shall comply with all acts, rules, regulations and orders of any legislative, administrative or judicial body or official applicable to the Collateral or any part thereof or to the operation of Borrower's business the non-compliance with which could reasonably be expected to have a Material Adverse Effect. The Collateral at all times shall be maintained in accordance with the requirements of all insurance carriers which provide insurance with respect to the Collateral so that such insurance shall remain in full force and effect.

         4.10. Inspection of Premises. At all reasonable times and upon reasonable notice Agent shall have full access to and the right to audit, check, inspect and make abstracts and copies from each Borrower's books, records, audits, correspondence and all other papers relating to the Collateral and the operation of each Borrower's business. Agent and its agents may enter upon any of each Borrower's premises at any time upon reasonable notice during business hours and at any other reasonable time, and from time to time, for the purpose of inspecting the Collateral and any and all records pertaining thereto and the operation of such Borrower's business.

         4.11. Insurance. Each Borrower shall bear the full risk of any loss of any nature whatsoever with respect to the Collateral. At each Borrower's own cost and expense in amounts and with carriers acceptable to Agent, each Borrower shall (a) keep all its insurable properties and properties in which each Borrower has an interest insured against the hazards of fire, flood, sprinkler leakage, those hazards covered by extended coverage insurance and such other hazards, and for such amounts, as is customary in the case of companies engaged in businesses similar to such Borrower's including, without limitation, business interruption insurance;, (b) maintain a bond in such amounts as is customary in the case of companies engaged in businesses similar to such Borrower insuring against larceny, embezzlement or other criminal misappropriation of insured's officers and employees who may either singly or jointly with others at any time have access to the assets or funds of such Borrower either directly or through authority to draw upon such funds or to direct generally the disposition of such assets; (c) maintain public and product liability insurance against claims for personal injury, death or property damage suffered by others; (d) maintain all such worker's compensation or similar insurance as may be required under the laws of any state or jurisdiction in which such Borrower is engaged in business;
(e) furnish Agent with (i) copies of all policies and evidence of the maintenance of such policies by the renewal thereof at least thirty (30) days before any expiration date, and (ii) appropriate loss payable endorsements in form and substance satisfactory to Agent, naming Agent as a co-insured and loss payee as its interests may appear with respect to all insurance coverage referred to in clauses (a), and (c) above, and providing (A) that all proceeds thereunder shall be payable to Agent, (B) no such insurance shall be affected by any act or neglect of the insured or owner of the property described in such policy, and (C) that such policy and loss payable clauses may not be cancelled, amended or terminated unless at least thirty (30) days' prior written notice is given to Agent. In the event of any loss thereunder, the carriers named therein hereby are directed by Agent and the applicable Borrower to make payment for such loss to Agent and not to such Borrower and Agent jointly. If any insurance losses are paid by check, draft or other instrument payable to any Borrower and Agent jointly, Agent may endorse such Borrower's name thereon and do such other things as Agent may deem advisable to reduce the same to cash. Agent is hereby authorized to adjust and compromise claims under insurance coverage referred to in clauses (a), and (b) above. All loss recoveries received by Agent upon any such insurance may be applied to the Obligations, in such order as Agent in its sole discretion shall determine. Any surplus shall be paid by Agent to Borrowers or applied as may be otherwise required by law. Any deficiency thereon shall be paid by Borrowers to Agent, on demand.

         4.12. Failure to Pay Insurance. If any Borrower fails to obtain insurance as hereinabove provided, or to keep the same in force, Agent, if Agent so elects, may obtain such insurance and pay the premium therefor on behalf of such Borrower, and charge Borrowers' Account therefor as a Revolving Advance of a Domestic Rate Loan and such expenses so paid shall be part of the Obligations.

         4.13. Payment of Taxes. Each Borrower will pay, when due, all taxes, assessments and other Charges lawfully levied or assessed upon such Borrower or any of the Collateral including, without limitation, real and personal property taxes, assessments and charges and all franchise, income, employment, social security benefits, withholding, and sales taxes, except when the amount or validity thereof is currently being contested in good faith by appropriate proceedings and each Borrower shall have provided for such reserves as Agent may reasonably deem proper and necessary or shall have posted such security for payment of the same as Agent may reasonably deem proper and necessary. If any tax by any governmental authority is or may be imposed on or as a result of any transaction between any Borrower and Agent which Agent may be required to withhold or pay or if any taxes, assessments, or other Charges remain unpaid after the date fixed for their payment, or if any claim shall be made which, in Agent's opinion may possibly create a valid Lien on the Collateral, Agent may without notice to Borrowers pay the taxes, assessments or other Charges and each Borrower hereby indemnifies and holds Agent harmless in respect thereof. The amount of any payment by Agent under this Section 4.13 shall be charged to Borrowers' Account as a Revolving Advance of a Domestic Rate Loan and added to the Obligations and, until Borrowers shall furnish Agent with an indemnity therefor (or supply Agent with evidence satisfactory to Agent that due provision for the payment thereof has been made), Agent may hold without interest any balance standing to Borrowers' credit and Agent shall retain its security interest in any and all Collateral held by Agent.

         4.14. Payment of Leasehold Obligations. Each Borrower shall at all times pay, when and as due, its rental obligations under all leases under which it is a tenant, and shall otherwise comply, in all material respects, with all other terms of such leases and keep them in full force and effect and, at Agent's request will provide evidence of having done so.

         4.15. Receivables.

               (a) Nature of Receivables. Each of the Receivables shall be a bona fide and valid account representing a bona fide indebtedness incurred by the Customer therein named, for a fixed sum as set forth in the invoice relating thereto (provided immaterial or unintentional invoice errors shall not be deemed to be a breach hereof) with respect to an absolute sale or lease and delivery of goods upon stated terms of a Borrower, or work, labor or services theretofore rendered by a Borrower as of the date each Receivable is created. Same shall be due and owing in accordance with the applicable Borrower's standard terms of sale without dispute, setoff or counterclaim except as may be stated on the accounts receivable schedules delivered by Borrowers to Agent.

               (b) Solvency of Customers. Each Customer, to the best of each Borrower's knowledge, as of the date each Receivable is created, is and will be solvent and able to pay all Receivables on which the Customer is obligated in full when due or with respect to such Customers of any Borrower who are not solvent such Borrower has set up on its books and in its financial records bad debt reserves such Borrower reasonably deemed adequate to cover such Receivables.

               (c) Locations of Borrower. Each Borrower's chief executive office is located at the addresses set forth on Schedule 4.15(c) hereto. Until written notice is given to Agent by Borrowing Agent of any other office at which any Borrower keeps its records pertaining to Receivables, all such records shall be kept at such executive office.

               (d) Collection of Receivables. Until any Borrower's authority to do so is terminated by Agent (which notice Agent may give at any time following the occurrence of an Event of Default or a Default and shall be effective only so long as such Default or Event of Default is continuing, each Borrower will, at such Borrower's sole cost and expense, but on Agent's behalf and for Agent's account, collect as Agent's property and in trust for Agent all amounts received on Receivables, and shall not commingle such collections with any Borrower's funds or use the same except to pay Obligations. Each Borrower shall, upon request, deliver to Agent, or deposit in the Blocked Account, in original form and on the date of receipt thereof, all checks, drafts, notes, money orders, acceptances, cash and other evidences of Indebtedness.

               (e) Notification of Assignment of Receivables During the period when any Default or Event of Default is continuing and after Agent has delivered a notice terminating Borrowers' right to collect Receivables pursuant to Section 4.15(d) above, Agent shall have the right to send notice of the assignment of, and Agent's security interest in, the Receivables to any and all Customers or any third party holding or otherwise concerned with any of the Collateral. During the period when any Default or Event of Default is continuing and after Agent has delivered a notice terminating Borrowers' right to collect Receivables pursuant to Section 4.15(d) above, or when Agent in its reasonable discretion deems it to be in Lenders' best interest, Agent shall have the sole right to collect the Receivables, take possession of the Collateral, or both. Agent's actual collection expenses, including, but not limited to, stationery and postage, telephone and telegraph, secretarial and clerical expenses and the salaries of any collection personnel used for collection, may be charged to Borrowers' Account and added to the Obligations.

               (f) Power of Agent to Act on Borrowers' Behalf. While any Default or Event of Default is continuing, Agent shall have the right to receive, endorse, assign and/or deliver in the name of Agent or any Borrower any and all checks, drafts and other instruments for the payment of money relating to the Receivables, and each Borrower hereby waives notice of presentment, protest and non-payment of any instrument so endorsed. While any Default or Event of Default is continuing, each Borrower hereby constitutes Agent or Agent's designee as such Borrower's attorney with power (i) to endorse such Borrower's name upon any notes, acceptances, checks, drafts, money orders or other evidences of payment or Collateral; (ii) to sign such Borrower's name on any invoice or bill of lading relating to any of the Receivables, drafts against Customers, assignments and verifications of Receivables; (iii) to send verifications of Receivables to any Customer; (iv) to sign such Borrower's name on all financing statements or any other documents or instruments deemed necessary or appropriate by Agent to preserve, protect, or perfect Agent's interest in the Collateral and to file same; (v) to demand payment of the Receivables; (vi) to enforce payment of the Receivables by legal proceedings or otherwise; (vii) to exercise all of Borrowers' rights and remedies with respect to the collection of the Receivables and any other Collateral; (viii) to settle, adjust, compromise, extend or renew the Receivables; (ix) to settle, adjust or compromise any legal proceedings brought to collect Receivables; (x) to prepare, file and sign such Borrower's name on a proof of claim in bankruptcy or similar document against any Customer;
(xi) to prepare, file and sign such Borrower's name on any notice of Lien, assignment or satisfaction of Lien or similar document in connection with the Receivables; and (xii) to do all other acts and things necessary to carry out this Agreement. All acts of said attorney or designee (in accordance with the terms and provisions of this Section 4.15(f)), are hereby ratified and approved, and said attorney or designee shall not be liable for any acts of omission or commission nor for any error of judgment or mistake of fact or of law, unless done maliciously or with gross (not mere) negligence; this power being coupled with an interest is irrevocable while any of the Obligations remain unpaid. While any Event of Default is continuing hereunder, Agent shall have the right at any time to change the address for delivery of mail addressed to any Borrower to such address as Agent may designate and to receive, open and dispose of all mail addressed to any Borrower.

               (g) No Liability. Lender shall not, under any circumstances or in any event whatsoever, have any liability for any error or omission or delay of any kind occurring in the settlement, collection or payment of any of the Receivables or any instrument received in payment thereof, or for any damage resulting therefrom. While any

Default or Event of Default is continuing, Agent may, without notice or consent from any Borrower, sue upon or otherwise collect, extend the time of payment of, compromise or settle for cash, credit or upon any terms any of the Receivables or any other securities, instruments or insurance applicable thereto and/or release any obligor thereof. While any Default or Event of Default is continuing, Agent is authorized and empowered to accept the return of the goods represented by any of the Receivables, without notice to or consent by any Borrower, all without discharging or in any way affecting any Borrower's liability hereunder.

               (h) Establishment of a Lockbox Account, Dominion Account. All proceeds of Collateral shall, at the direction of Agent, be deposited by Borrowers into a dominion account or such other "blocked account" ("Blocked Accounts") (but Agent shall not have the right to direct or require Borrowers to enter into a lockbox agreement or to deposit funds into a lockbox account unless and until such time as a Default or an Event of Default has occurred under this Agreement) as Agent may require pursuant to an arrangement with such bank as may be selected by Borrowers and be acceptable to Agent. Borrowers shall issue to any such bank, an irrevocable letter of instruction directing said bank to transfer such funds so deposited to Agent, either to any account maintained by Agent at said bank or by wire transfer to appropriate account(s) of Agent. All funds deposited in such Blocked Account shall immediately become the property of Agent and Borrowers shall obtain the agreement by such bank to waive any offset rights against the funds so deposited. Lender assumes no responsibility for such blocked account arrangement, including without limitation, any claim of accord and satisfaction or release with respect to deposits accepted by any bank thereunder. Alternatively, Agent may establish depository accounts ("Depository Accounts") in the name of Agent at a bank or banks for the deposit of such funds and Borrowers shall deposit all proceeds of Collateral or cause same to be deposited, in kind, in such Depository Accounts of Agent in lieu of depositing same to the Blocked Accounts.

               (i) Adjustments. No Borrower will, without Agent's consent, compromise or adjust any Receivables (or extend the time for payment thereof) or accept any returns of merchandise or grant any additional discounts, allowances or credits thereon except for those compromises, adjustments, returns, discounts, credits and allowances as have been heretofore customary in the business of such Borrower.

         4.16. Inventory. To the extent Inventory held for sale or lease has been produced by any Borrower, it has been and will be produced by such Borrower in accordance with the Federal Fair Labor Standards Act of 1938, as amended, and all rules, regulations and orders thereunder.

         4.17. Maintenance of Equipment. The Equipment shall be maintained in good operating condition and repair (reasonable wear and tear and obsolescence excepted) and all necessary replacements of and repairs thereto shall be made so that the overall value and operating efficiency of the Equipment shall be maintained and preserved. No Borrower shall use or operate the Equipment in violation of any law, statute, ordinance, code, rule or regulation.

         4.18. Exculpation of Liability. Nothing herein contained shall be construed to constitute Agent as any Borrower's agent for any purpose whatsoever, nor shall Agent be responsible or liable for any shortage, discrepancy, damage, loss or destruction of any part of the Collateral wherever the same may be located and regardless of the cause thereof. Lender shall not, whether by anything herein or in any assignment or otherwise, assume any of any Borrower's obligations under any contract or agreement assigned to Lender, and Lender shall not be responsible in any way for the performance by any Borrower of any of the terms and conditions thereof.

         4.19. Environmental Matters.

               (a) Borrowers shall ensure that the Real Property remains in compliance with all Environmental Laws and they shall not place or permit to be placed any Hazardous Substances on any Real Property except as permitted by applicable law or appropriate governmental authorities.

               (b) Borrowers shall dispose of any and all Hazardous Waste generated at the Real Property only at facilities and with carriers that maintain valid permits under RCRA and any other applicable Environmental Laws. Borrowers shall use their commercially reasonable efforts to obtain certificates of disposal, such as hazardous waste manifest receipts, from all treatment, transport, storage or disposal facilities or operators employed by Borrowers in connection with the transport or disposal of any Hazardous Waste generated at the Real Property.

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

               (c) In the event any Borrower obtains, gives or receives notice of any Release or threat of Release of a reportable quantity of any Hazardous Substances at the Real Property (any such event being hereinafter referred to as a "Hazardous Discharge") or receives any notice of violation, request for information or notification that it is potentially responsible for investigation or cleanup of environmental conditions at the Real Property, demand letter or complaint, order, citation, or other written notice with regard to any Hazardous Discharge or violation of Environmental Laws affecting the Real Property or any Borrower's interest therein (any of the foregoing is referred to herein as an "Environmental Complaint") from any Person, including any state agency responsible in whole or in part for environmental matters in the state in which the Real Property is located or the United States Environmental Protection Agency (any such person or entity hereinafter the "Authority"), then Borrowing Agent shall, within five (5) Business Days, give written notice of same to Agent detailing facts and circumstances of which any Borrower is aware giving rise to the Hazardous Discharge or Environmental Complaint. Such information is to be provided to allow Agent to protect its security interest in the Real Property and the Collateral and is not intended to create nor shall it create any obligation upon Lender with respect thereto.

               (d) Borrowers shall promptly forward to Agent copies of any request for information, notification of potential liability, demand letter relating to potential responsibility with respect to the investigation or cleanup of Hazardous Substances at any other site owned, operated or used by any Borrower to dispose of Hazardous Substances and shall continue to forward copies of correspondence between any Borrower and the Authority regarding such claims to Agent until the claim is settled. Borrowers shall promptly forward to Agent copies of all documents and reports concerning a Hazardous Discharge at the Real Property that any Borrower is required to file under any Environmental Laws. Such information is to be provided solely to allow Agent to protect Agent's security interest in the Real Property and the Collateral.

               (e) Borrowers shall respond promptly to any Hazardous Discharge or Environmental Complaint and take all necessary action in order to safeguard the health of any Person and to avoid subjecting the Collateral or Real Property to any Lien. If any Borrower shall fail to respond promptly to any Hazardous Discharge or Environmental Complaint or any Borrower shall fail to comply with any of the requirements of any Environmental Laws, Agent may, but without the obligation to do so, for the sole purpose of protecting Agent's interest in Collateral, but only after giving fifteen (15) Business Days' written notice of such intent to Borrowing Agent (excepting in an emergency situation as determined by Agent in Agent's sole discretion, in which case no prior written notice shall be required) (A) give such notices or (B) enter onto the Real Property (or authorize third parties to enter onto the Real Property) and take such actions as Agent (or such third parties as directed by Agent) deem reasonably necessary or advisable, to clean up, remove, mitigate or otherwise deal with any such Hazardous Discharge or Environmental Complaint. All reasonable costs and expenses incurred by Agent (or such third parties) in the exercise of any such rights, including any sums paid in connection with any judicial or administrative investigation or proceedings, fines and penalties, together with interest thereon from the date expended at the Default Rate for Domestic Rate Loans constituting Revolving Advances shall be paid upon demand by Borrowers, and until paid shall be added to and become a part of the Obligations secured by the Liens created by the terms of this Agreement or any other agreement between Agent and any Borrower.

               (f) Promptly upon the written request of Agent at such times as Agent has reasonable cause to believe that there may be environmental contamination affecting all or any portion of the Real Property or threatening to affect all or any portion of the Real Property, Borrowers shall provide Agent, at Borrowers' expense, with an environmental site assessment or environmental audit report prepared by an environmental engineering firm acceptable in the reasonable opinion of Agent, to assess with a reasonable degree of certainty the existence of a Hazardous Discharge and the potential costs in connection with abatement, cleanup and removal of any Hazardous Substances found on, under, at or within the Real Property. Any report or investigation of such Hazardous Discharge proposed and acceptable to an appropriate Authority that is charged to oversee the clean-up of such Hazardous Discharge shall be acceptable to Agent. If such estimates, individually or in the aggregate, exceed $100,000, Agent shall have the right to require Borrowers to post a bond, letter of credit or other security reasonably satisfactory to Agent to secure payment of these costs and expenses.

               (g) Borrowers shall defend and indemnify Agent and hold Agent, and its respective employees, agents, directors and officers harmless from and against all loss, liability, damage and expense, claims, costs, fines and penalties, including attorney's fees, suffered or incurred by Agent under or on account of any Environmental Laws, including, without limitation, the assertion of any Lien thereunder, with respect to any

Hazardous Discharge, the presence of any Hazardous Substances affecting the Real Property, whether or not the same originates or emerges from the Real Property or any contiguous real estate, including any loss of value of the Real Property as a result of the foregoing except to the extent such loss, liability, damage and expense is attributable to any Hazardous Discharge resulting from actions on the part of Agent. Borrowers' obligations under this Section 4.19 shall arise upon the discovery of the presence of any Hazardous Substances at the Real Property, whether or not any federal, state, or local environmental agency has taken or threatened any action in connection with the presence of any Hazardous Substances. Borrowers' obligation and the indemnifications hereunder shall survive the termination of this Agreement.

           (h) For purposes of Section 4.19 and 5.7, all references to Real Property shall be deemed to include all of Borrowers' right, title and interest in and to its owned and leased premises.

     4.20. Financing Statements. Except as respects the financing statements filed by Agent and the financing statements described on Schedule 1.2, no financing statement covering any of the Collateral or any proceeds thereof is on file in any public office.

V.   REPRESENTATIONS AND WARRANTIES.

     Each Borrower represents and warrants that, except as otherwise disclosed on the Borrowers' Disclosure Schedule attached hereto as Schedule V and incorporated herein by reference:

     5.1. Authority. Each Borrower has full power, authority and legal right to enter into this Agreement and the Other Documents and to perform all its respective Obligations hereunder and thereunder. This Agreement and the Other Documents constitute the legal, valid and binding obligation of such Borrower enforceable in accordance with their terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors' rights generally. The execution, delivery and performance of this Agreement and of the Other Documents (a) are within such Borrower's corporate powers, have been duly authorized, are not in contravention of law or the terms of such Borrower's by-laws, certificate of incorporation or other applicable documents relating to such Borrower's formation or to the conduct of such Borrower's business or of any material agreement or undertaking to which such Borrower is a party or by which such Borrower is bound, and (b) will not conflict with nor result in any breach in any of the provisions of or constitute a default under or result in the creation of any Lien except Permitted Encumbrances upon any asset of such Borrower under the provisions of any agreement, charter document, instrument, by-law, or other instrument to which such Borrower is a party or by which it or its property may be bound.

     5.2.  Formation and Qualification.

           (a) Each Borrower is duly incorporated and in good standing under the laws of the state listed on Schedule 5.2(a) and is qualified to do business and is in good standing in the states listed on Schedule 5.2(a) which constitute all states in which qualification and good standing are necessary for such Borrower to conduct its business and own its property and where the failure to so qualify could reasonably be expected to have a Material Adverse Effect on such Borrower. Each Borrower has delivered to Agent true and complete copies of its certificate of incorporation and by-laws and will promptly notify Agent of any amendment or changes thereto.

           (b) The only Subsidiaries of Gencor having current operations are included among the entities comprising Borrower.

     5.3. Survival of Representations and Warranties. All representations and warranties of such Borrower contained in this Agreement and the Other Documents shall be true at the time of such Borrower's execution of this Agreement and the Other Documents, and shall survive the execution, delivery and acceptance thereof by the parties thereto and the closing of the transactions described therein or related thereto.

     5.4. Tax Returns. Each Borrower's federal tax identification number is set forth on Schedule 5.4. Each Borrower has filed all federal, state and local tax returns and other reports each is required by law to file and

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

has paid all taxes, assessments, fees and other governmental charges that are due and payable. The provision for taxes on the books of each Borrower are adequate for all years not closed by applicable statutes, and for its current fiscal year, and no Borrower has any knowledge of any deficiency or additional assessment in connection therewith not provided for on its books.

     5.5. Financial Statements. The consolidated and consolidating balance sheets of the Borrowers, their Subsidiaries and such other Persons described therein (including the accounts of all Subsidiaries for the respective periods during which a subsidiary relationship existed) as of September 30, 2002, and the related statements of income, changes in stockholder's equity, and changes in cash flow for the period ended on such date, all accompanied by reports thereon containing opinions without a going concern qualification by independent certified public accountants, copies of which have been delivered to Agent, have been prepared in accordance with GAAP, consistently applied (except for changes in application in which such accountants concur and present fairly the financial position of the Borrowers and their Subsidiaries at such date and the results of their operations for such period. Except as other disclosed in public filings made by any Borrower in or with government offices, since September 30, 2002, there has been no change in the condition, financial or otherwise, of Borrowers or their Subsidiaries as shown on the consolidated balance sheet as of such date and no change in the aggregate value of machinery, equipment and Real Property owned by Borrowers and their respective Subsidiaries, except changes in the ordinary course of business, none of which individually or in the aggregate could reasonably be expected or result in a Material adverse Effect. Notwithstanding anything to the contrary set forth above, consolidating balance sheets and income statements do not have to be prepared in accordance with GAAP, nor will these be accompanied by an opinion.

     5.6. Corporate Name. No Borrower has been known by any other corporate name in the past five years and does not sell Inventory under any other name except as set forth on Schedule 5.6, nor has any Borrower been the surviving corporation of a merger or consolidation or acquired all or substantially all of the assets of any Person during the preceding five (5) years, except as set forth on Schedule 5.6.

     5.7.   O.S.H.A. and Environmental Compliance.

            (a) To each Borrower's knowledge, each Borrower has duly complied with, and its facilities, business, assets, property, leaseholds and Equipment are in compliance in all material respects with, the provisions of the Federal Occupational Safety and Health Act, the Environmental Protection Act, RCRA and all other Environmental Laws; there have been no outstanding citations, notices or orders of non-compliance issued to any Borrower or relating to its business, assets, property, leaseholds or Equipment under any such laws, rules or regulations.

            (b) To each Borrower's knowledge, each Borrower has been issued all required federal, state and local licenses, certificates or permits relating to all applicable Environmental Laws, except in each case where the failure to obtain the same could not reasonably be expected to result in a Material Adverse Effect.

            (c) (i) To each Borrower's knowledge, there are no visible signs of releases, spills, discharges, leaks or disposal (collectively referred to as "Releases") of Hazardous Substances at, upon, under or within any Real Property or any premises leased by any Borrower; (ii) there are no underground storage tanks or polychlorinated biphenyls on the Real Property or any premises leased by any Borrower; (iii) neither the Real Property nor any premises leased by any Borrower has ever been used as a treatment, storage or disposal facility of Hazardous Waste; and (iv) no Hazardous Substances are present on the Real Property or any premises leased by any Borrower, excepting such quantities as are handled in accordance with all applicable manufacturer's instructions and governmental regulations and in proper storage containers and as are necessary for the operation of the commercial business of any Borrower or of its tenants.

     5.8.   Solvency; No Litigation, Violation, Indebtedness or Default.

            (a) Borrowers are solvent, able to pay their debts as they mature, have capital sufficient to carry on their business and all businesses in which they are about to engage, and (i) as of the Closing Date, the fair present saleable value of their assets, calculated on a going concern basis, is in excess of the amount of their

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

liabilities and (ii) Borrowers' anticipate that subsequent to the Closing Date, the fair saleable value of their assets (calculated on a going concern basis) will be in excess of the amount of their liabilities.

            (b) Except as disclosed in Schedule 5.8(b), no Borrower has (i) any pending or, to each Borrower's knowledge, threatened litigation, arbitration, actions or proceedings which involve the possibility of having a Material Adverse Effect, or (ii) any liabilities or indebtedness for borrowed money other than the Obligations and the amounts secured by any Permitted Encumbrances.

            (c) No Borrower is in violation of any applicable statute, regulation or ordinance in any respect which could reasonably be expected to have a Material Adverse Effect, nor is any Borrower in violation of any order of any court, governmental authority or arbitration board or tribunal, where such violation could reasonably be expected to have a Material Adverse Effect.

            (d) No member of the Controlled Group maintains or contributes to any Plan other than those listed on Schedule 5.8(d) hereto. Except as set forth in Schedule 5.8(d), (i) no Plan has incurred any "accumulated funding deficiency," as defined in Section 302(a)(2) of ERISA and Section 412(a) of the Code, whether or not waived, and each member of the Controlled Group has met all applicable minimum funding requirements under Section 302 of ERISA in respect of each Plan, (ii) each Plan which is intended to be a qualified plan under Section 401(a) of the Code as currently in effect has been determined by the Internal Revenue Service to be qualified under Section 401(a) of the Code and the trust related thereto is exempt from federal income tax under Section 501(a) of the Code, (iii) no member of the Controlled Group has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due which are unpaid, (iv) no Plan has been terminated by the plan administrator thereof nor by the PBGC, and there is no occurrence which would cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Plan, (v) at this time, the current value of the assets of each Plan exceeds the present value of the accrued benefits and other liabilities of such Plan and no member of the Controlled Group knows of any facts or circumstances which would materially change the value of such assets and accrued benefits and other liabilities, (vi) no member of the Controlled Group has breached any of the responsibilities, obligations or duties imposed on it by ERISA with respect to any Plan, (vii) no member of a Controlled Group has incurred any liability for any excise tax arising under Section 4972 or 4980B of the Code, and no fact exists which could give rise to any such liability, (viii) no member of the Controlled Group nor any fiduciary of, nor any trustee to, any Plan, has engaged in a "prohibited transaction" described in Section 406 of the ERISA or Section 4975 of the Code nor taken any action which would constitute or result in a Termination Event with respect to any such Plan which is subject to ERISA, (ix) each Borrower and each member of the Controlled Group has made all contributions due and payable with respect to each Plan, (x) there exists no event described in Section 4043(b) of ERISA, for which the thirty (30) day notice period contained in 29 CFR (S)2615.3 has not been waived, (xi) no member of the Controlled Group has any fiduciary responsibility for investments with respect to any plan existing for the benefit of persons other than employees or former employees of any Borrower and any member of the Controlled Group, and
(xii) no member of the Controlled Group has withdrawn, completely or partially, from any Multiemployer Plan so as to incur liability under the Multiemployer Pension Plan Amendments Act of 1980.

     5.9. Patents, Trademarks, Copyrights and Licenses. All patents, patent applications, trademarks, trademark applications, service marks, service mark applications, copyrights, copyright applications, design rights, tradenames, assumed names, trade secrets and licenses owned or utilized by any Borrower are set forth on Schedule 5.9, are valid and have been duly registered or filed with all appropriate governmental authorities and constitute all of the intellectual property rights which are necessary for the operation of each Borrower's business as it is presently conducted; there is no objection to or pending challenge to the validity of any such patent, trademark, copyright, design right, tradename, trade secret or license and, to each Borrower's knowledge, there are not any grounds for any challenge, except as set forth in Schedule 5.9 hereto or as would not reasonably be expected to result in a Material Adverse Effect. Each patent, patent application, patent license, trademark, trademark application, trademark license, service mark, service mark application, service mark license, design right, copyright, copyright application and copyright license owned or held by any Borrower and all trade secrets used by any Borrower consist of original material or property developed by such Borrower or was lawfully acquired by such Borrower from the proper and lawful owner thereof. Each of such items has been maintained so as to preserve the value thereof from the date of creation or acquisition thereof. With respect to all software used by any Borrower the unavailability of which could reasonably be expected to result in a Material Adverse Effect, such Borrower is in possession of all

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source and object codes related to each piece of software or is the beneficiary of a source code escrow agreement, each such source code escrow agreement being listed on Schedule 5.9 hereto.

     5.10. Licenses and Permits. Except as set forth in Schedule 5.10, each Borrower (a) is in compliance with and (b) has procured and is now in possession of, all material licenses or permits required by any applicable federal, state, provincial or local law or regulation for the operation of its business in each jurisdiction wherein it is now conducting or proposes to conduct business and where the failure to procure or comply with such licenses or permits could have a Material Adverse Effect on such Borrower.

     5.11. Default of Indebtedness. No Borrower is in default in the payment of the principal of or interest on any Indebtedness or under any instrument or agreement under or subject to which any Indebtedness has been issued and no event has occurred under the provisions of any such instrument or agreement which with or without the lapse of time or the giving of notice, or both, constitutes or would constitute an event of default thereunder.

     5.12. No Default. No Borrower is in default in the payment or performance of any of its contractual obligations and no material default has occurred thereunder.

     5.13. No Burdensome Restrictions. No Borrower is party to any contract or agreement the performance of which could have a Material Adverse Effect on such Borrower. No Borrower has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien which is not a Permitted Encumbrance.

     5.14. No Labor Disputes. No Borrower is involved in any labor dispute; there are no strikes or walkouts or union organization of any Borrower's employees in existence or, to each Borrower's knowledge, threatened; and no labor contract is scheduled to expire during the Term other than as set forth on
Schedule 5.14 hereto.

     5.15. Margin Regulations. No Borrower is engaged, nor will it engage, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect. No part of the proceeds of any Advance will be used for "purchasing" or "carrying" "margin stock" as defined in Regulation U of such Board of Governors.

     5.16. Investment Company Act. No Borrower is an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, nor is it controlled by such a company.

     5.17. Disclosure. No representation or warranty made by any Borrower in this Agreement or in any financial statement, report, certificate or any other document furnished in connection herewith contains any untrue statement of fact or omits to state any fact necessary to make the statements herein or therein not misleading. There is no fact known to Borrowers or which reasonably should be known to Borrowers which Borrowers have not disclosed to Agent in writing with respect to the transactions contemplated by this Agreement which could reasonably be expected to have a Material Adverse Effect on any Borrower.

     5.18. Swaps. No Borrower is a party to, nor will it be a party to, any swap agreement whereby such Borrower has agreed or will agree to swap interest rates or currencies unless same provides that damages upon termination following an event of default thereunder are payable on an unlimited "two-way basis" without regard to fault on the part of either party.

     5.19. Conflicting Agreements. No provision of any mortgage, indenture, contract, agreement, judgment, decree or order binding on any Borrower or affecting the Collateral conflicts with, or requires any Consent which has not already been obtained to, or would in any way prevent the execution, delivery or performance of, the terms of this Agreement or the Other Documents.

     5.20. Application of Certain Laws and Regulations. No Borrower is subject to any statute, rule or regulation which regulates the incurrence of any Indebtedness, including without limitation, statutes or regulations

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relative to common or interstate carriers or to the sale of electricity, gas, steam, water, telephone, telegraph or other public utility services.

         5.21. Business and Property of Borrowers. Upon and after the Closing Date, Borrowers do not propose to engage in any business other than manufacturing heavy industrial machinery for various uses, including, without limitation, manufacturing machinery and facilities used in the manufacture of asphalt products, training customers in the use of such machinery and facilities and repairing and maintaining the same for Customers; refurbishing, for their own account, machinery and facilities taken in trade from Customers and related services. On the Closing Date, each Borrower will own all the property and possess all of the rights and Consents relating to the conduct of the business of such Borrower.

         5.22. Section 20 Subsidiaries. Borrowers do not intend to use and shall not use any portion of the proceeds of the Advances, directly or indirectly, to purchase during the underwriting period, or for 30 days thereafter, Ineligible Securities being underwritten by a Section 20 Subsidiary.

         5.23. Compliance with Laws. No Borrower is in violation of any Applicable Law, nor is any Borrower in violation of any order of any Governmental Body or arbitration board or other tribunal, in each of the foregoing cases in any respect which could reasonably be expected to have a Material Adverse Effect.

VI.      AFFIRMATIVE COVENANTS.

         Each Borrower shall, until payment in full of the Obligations and termination of this Agreement:

         6.1. Payment of Fees. Pay to Agent on demand all usual and customary fees and expenses which Agent incurs in connection with (a) the forwarding of Advance proceeds and (b) the establishment and maintenance of any Blocked Accounts or Depository Accounts as provided for in Section 4.15(h). Agent may, without making demand, charge Borrowers' Account for all such fees and expenses.

         6.2. Conduct of Business and Maintenance of Existence and Assets. (a) Conduct continuously and operate actively its business according to good business practices and maintain all of its properties useful or necessary in its business in good working order and condition (reasonable wear and tear excepted and except as may be disposed of in accordance with the terms of this Agreement), including, without limitation, all licenses, patents, copyrights, design rights, tradenames, trade secrets and trademarks and take all actions necessary to enforce and protect the validity of any intellectual property right or other right included in the Collateral; (b) keep in full force and effect its existence and comply in all material respects with the laws and regulations governing the conduct of its business where the failure to do so could reasonably be expected to have a Material Adverse Effect on such Borrower; and
(c) make all such reports and pay all such franchise and other taxes and license fees and do all such other acts and things as may be lawfully required to maintain its rights, licenses, leases, powers and franchises under the laws of the United States or any political subdivision thereof.

         6.3. Violations. Promptly notify Agent in writing of any violation of any law, statute, regulation or ordinance of any Governmental Body, or of any agency thereof, applicable to any Borrower which could reasonably be expected to have a Material Adverse Effect.

         6.4. Government Receivables. Take all steps necessary to protect Agent's interest in the Collateral under the Federal Assignment of Claims Act or other applicable state or local statutes or ordinances and deliver to Agent appropriately endorsed, any instrument or chattel paper connected with any Receivable arising out of contracts between any Borrower and the United States, any state or any department, agency or instrumentality of any of them.

         6.5.  Minimum Tangible Net Worth. Intentionally deleted.

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     6.6.   Minimum Fixed Charges Coverage Ratio. Maintain a minimum Fixed
Charges Coverage Ratio of not less than 1.10 to 1 based on a rolling four (4) quarter period.

     6.7. Audited Financial Statement. Borrower will provide an audited financial statement without a going concern qualification for the fiscal year end of September 30, 2003, and each fiscal year thereafter.

     6.8. Execution of Supplemental Instruments. Execute and deliver to Agent from time to time, upon demand, such supplemental agreements, statements, assignments and transfers, or instructions or documents relating to the Collateral, and such other instruments as Agent may reasonably request, in order that the full intent of this Agreement may be carried into effect.

     6.9. Payment of Indebtedness. Pay, discharge or otherwise satisfy at or before maturity (subject, where applicable, to specified grace periods and, in the case of the trade payables, to normal payment practices) all its obligations and liabilities of whatever nature, except when the failure to do so could not reasonably be expected to have a Material Adverse Effect or when the amount or validity thereof is currently being contested in good faith by appropriate proceedings and each Borrower shall have provided for such reserves as Agent may reasonably deem proper and necessary, subject at all times to any applicable subordination arrangement in favor of Lender.

     6.10. Standards of Financial Statements. Cause all financial statements referred to in Sections 9.7, 9.8, 9.9, 9.10, 9.11, 9.12, 9.13 and 9.14 as to
which GAAP is applicable to be complete and correct in all material respects (subject, in the case of interim financial statements, to normal year-end audit adjustments) and to be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein (except as concurred in by such reporting accountants or officer, as the case may be, and disclosed therein).

VII. NEGATIVE COVENANTS.

     No Borrower shall, until satisfaction in full of the Obligations and termination of this Agreement:

     7.1.   Merger, Consolidation, Acquisition and Sale of Assets.

            (a) Enter into any merger, consolidation or other reorganization with or into any other Person (other than a Subsidiary or Affiliate) or acquire all or a substantial portion of the assets or stock of any Person (other than a Subsidiary or Affiliate) or permit any other Person (other than a Subsidiary or Affiliate) to consolidate with or merge with it.

            (b) Sell, lease, transfer or otherwise dispose of any of its properties or assets, except in the ordinary course of its business and except as provided in Section 4.3.

     7.2. Creation of Liens. Create or suffer to exist any Lien or transfer upon or against any of its property or assets now owned or hereafter acquired, except Permitted Encumbrances.

     7.3. Guarantees. Become liable upon the obligations of any Person (other than another entity comprising Borrowers) by assumption, endorsement or guaranty thereof or otherwise (other than to Lenders) except the endorsement of checks in the ordinary course of business.

     7.4. Investments. Purchase or acquire obligations or stock of, or any other interest in, any Person (in an amount exceeding $100,000,00 in the aggregate at any given time), except (a) obligations issued or guaranteed by the United States of America or any agency thereof, (b) commercial paper with maturities of not more than 180 days and a published rating of not less than A-1 or P-1 (or the equivalent rating), (c) certificates of time deposit and bankers' acceptances having maturities of not more than 180 days and repurchase agreements backed by United States government securities of a commercial bank if
(i) such bank has a combined capital and surplus of at least $500,000,000, or
(ii) its debt obligations, or those of a holding company of which it is a Subsidiary, are rated not less than A (or the equivalent rating) by a nationally recognized investment rating agency, and (d) U.S. money market funds that invest solely in obligations issued or guaranteed by the United States of America or an agency thereof.

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     7.5.   Loans. Make advances, loans or extensions of credit to any Person, including without limitation, any Parent, Subsidiary or Affiliate except with respect to loans to General Combustion Limited, a United Kingdom corporation, not to exceed the aggregate amount of $250,000.00 at any time outstanding, and except with respect to loans to its employees in the ordinary course of business not to exceed the aggregate amount of $50,000.00 at any time outstanding.

     7.6. Capital Expenditures. Contract for, purchase or make any expenditure or commitments for Capital Expenditures in any fiscal year in an aggregate amount for all Borrowers in excess of $1,000,000.00.

     7.7. Dividends. Declare, pay or make any monetary or cash dividend or distribution on any shares of the common stock or preferred stock of any Borrower (other than dividends or distributions payable in its stock, or split-ups or reclassifications of its stock) or apply any of its funds, property or assets to the purchase, redemption or other retirement of any common or preferred stock, or of any options to purchase or acquire any such shares of common or preferred stock of any Borrower other than Gencor. Notwithstanding anything to the contrary set forth above, Borrowers shall be permitted to distribute cash dividends provided that after the effectuation of such cash dividend distributions, there remains Undrawn Availability of not less than $2,500,000.00.

     7.8. Indebtedness. Create, incur, assume or suffer to exist any Indebtedness (exclusive of trade debt, taxes, payroll and other ordinary accrued business expenses) except in respect of (i) Indebtedness to Lenders; and (ii) Indebtedness incurred for Capital Expenditures permitted under Section 7.6 hereof; provided, however, that the maximum aggregate amount outstanding at any time of such Indebtedness shall not exceed $250,000.00.

     7.9. Nature of Business. Substantially change the nature of the business in which it is presently engaged, nor except as specifically permitted hereby purchase or invest, directly or indirectly, in any assets or property other than in the ordinary course of business for assets or property which are useful in, necessary for and are to be used in its business as presently conducted.

     7.10. Transactions with Affiliates. Directly or indirectly, purchase, acquire or lease any property from, or sell, transfer or lease any property to, or otherwise deal with, any Affiliate, except transactions in the ordinary course of business, on an arm's-length basis on terms no less favorable than terms which would have been obtainable from a Person other than an Affiliate.

     7.11. Leases. Enter as lessee into any lease arrangement for real or personal property (unless capitalized and permitted under Section 7.6 hereof or unless the lease involved is an automobile lease) if after giving effect thereto, aggregate annual rental payments for all leased property would exceed $500,000.00 in any one fiscal year in the aggregate for all Borrowers.

     7.12.  Subsidiaries.

            (a) Form any Subsidiary, excepting with prior written notice to Lender and Lender's written consent, which consent shall not be unreasonably withheld.

            (b) Enter into any partnership, joint venture or similar arrangement, excepting with prior written notice to Lender and Lender's written consent, which consent shall not be unreasonably withheld.

     7.13. Fiscal Year and Accounting Changes. Change its fiscal year from September 30 excepting with prior written notice to Lender and Lender's written consent in Lender's sole discretion, or make any change (i) in accounting treatment and reporting practices except as permitted by GAAP and with prior written notice to Lender, or (ii) in tax reporting treatment except as permitted by law and with prior written notice to Lender.

     7.14. Pledge of Credit. Now or hereafter pledge Agent's credit on any purchases or for any purpose whatsoever or use any portion of any Advance in or for any business other than Borrower's business as conducted on the date of this Agreement.

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         7.15. Amendment of Articles of Incorporation, By-Laws. Amend, modify or waive any term or material provision of its Articles of Incorporation or By-Laws unless required by law, without the prior written consent of Agent, which consent shall not be unreasonably withheld.

         7.16. Compliance with ERISA. (i) (x) Maintain, or permit any member of the Controlled Group to maintain, or (y) become obligated to contribute, or permit any member of the Controlled Group to become obligated to contribute, to any Plan, other than those Plans disclosed on Schedule 5.8(d), (ii) engage, or permit any member of the Controlled Group to engage, in any non-exempt "prohibited transaction", as that term is defined in section 406 of ERISA and
Section 4975 of the Code, (iii) incur, or permit any member of the Controlled Group to incur, any "accumulated funding deficiency", as that term is defined in
Section 302 of ERISA or Section 412 of the Code, (iv) terminate, or permit any member of the Controlled Group to terminate, any Plan where such event could result in any liability of Borrower or any member of the Controlled Group or the imposition of a lien on the property of Borrower or any member of the Controlled Group pursuant to Section 4068 of ERISA, (v) assume, or permit any member of the Controlled Group to assume, any obligation to contribute to any Multiemployer Plan not disclosed on Schedule 5.8(d), (vi) incur, or permit any member of the Controlled Group to incur, any withdrawal liability to any Multiemployer Plan;
(vii) fail promptly to notify Agent of the occurrence of any Termination Event,
(viii) fail to comply, or permit a member of the Controlled Group to fail to comply, with the requirements of ERISA or the Code or other applicable laws in respect of any Plan, (ix) fail to meet, or permit any member of the Controlled Group to fail to meet, all minimum funding requirements under ERISA or the Code or postpone or delay or allow any member of the Controlled Group to postpone or delay any funding requirement with respect of any Plan.

         7.17. Prepayment of Indebtedness. At any time, directly or indirectly, prepay any Indebtedness (other than to Lenders), excepting for prepayment of taxes, payroll and other ordinary accrued business expenses, or repurchase, redeem, retire or otherwise acquire any Indebtedness of Borrower.

VIII.    CONDITIONS PRECEDENT.

         8.1. Conditions to Initial Advances. The agreement of Lender to make the initial Advances requested to be made on the Closing Date is subject to the satisfaction, or waiver by Agent, immediately prior to or concurrently with the making of such Advances, of the following conditions precedent:

               (a) Note, Agreement and Loan Documents. Agent shall have received the Note, this Agreement and the other Loan Documents duly executed and delivered by an authorized officer of each Borrower;

               (b) Filings, Registrations and Recordings. Each document (including, without limitation, any Uniform Commercial Code financing statement) required by this Agreement, any related agreement or under law or reasonably requested by the Agent to be filed, registered or recorded in order to create, in favor of Agent, a perfected security interest in or lien upon the Collateral shall have been properly filed, registered or recorded in each jurisdiction in which the filing, registration or recordation thereof is so required or requested, and Agent shall have received an acknowledgment copy, or other evidence satisfactory to it, of each such filing, registration or recordation and satisfactory evidence of the payment of any necessary fee, tax or expense relating thereto;

               (c) Corporate Proceedings of Borrowers. Agent shall have received a copy of the re solutions in form and substance reasonably satisfactory to Agent, of the Board of Directors of each Borrower and any necessary Subsidiary authorizing (i) the execution, delivery and performance of this Agreement, the Note, the Other Documents and any related agreements executed by Borrowers, any Borrower, or any Subsidiary (collectively the "Documents" or the "Loan Documents") and (ii) the granting by each Borrower of the security interests in and liens upon the Collateral in each case certified by the Secretary or an Assistant Secretary of each Borrower as of the Closing Date; and, such certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded as of the date of such certificate;

               (d) Incumbency Certificates of Borrowers. Agent shall have received a certificate of the Secretary or an Assistant Secretary of each Borrower, dated the Closing Date, as to the incumbency and signature of the officers of each Borrower executing this Agreement, the Other Documents, any certificate or other documents to

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

be delivered by it pursuant hereto, together with evidence of the incumbency of such Secretary or Assistant Secretary;

           (e) Certificates. Agent shall have received a copy of the Articles or Certificate of Incorporation of each Borrower, and all amendments thereto, certified by the Secretary of State or other appropriate official of its jurisdiction of incorporation together with copies of the By-Laws of each Borrower and all agreements of each Borrower's shareholders certified as accurate and complete by the Secretary of each Borrower;

           (f) Good Standing Certificates. Agent shall have received good standing certificates for each Borrower dated not more than fifteen (15) days prior to the Closing Date, issued by the Secretary of State or other appropriate official of each Borrower's jurisdiction of incorporation and each jurisdiction where the conduct of each Borrower's business activities or the ownership of its properties necessitates qualification;

           (g) Legal Opinion. Agent shall have received the executed legal opinion of Borrowers' Counsel (qualified to practice in the State of Florida) in form and substance satisfactory to Agent which shall cover such matters incident to the transactions contemplated by this Agreement, the Note, and the other Loan Documents, and related agreements as Agent may reasonably require and each Borrower hereby authorizes and directs such counsel to deliver such opinions to Agent;

           (h) No Litigation. (i) No litigation, investigation or proceeding before or by any arbitrator or Governmental Body shall be continuing or threatened against any Borrower or against the officers or directors of any Borrower (A) in connection with this Agreement, the Other Documents or any of the transactions contemplated thereby and which, in the reasonable opinion of Agent, is deemed material or (B) which could, in the reasonable opinion of Agent, have a Material Adverse Effect; and (ii) no injunction, writ, restraining order or other order of any nature materially adverse to any Borrower or the conduct of its business or inconsistent with the due consummation of the this Agreement shall have been issued by any Governmental Body;

           (i) Collateral Examination. Agent shall have completed Collateral examinations and/or received appraisals, as applicable, the results of which shall be satisfactory in form and substance to Lender, of the Receivables, Inventory, General Intangibles, Real Property, Leasehold Interest if applicable, and Equipment of each Borrower and all books and records in connection therewith;

           (j) Fees. Agent shall have received all fees payable to Agent on or prior to the Closing Date pursuant to Article III hereof;

           (k) Pro Forma Financial Statements. Agent shall have received a copy of the Pro Forma Financial Statements which shall be satisfactory in all respects to Lenders;

           (l) Insurance. Agent shall have received in form and substance satisfactory to Agent, certified copies of Borrowers' casualty insurance policies, together with loss payable endorsements on Agent's standard form of loss payee endorsement naming Agent as loss payee, and certified copies of Borrowers' liability insurance policies, together with endorsements naming Agent as a co-insured;

           (m) Title Insurance. Agent shall have received fully paid mortgagee title insurance policies (or binding commitments to issue title insurance policies, marked to Agent's satisfaction to evidence the form of such policies to be delivered with respect to the Mortgage), in standard ALTA form, issued by a title insurance company satisfactory to Agent, each in an amount equal to not less than the fair market value of the Real Property subject to the Mortgage, insuring the Mortgage to create a valid Lien on the Real Property with no exceptions which Agent shall not have approved in writing and no survey exceptions;

           (n) Environmental Reports. Agent shall have received all environmental studies and reports prepared by independent environmental engineering firms with respect to all Real Property owned or leased by Borrowers;

           (o) Payment Instructions. Agent shall have received written instructions from Borrowers directing the application of proceeds of the initial Advances made pursuant to this Agreement;

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           (p) Blocked Accounts. Agent shall have received duly executed agreements establishing the Blocked Accounts or Depository Accounts with financial institutions acceptable to Agent for the collection or servicing of the Receivables and proceeds of the Collateral;

           (q) Consents. Agent shall have received any and all Consents necessary to permit the effectuation of the transactions contemplated by this Agreement and the Other Documents; and, Agent shall have received such Consents and waivers of such third parties as might assert claims with respect to the Collateral, as Agent and its counsel shall deem necessary;

           (r) No Adverse Material Change. (i) since May 31, 2003, there shall not have occurred any event, condition or state of facts which could reasonably be expected to have a Material Adverse Effect and (ii) no representations made or information supplied to Agent shall have been proven to be inaccurate or misleading in any material respect;

           (s) Leasehold Agreements. Agent shall have received landlord, mortgagee or warehouseman agreements satisfactory to Agent with respect to all premises leased by Borrowers at which Inventory is located, if any;

           (t) Mortgage. Agent shall have received in form and substance satisfactory to Lenders (i) an executed Mortgage and (ii) title policies for the Real Property and (iii) surveys; and

           (u) Contract Review. Agent shall have reviewed all material contracts of Borrowers including, without limitation, leases, union contracts, labor contracts, vendor supply contracts, license agreements and distributorship agreements and such contracts and agreements shall be satisfactory in all respects to Agent;

           (v) Closing Certificate. Agent shall have received a closing certificate signed by the Chief Financial Officer of each Borrower dated as of the date hereof, stating that (i) all representations and warranties set forth in this Agreement and the Other Documents are true and correct on and as of such date, (ii) Borrowers are on such date in compliance with all the terms and provisions set forth in this Agreement and the Other Documents and (iii) on such date no Default or Event of Default has occurred or is continuing;

           (w) Borrowing Base. Agent shall have received evidence from Borrowers that the aggregate amount of Eligible Receivables, Eligible Inventory and Eligible Real Property is sufficient in value and amount to support Advances in the amount requested by Borrowers on the Closing Date;

           (x) Undrawn Availability. After giving effect to the initial Advances hereunder, Borrowers shall have Undrawn Availability of at least $2,500,000.00; and

           (y) Other. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with this Agreement shall be satisfactory in form and substance to Agent and its counsel.

     8.2. Conditions to Each Advance. The agreement of Lender to make any Advance requested to be made on any date (including, without limitation, the initial Advance), is subject to the satisfaction of the following conditions precedent as of the date such Advance is made:

           (a) Representations and Warranties. Each of the representations and warranties made by any Borrower in or pursuant to this Agreement and any related agreements to which it is a party, and each of the representations and warranties contained in any certificate, document or financial or other statement furnished at any time under or in connection with this Agreement or any related agreement shall be true and correct in all material respects on and as of such date as if made on and as of such date;

           (b) No Default. No Event of Default or Default shall have occurred and be continuing on such date, or would exist after giving effect to the Advances requested to be made, on such date; provided, however that Agent, in its sole discretion, may continue to make Advances notwithstanding the existence of an Event of

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Default or Default and that any Advances so made shall not be deemed a waiver of any such Event of Default or Default; and

          (c) Borrowing Base Certificate; Maximum Advances. Agent shall have received each Borrowing Base Certificate required by the terms of this Agreement or otherwise requested by Agent, and, in the case of any Advances requested to be made, after giving effect thereto, the aggregate Advances shall not exceed the maximum amount of Advances permitted under Section 2.1 hereof;

          (d) No Litigation. No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court or Governmental Body to enjoin, restrain or prohibit, or to obtain damages in respect of, or which is related to or arises out of, this Agreement or any of the Other Documents or the consummation of the transactions contemplated hereby or thereby; and

          (e) No Material Adverse Effect. No event shall have occurred and no condition shall exist which has or could be reasonably expected to have a Material Adverse Effect.

Each request for an Advance by any Borrower hereunder shall constitute a representation and warranty by each Borrower as of the date of such Advance that the conditions contained in this subsection shall have been satisfied.

IX.  INFORMATION AS TO BORROWER.

     Each Borrower shall, until satisfaction in full of the Obligations and the termination of this Agreement:

     9.1. Disclosure of Material Matters. Immediately upon learning thereof, report to Agent all matters materially affecting the value, enforceability or collectibility of any portion of the Collateral including, without limitation, any Borrower's reclamation or repossession of, or the return to any Borrower of, a material amount of goods or claims or disputes asserted by any Customer or other obligor.

     9.2. Schedules. Deliver to Agent on or before forty-five (45) days after the end of each month as and for that month (a) accounts receivable agings inclusive of reconciliations as to the general ledger, (b) accounts payable schedules and (c) Inventory reports, and (d) a Borrowing Base Certificate (which shall be calculated as of the last day of the prior month and which shall not be binding upon Agent or restrictive of Agent's rights under this Agreement). In addition, each Borrower will deliver to Agent at such intervals as Agent may require: (i) confirmatory assignment schedules, (ii) copies of Customer's invoices, (iii) evidence of shipment or delivery, and (iv) such further schedules, documents and/or information regarding the Collateral as Agent may require including, without limitation, trial balances and test verifications. Agent shall have the right to confirm and verify all Receivables by any manner and through any medium it considers advisable and do whatever it may deem reasonably necessary to protect its interests hereunder. The items to be provided under this Section are to be in form satisfactory to Agent and executed by each Borrower and delivered to Agent from time to time solely for Agent's convenience in maintaining records of the Collateral, and any Borrower's failure to deliver any of such items to Agent shall not affect, terminate, modify or otherwise limit Agent's Lien with respect to the Collateral.

     9.3. Environmental Reports.

          (a) Furnish Agent, concurrently with the delivery of the financial statements referred to in Section 9.7 and 9.8 with a certificate signed by the President or Chief Financial Officer of each Borrower stating, to the best of his actual knowledge, that other than the matters theretofore disclosed to Agent in writing, each Borrower is in compliance in all material respects with all federal, state and local laws relating to environmental protection and control and occupational safety and health. To the extent any Borrower is not in compliance with the foregoing laws, and has not theretofore disclosed such information in writing, the certificate shall set forth with specificity all areas of non-compliance and the proposed action such Borrower will implement in order to achieve full compliance.

          (b) Notify Agent in writing, promptly after any Borrower's obtaining knowledge thereof, (i) of any violation or asserted violation by any Borrower of any Applicable Law (including any Environmental Laws),

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

the adverse resolution of which would reasonably be expected to have a Material Adverse Effect, and (ii) of any hazardous discharge or receipt of any Environmental Complaint.

     9.4. Litigation. Promptly notify Agent in writing of any litigation, suit or administrative proceeding affecting any Borrower, whether or not the claim is covered by insurance, and of any suit or administrative proceeding, which in any such case could reasonably be expected to have a Material Adverse Effect.

     9.5. Material Occurrences. Promptly notify Agent in writing upon learning of the occurrence of (a) any Event of Default or Default; (b) any event, development or circumstance whereby any financial statements or other reports furnished to Agent fail in any material respect to present fairly, in accordance with GAAP consistently applied, the financial condition or operating results of any Borrower as of the date of such statements; (c) any accumulated retirement plan funding deficiency which, if such deficiency continued for two plan years and was not corrected as provided in Section 4971 of the Code, could subject any Borrower to a tax imposed by Section 4971 of the Code; (d) each and every default by any Borrower which might result in the acceleration of the maturity of any Indebtedness, including the names and addresses of the holders of such Indebtedness with respect to which there is a default existing or with respect to which the maturity has been or could be accelerated, and the amount of such Indebtedness; and (e) any other development in the business or affairs of any Borrower which could reasonably be expected to have a Material Adverse Effect; in each case describing the nature thereof and the action Borrowers propose to take with respect thereto.

     9.6. Government Receivables. Notify Agent immediately if any of its Receivables arise out of contracts between any Borrower and the United States, any state, or any department, agency or instrumentality of any of them.

     9.7. Annual Financial Statements. Furnish Agent within ninety (90) days after the end of each fiscal year of Borrowers, financial statements of Borrowers on a consolidating and consolidated basis including, but not limited to, statements of income and stockholders' equity and cash flow from the beginning of the current fiscal year to the end of such fiscal year and the balance sheet as at the end of such fiscal year, all prepared in accordance with GAAP applied on a basis consistent with prior practices, and in reasonable detail and reported upon without a going concern qualification by an independent certified public accounting firm selected by Borrowers and satisfactory to Agent (the "Accountants"). The report of the Accountants shall be accompanied by a statement of the Accountants certifying that (i) they have caused this Agreement to be reviewed, (ii) in making the examination upon which such report was based either no information came to their attention which to their knowledge constituted an Event of Default or a Default under this Agreement or any related agreement or, if such information came to their attention, specifying any such Default or Event of Default, its nature, when it occurred and whether it is continuing, and such report shall contain or have appended thereto calculations which set forth Borrowers' compliance with the requirements or restrictions imposed by Sections 6.5, 6.6, 6.7, 6.8, 7.6 and 7.11 hereof. In addition, the reports shall be accompanied by a Compliance Certificate. Notwithstanding anything to the contrary set forth above, consolidating financial statements do not have to be prepared in accordance with GAAP, nor shall Borrowers be required to have such consolidating financial statements audited.

     9.8. Quarterly Financial Statements. Furnish Agent within forty-five (45) days after the end of each fiscal quarter, an unaudited balance sheet of Borrowers on a consolidated and consolidating basis and unaudited statements of income and stockholders' equity and cash flow of Borrowers on a consolidated and consolidating basis reflecting results of operations from the beginning of the fiscal year to the end of such quarter and for such quarter, prepared on a basis consistent with prior practices and complete and correct in all material respects, subject to normal and recurring year end adjustments that individually and in the aggregate are not material to the business of Borrowers. The reports shall be accompanied by a Compliance Certificate.

     9.9. Monthly Financial Statements. Furnish Agent within forty-five (45) days after the end of each month, an unaudited balance sheet of Borrowers on a consolidated and consolidating basis and unaudited statements of income and stockholders' equity and cash flow of Borrowers on a consolidated and consolidating basis reflecting results of operations from the beginning of the fiscal year to the end of such month and for such month, prepared on a basis consistent with prior practices and complete and correct in all material respects, subject to normal and recurring year end adjustments that individually and in the aggregate are not material to the business of Borrowers. The reports shall be accompanied by a Compliance Certificate.

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     9.10. Other Reports. Furnish Agent as soon as available, but in any event within ten (10) days after the issuance thereof, with copies of such financial statements, reports and returns as Borrower shall send to its stockholders.

     9.11. Additional Information. Furnish Agent with such additional information as Agent shall reasonably request in order to enable Agent to determine whether the terms, covenants, provisions and conditions of this Agreement and the Note have been complied with by Borrowers including, without limitation and without the necessity of any request by Agent, (a) copies of all environmental audits and reviews, (b) at least thirty (30) days prior thereto, notice of any Borrower's opening of any new office or place of business or any Borrower's closing of any existing office or place of business, and (c) promptly upon any Borrower's learning thereof, notice of any labor dispute to which any Borrower may become a party, any strikes or walkouts relating to any of its plants or other facilities, and the expiration of any labor contract to which any Borrower is a party or by which any Borrower is bound.

     9.12. Projected Operating Budget. Furnish Agent, no later than thirty (30) days following the beginning of each Borrower's fiscal years commencing with fiscal year 2004, a month by month projected operating budget and cash flow of Borrowers on a consolidated and consolidating basis for such fiscal year (including an income statement for each month and a balance sheet as at the end of the last month in each fiscal quarter), such projections to be accompanied by a certificate signed by the President or Chief Financial Officer of each Borrower to the effect that such projections have been prepared on the basis of sound financial planning practice consistent with past budgets and financial statements and that such officer has no reason to question the reasonableness of any material assumptions on which such projections were prepared.

     9.13. Variances From Operating Budget. Furnish Agent, concurrently with the delivery of the financial statements referred to in Section 9.7 and each quarterly report, a written report summarizing all material variances from budgets submitted by Borrowers pursuant to Section 9.12 and a discussion and analysis by management with respect to such variances.

     9.14. Notice of Suits, Adverse Events. Furnish Agent with prompt notice of
(i) any lapse or other termination of any Consent issued to any Borrower by any Governmental Body or any other Person that is material to the operation of any Borrower's business, (ii) any refusal by any Governmental Body or any other Person to renew or extend any such Consent; and (iii) copies of any periodic or special reports filed by any Borrower with any Governmental Body or Person, if such reports indicate any material change in the business, operations, affairs or condition of any Borrower, or if copies thereof are requested by Lender, and
(iv) copies of any material notices and other communications from any Governmental Body or Person which specifically relate to any Borrower.

     9.15. ERISA Notices and Requests. Furnish Agent with immediate written notice in the event that (i) any Borrower or any member of the Controlled Group knows or has reason to know that a Termination Event has occurred, together with a written statement describing such Termination Event and the action, if any, which such Borrower or any member of the Controlled Group has taken, is taking, or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, Department of Labor or PBGC with respect thereto, (ii) any Borrower or any member of the Controlled Group knows or has reason to know that a prohibited transaction (as defined in Sections 406 of ERISA and 4975 of the Code) has occurred together with a written statement describing such transaction and the action which such Borrower or any member of the Controlled Group has taken, is taking or proposes to take with respect thereto, (iii) a funding waiver request has been filed with respect to any Plan together with all communications received by any Borrower or any member of the Controlled Group with respect to such request, (iv) any increase in the benefits of any existing Plan or the establishment of any new Plan or the commencement of contributions to any Plan to which any Borrower or any member of the Controlled Group was not previously contributing shall occur, (v) any Borrower or any member of the Controlled Group shall receive from the PBGC a notice of intention to terminate a Plan or to have a trustee appointed to administer a Plan, together with copies of each such notice, (vi) any Borrower or any member of the Controlled Group shall receive any favorable or unfavorable determination letter from the Internal Revenue Service regarding the qualification of a Plan under
Section 401(a) of the Code, together with copies of each such letter; (vii) any Borrower or any member of the Controlled Group shall receive a notice regarding the imposition of withdrawal liability, together with copies of each such notice; (viii) any Borrower or any member of the Controlled Group shall

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

fail to make a required installment or any other required payment under Section 412 of the Code on or before the due date for such installment or payment; (ix) any Borrower or any member of the Controlled Group knows that (a) a Multiemployer Plan has been terminated, (b) the administrator or plan sponsor of a Multiemployer Plan intends to terminate a Multiemployer Plan, or (c) the PBGC has instituted or will institute proceedings under Section 4042 of ERISA to terminate a Multiemployer Plan.

     9.16. Additional Documents. Execute and deliver to Agent, upon request, such documents and agreements as Agent may, from time to time, reasonably request to carry out the purposes, terms or conditions of this Agreement.

X.   EVENTS OF DEFAULT.

     The occurrence of any one or more of the following events shall constitute an "Event of Default":

     10.1. failure by any Borrower to pay any principal or interest on the Obligations when due or failure to pay any fees when due pursuant to the terms and provisions of this Agreement, including, without limitation, pursuant to Sections 3.2, 3.3, 3.4 and 6.1 hereof, whether at maturity or by reason of acceleration pursuant to the terms of this Agreement or by notice of intention to prepay, or by required prepayment or failure to pay any other liabilities or make any other payment, fee or charge provided for herein when due or in any Other Document;

     10.2. any representation or warranty made or deemed made by any Borrower in this Agreement or any related agreement or in any certificate, document or financial or other statement furnished at any time in connection herewith or therewith shall prove to have been misleading in any material respect on the date when made or deemed to have been made;

     10.3. failure by any Borrower to (i) furnish financial information when due or when requested, or (ii) permit the inspection of its books or records, in accordance with the provisions of this Agreement;

     10.4. issuance of a notice of Lien, levy, assessment, injunction or attachment against a material portion of any Borrower's property, which is not dismissed, discharged, released or bonded within thirty (30) days following Borrowers' receipt of written notice thereof;

     10.5. except as otherwise provided for in Sections 10.1 and 10.3, failure or neglect of any Borrower to perform, keep or observe any term, provision, condition, covenant (i) herein contained, except for a failure or neglect of any Borrower to perform, keep or observe any term, provision, condition or covenant contained in this Agreement or any Other Document which is cured within fifteen
(15) days from receipt of written notice of such failure or neglect, or if not reasonably susceptible to cure within such fifteen (15) day period then which Borrowers diligently commence to cure within such fifteen (15) day period and thereafter diligently pursue to completion provided said period does not exceed thirty (30) days, or (ii) contained in any Other Document or other agreement or arrangement, now or hereafter entered into between any Borrower and Agent, subject to the notice and cure periods provided in such Other Document or such other agreement or arrangement;

     10.6. any judgment or judgments are rendered or judgment liens filed against any Borrower for an aggregate amount in excess of $500,000.00 unless the same shall be contested in good faith, and such Borrower establishes reserves satisfactory to the Agent and enforcement of such judgments or liens is continuously stayed, satisfied or discharged of record within forty (40) days of such rendering or filing;

     10.7. any Borrower shall (i) apply for, consent to or suffer the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or similar fiduciary of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of creditors, (iii) commence a voluntary case under any state or federal bankruptcy laws (as now or hereafter in effect), (iv) be adjudicated a bankrupt or insolvent, (v) file a petition seeking to take advantage of any other law providing for the relief of debtors, (vi) acquiesce to, or fail to have dismissed, within sixty (60) days, any petition filed against it in any involuntary case under such bankruptcy laws, or (vii) take any action for the purpose of effecting any of the foregoing;

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

     10.8. any Borrower shall admit in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business;

     10.9. any Affiliate or any Subsidiary of any Borrower, or any Guarantor, shall (i) apply for, consent to or suffer the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or similar fiduciary of itself or of all or a substantial part of its property, (ii) admit in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business, (iii) make a general assignment for the benefit of creditors, (iv) commence a voluntary case under any state or federal bankruptcy laws (as now or hereafter in effect), (v) be adjudicated a bankrupt or insolvent, (vi) file a petition seeking to take advantage of any other law providing for the relief of debtors, (vii) acquiesce to, or fail to have dismissed, within sixty (60) days, any petition filed against it in any involuntary case under such bankruptcy laws, or (viii) take any action for the purpose of effecting any of the foregoing; provided that any of the foregoing events have a Material Adverse Effect on the Borrowers;

     10.10. any change in the Borrowers' condition or affairs (financial or otherwise) which in Agent's opinion has a Material Adverse Effect;

     10.11. any Lien created hereunder or provided for hereby or under any related agreement for any reason ceases to be or is not a valid and perfected Lien having a first priority interest;

     10.12. a default of the obligations of any Borrower under any other agreement to which it is a party shall occur which default is not cured within any applicable grace period, where the failure to cure the default could reasonably be expected to result in a Material Adverse Effect, or does result in a Material Adverse Effect;

     10.13. if applicable, termination or breach of any Guaranty or Guaranty Security Agreement or similar agreement executed and delivered to Agent in connection with the Obligations of any Borrower, or if any Guarantor attempts to terminate, challenges the validity of, or its liability under, any such Guaranty or Guaranty Security Agreement or similar agreement;

     10.14. any Change of Ownership or Change of Control shall occur;

     10.15. any material provision of this Agreement shall, for any reason, cease to be valid and binding on any Borrower, or any Borrower shall so claim in writing to Agent;

     10.16. (i) any Governmental Body shall (A) revoke, terminate, suspend or adversely modify any license, permit, patent trademark or tradename of any Borrower, or (B) commence proceedings to suspend, revoke, terminate or adversely modify any such license, permit, trademark, tradename or patent and such proceedings shall not be dismissed or discharged within sixty (60) days, or (c) schedule or conduct a hearing on the renewal of any license, permit, trademark, tradename or patent necessary for the continuation of any Borrower's business and the staff of such Governmental Body issues a report recommending the termination, revocation, suspension or material, adverse modification of such license, permit, trademark, tradename or patent; (ii) any agreement which is necessary or material to the operation of any Borrower's business shall be revoked or terminated and not replaced by a substitute acceptable to Agent within thirty (30) days after the date of such revocation or termination, and the matters or events described in clauses (i) or (ii) would reasonably be expected to have a Material Adverse Effect, or has a Material Adverse Effect;

     10.17. any portion of the Collateral in excess of $50,000.00 shall be seized or taken by a Governmental Body, or any Borrower or the title and rights of any Borrower or any Original Owner which is the owner of any material portion of the Collateral shall have become the subject matter of litigation which might, in the opinion of Agent, upon final determination, result in impairment or loss of the security provided by this Agreement or the Other Documents;

     10.18. the operations of any Borrower's manufacturing facility are interrupted at any time for more than thirty-six (36) hours during any period of seven (7) consecutive days, unless such Borrower shall (i) be entitled to receive for such period of interruption, proceeds of business interruption insurance sufficient to assure that its per diem cash needs during such period is at least equal to its average per diem cash needs for the consecutive three
(3)

                                       45

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month period immediately preceding the initial date of interruption and (ii)
receive such proceeds in the amount described in clause (i) preceding not later than thirty (30) days following the initial date of any such interruption; provided, however, that notwithstanding the provisions of clauses (i) and (ii) of this section, an Event of Default shall be deemed to have occurred if such Borrower shall be receiving the proceeds of business interruption insurance for a period of thirty (30) consecutive days; or

     10.19. an event or condition specified in Sections 7.16 or 9.15 hereof shall occur or exist with respect to any Plan and, as a result of such event or condition, together with all other such events or conditions, any member of the Controlled Group shall incur, or in the opinion of Agent be reasonably likely to incur, a liability to a Plan or the PBGC (or both) which, in the reasonable judgment of Agent, would have a Material Adverse Effect.

XI.  LENDERS' RIGHTS AND REMEDIES AFTER DEFAULT.

     11.1. Rights and Remedies. Upon the occurrence of (i) an Event of Default pursuant to Section 10.7 and/or Section 10.8 all Obligations shall be immediately due and payable and this Agreement and the obligation of Lenders to make Advances shall be deemed terminated; and, (ii) any of the other Events of Default and at any time thereafter (such default not having previously been cured), at the option of Required Lenders all Obligations shall be immediately due and payable and Lender shall have the right to terminate this Agreement and to terminate the obligation of Lender to make Advances and (iii) a filing of a petition against any Borrower in any involuntary case under any state or federal bankruptcy laws, the obligation of Lender to make Advances hereunder shall be terminated other than as may be required by an appropriate order of the bankruptcy court having jurisdiction over any Borrower. Upon the occurrence of any Event of Default and while the same is continuing, Agent shall have the right to exercise any and all other rights and remedies provided for herein, under the Uniform Commercial Code and at law or equity generally, including, without limitation, the right to foreclose the security interests granted herein and to realize upon any Collateral by any available judicial procedure and/or to take possession of and sell any or all of the Collateral with or without judicial process. Agent may enter any of any Borrower's premises or other premises without legal process and without incurring liability to any Borrower therefor, and Agent may thereupon, or at any time thereafter, in its discretion without notice or demand, take the Collateral and remove the same to such place as Agent may deem advisable and Agent may require Borrowers to make the Collateral available to Agent at a convenient place. With or without having the Collateral at the time or place of sale, Agent may sell the Collateral, or any part thereof, at public or private sale, at any time or place, in one or more sales, at such price or prices, and upon such terms, either for cash, credit or future delivery, as Agent may elect. Except as to that part of the Collateral which is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Agent shall give Borrowers reasonable notification of such sale or sales, it being agreed that in all events written notice mailed to Borrowers at least five (5) days prior to such sale or sales is reasonable notification. At any public sale Agent may bid for and become the purchaser, and Agent, or any other purchaser at any such sale thereafter shall hold the Collateral sold absolutely free from any claim or right of whatsoever kind, including any equity of redemption and such right and equity are hereby expressly waived and released by each Borrower. In connection with the exercise of the foregoing remedies, Agent is granted permission to use all of each Borrower's trademarks, trade styles, trade names, patents, patent applications, licenses, franchises and other proprietary rights which are used in connection with (a) Inventory for the purpose of disposing of such Inventory and (b) Equipment for the purpose of completing the manufacture of unfinished goods. The proceeds realized from the sale of any Collateral shall be applied as follows: first, to the reasonable costs, expenses and attorneys' fees and expenses incurred by Agent for collection and for acquisition, completion, protection, removal, storage, sale and delivery of the Collateral; second, to interest due upon any of the Obligations and any fees payable under this Agreement; and, third, to the principal of the Obligations. If any deficiency shall arise, Borrowers shall remain liable to Agent therefor.

     11.2. Agent's Discretion. Agent shall have the right in its sole discretion to determine which rights, Liens, security interests or remedies Agent may at any time pursue, relinquish, subordinate, or modify or to take any other action with respect thereto and such determination will not in any way modify or affect any of Agent's rights hereunder.

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     11.3. Setoff. In addition to any other rights which Agent may have under applicable law, upon the occurrence and during the continuance of an Event of Default hereunder, Agent shall have a right to apply any Borrower's property held by Agent to reduce the Obligations.

     11.4. Rights and Remedies not Exclusive. The enumeration of the foregoing rights and remedies is not intended to be exhaustive and the exercise of any rights or remedy shall not preclude the exercise of any other right or remedies provided for herein or otherwise provided by law, all of which shall be cumulative and not alternative.

     11.5. Allocation of Payments After Event of Default. Notwithstanding any other provisions of this Agreement to the contrary, after the occurrence and during the continuance of an Event of Default, all amounts collected or received by the Agent on account of the Obligations or any other amounts outstanding under any of the Other Documents or in respect of the Collateral may, at Agent's discretion, be paid over or delivered as follows:

     FIRST, to the payment of all reasonable out-of-pocket costs and expenses (including without limitation, reasonable attorneys' fees) of the Agent in connection with enforcing its rights under this Agreement and the Other Documents and any protective advances made by the Agent with respect to the Collateral under or pursuant to the terms of this Document;

     SECOND, to payment of any fees owed to the Agent;

     THIRD - INTENTIONALLY DELETED.

     FOURTH, to the payment of all of the Obligations consisting of accrued fees and interest;

     FIFTH, to the payment of the outstanding principal amount of the Obligations (including the payment or cash collateralization of any outstanding letters of credit, if any);

     SIXTH, to all other Obligations and other obligations which shall have become due and payable under the Other Documents or otherwise and not repaid pursuant to clauses "FIRST" through "FIFTH" above;

     SEVENTH, to the payment of the surplus, if any, to whoever may be lawfully entitled to receive such surplus.

In carrying out the foregoing, (i) amounts received shall be applied in the numerical order provided until exhausted prior to application to the next succeeding category; (ii) INTENTIONALLY DELETED; and (iii) to the extent that any amounts available for distribution pursuant to clause "FIFTH" above are attributable to the issued but undrawn amount of outstanding letters of credit, such amounts shall be held by the Agent in a cash collateral account and applied
(A) first, to reimburse the issuer from time to time for any drawings under such letters of credit and (B) then, following the expiration of all letters of credit, to all other obligations of the types described in clauses "FIFTH" and "SIXTH" above in the manner provided in this Section 11.5.

XII. WAIVERS AND JUDICIAL PROCEEDINGS.

     12.1. Waiver of Notice. Each Borrower hereby waives notice of non-payment of any of the Receivables, demand, presentment, protest and notice thereof with respect to any and all instruments, notice of acceptance hereof, notice of loans or advances made, credit extended, Collateral received or delivered, or any other action taken in reliance hereon, and all other demands and notices of any description, except such as are expressly provided for herein or in any of the Other Documents.

     12.2. Delay. No delay or omission on Agent's part in exercising any right, remedy or option shall operate as a waiver of such or any other right, remedy or option or of any default.

     12.3. Jury Waiver. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED

OR DELIVERED IN CONNECTION HEREWITH, OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE AND EACH PARTY HEREBY CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENTS OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

XIII. EFFECTIVE DATE AND TERMINATION.

      13.1. Term. This Agreement, which shall inure to the benefit of and shall be binding upon the respective successors and permitted assigns of each Borrower and Lender, shall become effective on the date hereof and shall continue in full force and effect until July 31, 2006 (the "Term") unless sooner terminated as herein provided. Agent may terminate the Commitments upon at least 90 days prior written notice to Borrowers as of the last day of the original Term or any applicable Renewal Term. Borrowers may terminate this Agreement at any time upon ninety (90) days' prior written notice upon payment in full of the Obligations. In the event the Obligations are prepaid in full prior to the last day of the Term (the date of such prepayment hereinafter referred to as the "Early Termination Date"), Borrowers shall pay to Agent an early termination fee in an amount equal to (x) 2% of the Maximum Facility Amount if the Early Termination Date occurs on or after the Closing Date to and including the date immediately preceding the first anniversary of the Closing Date, (y) 1% of the Maximum Facility Amount if the Early Termination Date occurs on or after the first anniversary of the Closing Date to and including the date immediately preceding the second anniversary of the Closing Date, and (z) one-half of one percent (.5%) of the Maximum Facility Amount if the Early Termination Date occurs on or after the second anniversary of the Closing Date to and including the date immediately preceding the third anniversary of the Closing Date. Notwithstanding anything to the contrary set forth above, in the event the Obligations are paid in full prior to the last day of the Term such that Lender has no further obligations hereunder (including, without limitation, the obligation to make Revolving Advances or issue Letters of Credit), and provided further that the Obligations have been paid in full from proceeds derived from Borrowers' own assets and not from Borrowers financing the amounts necessary to pay and satisfy the Obligations in full, the above set forth early termination fee shall not be due or owing, provided, however that Lender shall not be obligated to effect the release of its Liens or Lien Perfection Documents until the date which is thirty
(30) days following such payment and satisfaction of the Obligations.

      13.2. Termination. The termination of the Agreement shall not affect any Borrower's or Lender's rights, or any of the Obligations having their inception prior to the effective date of such termination, and the provisions hereof shall continue to be fully operative until all transactions entered into, rights or interests created or Obligations have been fully disposed of, concluded or liquidated. The security interests, Liens and rights granted to Agent hereunder and the financing statements filed hereunder shall continue in full force and effect, notwithstanding the termination of this Agreement or the fact that Borrowers' Account may from time to time be temporarily in a zero or credit position, until all of the Obligations of each Borrower have been paid or performed in full after the termination of this Agreement or each Borrower has furnished Agent with an indemnification satisfactory to Agent and Lenders with respect thereto. Accordingly, each Borrower waives any rights which it may have under the Uniform Commercial Code to demand the filing of termination statements with respect to the Collateral, and Agent shall not be required to send such termination statements to each Borrower, or to file them with any filing office, unless and until this Agreement shall have been terminated in accordance with its terms and all Obligations paid in full in immediately available funds. All representations, warranties, covenants, waivers and agreements contained herein shall survive termination hereof until all Obligations are paid or performed in full.

XIV. REGARDING AGENT. - INTENTIONALLY DELETED.

XV.  BORROWING AGENCY.

     15.1. Borrowing Agency Provisions.

           (a) Each Borrower hereby irrevocably designates Borrowing Agent to be its attorney and agent and in such capacity to borrow, sign and endorse notes, and execute and deliver all instruments, documents, writings and further assurances now or hereafter required hereunder, on behalf of such Borrower or Borrowers, and hereby authorizes Agent to pay over or credit all loan proceeds hereunder in accordance with the request of Borrowing Agent.

           (b) The handling of this credit facility as a co-borrowing facility with a borrowing agent in the manner set forth in this Agreement is solely as an accommodation to Borrowers and at their request. Lender shall not incur any liability to Borrowers as a result thereof. To induce Agent to do so and in consideration thereof, each Borrower hereby indemnifies Agent and holds Agent harmless from and against any and all liabilities, expenses, losses, damages and claims of damage or injury asserted against Agent by any Person arising from or incurred by reason of the handling of the financing arrangements of Borrowers as provided herein, reliance by Agent on any request or instruction from Borrowing Agent or any other action taken by Agent with respect to this Section 15.1 except due to willful misconduct or gross (not mere) negligence by the indemnified party.

           (c) All Obligations shall be joint and several, and each Borrower shall make payment upon the maturity of the Obligations by acceleration or otherwise, and such obligation and liability on the part of each Borrower shall in no way be affected by any extensions, renewals and forbearance granted to Agent or to any Borrower, failure of Agent to give any Borrower notice of borrowing or any other notice, any failure of Agent to pursue or preserve its rights against any Borrower, the release by Agent of any Collateral now or thereafter acquired from any Borrower, and such agreement by each Borrower to pay upon any notice issued pursuant thereto is unconditional and unaffected by prior recourse by Agent to the other Borrowers or any Collateral for such Borrower's Obligations or the lack thereof. Each Borrower waives all suretyship defenses.

     15.2. Waiver of Subrogation. Each Borrower expressly waives any and all rights of subrogation, reimbursement, indemnity, exoneration, contribution of any other claim which such Borrower may now or hereafter have against the other Borrowers or other Person directly or contingently liable for the Obligations hereunder, or against or with respect to the other Borrowers' property (including, without limitation, any property which is Collateral for the Obligations), arising from the existence or performance of this Agreement, until termination of this Agreement and repayment in full of the Obligations.

XVI. MISCELLANEOUS.

     16.1. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida applied to contracts to be performed wholly within the State of Florida. Any judicial proceeding brought by or against any Borrower with respect to any of the Obligations, this Agreement or any related agreement may be brought in any court of competent jurisdiction in the State of Florida, United States of America, and, by execution and delivery of this Agreement, each Borrower accepts for itself and in connection with its properties, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement. Each Borrower hereby waives personal service of any and all process upon it and consents that all such service of process may be made by registered mail (return receipt requested) directed to Borrowing Agent at its address set forth in Section 16.6 and service so made shall be deemed completed five (5) days after the same shall have been so deposited in the mails of the United States of America, or, at the Agent's option, by service upon Borrowing Agent which each Borrower irrevocably appoints as such Borrower's Agent for the purpose of accepting service within the State of Florida. Nothing herein shall affect the right to serve process in any manner permitted by law or shall limit the right of Agent to bring proceedings against any Borrower in the courts of any other jurisdiction. Each Borrower waives any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. Any judicial proceeding by any Borrower against Agent involving, directly or indirectly, any matter or claim in any way arising out of, related to or connected with this Agreement or any related agreement, shall be brought only in a federal or state court located in the County of Broward, State of Florida.

     16.2. Entire Understanding.

           (a) This Agreement and the documents executed concurrently herewith contain the entire understanding between each Borrower and Lender and supersedes all prior agreements and understandings, if any, relating to the subject matter hereof. Any promises, representations, warranties or guarantees not herein contained and hereinafter made shall have no force and effect unless in writing, signed by each Borrower's and Lender's respective officers. Neither this Agreement nor any portion or provisions hereof may be changed, modified, amended, waived, supplemented, discharged, cancelled or terminated orally or by any course of dealing, or in any manner other than by an agreement in writing, signed by the party to be charged. Each Borrower acknowledges that it has been advised by counsel in connection with the execution of this Agreement and Other Documents and is not relying upon oral representations or statements inconsistent with the terms and provisions of this Agreement.

           (b) Agent and Borrowers may, subject to the provisions of this
Section 16.2 (b), from time to time enter into written supplemental agreements to this Agreement or the Other Documents executed by Borrowers, for the purpose of adding or deleting any provisions or otherwise changing, varying or waiving in any manner the rights of Lender or Borrowers thereunder or the conditions, provisions or terms thereof of waiving any Event of Default thereunder, but only to the extent specified in such written agreements.

     Any such supplemental agreement shall be binding upon Borrowers and Agent and all future holders of the Obligations. In the case of any waiver, Borrowers and Lender shall be restored to their former positions and rights, and any Event of Default waived shall be deemed to be cured and not continuing, but no waiver of a specific Event of Default shall extend to any subsequent Event of Default (whether or not the subsequent Event of Default is the same as the Event of Default which was waived), or impair any right consequent thereon.

     Notwithstanding (a) the existence of a Default or an Event of Default, (b) that any of the other applicable conditions precedent set forth in Section 8.2 hereof have not been satisfied or (c) any other provision of this Agreement, Agent may at its discretion, voluntarily permit the outstanding Revolving Advances at any time to exceed the Formula Amount by up to 10% of the Formula Amount for up to thirty (30) consecutive Business Days (the "Out-of-Formula Loans"). If Agent is willing in its sole and absolute discretion to make such Out-of-Formula Loans, such Out-of-Formula Loans shall be payable on demand and shall bear interest at the Default Rate for Revolving Advances; provided that, if Lender does make Out-of-Formula Loans, Agent shall not be deemed thereby to have changed the limits of Section 2.1(a). For purposes of this paragraph, the discretion granted to Agent hereunder shall not preclude involuntary overadvances that may result from time to time due to the fact that the Formula Amount was unintentionally exceeded for any reason, including, but not limited to, Collateral previously deemed to be either "Eligible Receivables", "Eligible Inventory", or "Eligible Real Property", as applicable, becomes ineligible, collections of Receivables applied to reduce outstanding Revolving Advances are thereafter returned for insufficient funds or overadvances are made to protect or preserve the Collateral. In the event Agent involuntarily permits the outstanding Revolving Advances to exceed the Formula Amount by more than 10%, Borrowers shall decrease such excess in as expeditious a manner as is practicable under the circumstances and not inconsistent with the reason for such excess. Revolving Advances made after Agent has determined the existence of involuntary overadvances shall be deemed to be involuntary overadvances and shall be decreased in accordance with the preceding sentence.

     In addition to (and not in substitution of) the discretionary Revolving Advances permitted above in this Section 16.2, the Agent is hereby authorized by the Borrowers, from time to time in the Agent's sole discretion, (A) after the occurrence and during the continuation of a Default or an Event of Default, or
(b) at any time that any of the other applicable conditions precedent set forth in Section 8.2 hereof have not been satisfied, to make Revolving Advances to the Borrowers which the Agent, in its reasonable business judgment, deems necessary or desirable (a) to preserve or protect the Collateral, or any portion thereof,
(b) to enhance the likelihood of, or maximize the amount of, repayment of the Advances and other Obligations, or (iii) to pay any other amount chargeable to the Borrowers pursuant to the terms of this Agreement; provided, that at any time after giving effect to any such Revolving Advances the outstanding Revolving Advances do not exceed one hundred and ten percent (110%) of the Formula Amount.

     16.3. Successors and Assigns; Participations; New Lenders.

              (a) Subject to the restrictions on transfer set forth in this
Section 16.3, this Agreement shall be binding upon and inure to the benefit of Borrowers, Agent, all future holders of the Obligations and their respective successors and assigns (each such party for purposes of this Section 16.3 and Section 16.15 being referred to as a "Lender"), except that no Borrower may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of Agent and each Lender.

              (b) Each Borrower acknowledges that in the regular course of commercial banking business one or more Lenders may at any time and from time to time sell participating interests in the Advances to other financial institutions; provided, however, that Agent shall provide Borrowing Agent with prior notice of the same and such financial institution shall be mutually acceptable to Borrowers and Agent (each such transferee or purchaser of a participating interest, a "Transferee") and this Agreement and all Other Documents shall be appropriately modified, amended and restated as deemed necessary by Agent, in its sole discretion, at Borrowers' sole cost and expense. Each Transferee may exercise all rights of payment (including without limitation rights of set-off) with respect to the portion of such Advances held by it or other Obligations payable hereunder as fully as if such Transferee were the direct holder thereof provided that Borrowers shall not be required to pay to any Transferee more than the amount which it would have been required to pay to Lender which granted an interest in its Advances or other Obligations payable hereunder to such Transferee had such Lender retained such interest in the Advances hereunder or other Obligations payable hereunder and in no event shall Borrowers be required to pay any such amount arising from the same circumstances and with respect to the same Advances or other Obligations payable hereunder to both such Lender and such Transferee. Each Borrower hereby grants to any Transferee a continuing security interest in any deposits, moneys or other property actually or constructively held by such Transferee as security for the Transferee's interest in the Advances.

              (c) Any Lender may, provided that it obtains the prior written approval of both Agent and Borrowers sell, assign or transfer all or any part of its rights under this Agreement and the Other Documents to one or more additional banks or financial institutions and one or more additional banks or financial institutions may commit to make Advances hereunder (each a "Purchasing Lender"), in minimum amounts of not less than $5,000,000.00 pursuant to a Commitment Transfer Supplement, executed by a Purchasing Lender, the transferor Lender, and Agent and delivered to Agent for recording. Upon obtaining such approval and the execution, delivery, acceptance and recording, from and after the transfer effective date determined pursuant to such Commitment Transfer Supplement, (i) Purchasing Lender thereunder shall be a party hereto and, to the extent provided in such Commitment Transfer Supplement, have the rights and obligations of a Lender thereunder with a Commitment Percentage as set forth therein, and (ii) the transferor Lender thereunder shall, to the extent provided in such Commitment Transfer Supplement, be released from its obligations under this Agreement, the Commitment Transfer Supplement creating a novation for that purpose. Such Commitment Transfer Supplement shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Lender and the resulting adjustment of the Commitment Percentages arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under this Agreement and the Other Documents. Subject to the terms and provisions of this paragraph, Borrowers hereby consent to the addition of such Purchasing Lender and the resulting adjustment of the Commitment Percentages arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under this Agreement and the Other Documents. Borrowers shall execute and deliver such further documents and do such further acts and things in order to effectuate the foregoing in accordance with and subject to the terms and provisions of this Section 16.3.

              (d) Agent shall maintain at its address a copy of each Commitment Transfer Supplement delivered to it and a register (the "Register") for the recordation of the names and addresses of the Advances owing to each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and Borrowers, Agent and Lenders may treat each Person whose name is recorded in the Register as the owner of the Advance recorded therein for the purposes of this Agreement. The Register shall be available for inspection by Borrowers or any Lender at any reasonable time and from time to time upon reasonable prior notice. Agent shall receive a fee in the amount of $3,500 payable by the applicable Purchasing Lender upon the effective date of each transfer or assignment to such Purchasing Lender made in accordance with the terms and conditions of this Section 16.3.

              (e) Provided that such Transferee or Purchasing Lender has acknowledged and agreed, in writing and in form and content reasonably satisfactory to Borrowers, to be bound by the confidentiality obligations set forth in Section 16.15 below, each Borrower authorizes each Lender to disclose to any Transferee or Purchasing Lender and any prospective Transferee or Purchasing Lender any and all financial information in such Lender's possession concerning such Borrower which has been delivered to such Lender by or on behalf of such Borrower pursuant to this Agreement or in connection with such Lender's credit evaluation of such Borrower.

     16.4. Application of Payments. Agent shall have the continuing and exclusive right to apply or reverse and re-apply any payment and any and all proceeds of Collateral to any portion of the Obligations. To the extent that any Borrower makes a payment or Agent receives any payment or proceeds of the Collateral for any Borrower's benefit, which are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver, custodian or any other party under any bankruptcy law, common law or equitable cause, then, to such extent, the Obligations or part thereof intended to be satisfied shall be revived and continue as if such payment or proceeds had not been received by Agent.

     16.5. Indemnity. Each Borrower shall indemnify Agent and each of its respective officers, directors, Affiliates, employees and agents from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, fees and disbursements of counsel) which may be imposed on, incurred by, or asserted against Agent or any Lender in any litigation, proceeding or investigation instituted or conducted by any governmental agency or instrumentality or any other Person with respect to any aspect of, or any transaction contemplated by, or referred to in, or any matter related to, this Agreement or the Other Documents, whether or not Agent is a party thereto, except to the extent that any of the foregoing arises out of the willful misconduct or gross negligence of the party being indemnified. Without limiting the generality of the foregoing, this indemnity shall extend to any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever (including fees and disbursements of counsel) asserted against or incurred by any of the indemnitees described above in this Section 16.5 by any Person under any Environmental Laws or similar laws by reason of Borrower's or any other Person's failure to comply with laws applicable to solid or hazardous waste materials, including Hazardous Substances and Hazardous Waste, or other Toxic Substances. Additionally, if any taxes (excluding taxes imposed upon or measured solely by the net income of Agent, but including any intangibles tax, stamp tax, recording tax or franchise tax) shall be payable by Agent or Borrower on account of the execution or delivery of this Agreement, or the execution, delivery, issuance or recording of any of the other Loan Documents, or the creation or repayment of any of the Obligations hereunder, by reason of any Applicable Law now or hereafter in effect, Borrower will pay (or will promptly reimburse Agent for the payment of) all such taxes, including interest and penalties thereon, and will indemnify, defend and hold the indemnitees described above in this
Section 16.5 harmless from and against all liability in connection therewith.

     16.6. Notice. Any notice or request hereunder may be given to Borrowing Agent or any Borrower or to Agent at their respective addresses set forth below or at such other address as may hereafter be specified in a notice designated as a notice of change of address under this Section. Any notice, request, demand, direction or other communication (for purposes of this Section 16.6 only, a "Notice") to be given to or made upon any party hereto under any provision of this Loan Agreement shall be given or made by telephone or in writing (which includes by means of electronic transmission (i.e., "e-mail") or facsimile transmission or by setting forth such Notice on a site on the World Wide Web (a "Website Posting") if Notice of such Website Posting (including the information necessary to access such site) has previously been delivered to the applicable parties hereto by another means set forth in this Section 16.6) in accordance with this Section 16.6. Any such Notice must be delivered to the applicable parties hereto at the addresses and numbers set forth under their respective names on Section 16.6 hereof or in accordance with any subsequent unrevoked Notice from any such party that is given in accordance with this Section 16.6. Any Notice shall be effective:

              (a) In the case of hand-delivery, when delivered;

              (b) If given by mail, four days after such Notice is deposited with the United States Postal Service, with first-class postage prepaid, return receipt requested;

              (c) In the case of a telephonic Notice, when a party is contacted by telephone, if delivery of such telephonic Notice is confirmed no later than the next Business Day by hand delivery, a facsimile or electronic transmission, a Website Posting or an overnight courier delivery of a confirmatory Notice (received at or before noon on such next Business Day);

              (d) In the case of a facsimile transmission, when sent to the applicable party's facsimile machine's telephone number, if the party sending such Notice receives confirmation of the delivery thereof from its own facsimile machine;

              (e) In the case of electronic transmission, when actually received;

              (f) In the case of a Website Posting, upon delivery of a Notice of such posting (including the information necessary to access such site) by another means set forth in this Section 16.6; and

              (g) If given by any other means (including by overnight courier), when actually received.

                  (A) If to Agent

                      or PNC at:                     PNC Business Credit
                                                     201 South Tryon Square
                                                     Suite 900
                                                     Charlotte, North Carolina 28202
                                                     Attention:        Jundie Cadiena
                                                     Telephone:        (704) 342-8414
                                                     Facsimile:        (704) 342-8450

                      with a copy to:                Mombach, Boyle & Hardin, P.A.
                                                     500 East Broward Boulevard
                                                     Suite 1950
                                                     Fort Lauderdale, Florida 33394
                                                     Attention:        Gary S. Singer, Esq.
                                                     Telephone:        (954) 467-2200
                                                     Facsimile:        (954) 467-2210

                  (B) INTENTIONALLY DELETED.

                  (C) If to Borrowing Agent
                      or any Borrower, at:           Gencor Industries, Inc.
                                                     5201 N. Orange Blossom Trail
                                                     Orlando, FL 32810
                                                     Attention:  John E. Elliott, Executive Vice President
                                                     Telephone:        (407) 290-6000
                                                     Facsimile:        (407) 299-8241

                      with a copy to:                Brad R. Godshall, Esq.
                                                     Pachulski, Stang, Ziehl, Young, Jones
                                                        & Weintraub PC
                                                     10100 Santa Monica Boulevard
                                                     Suite 1100
                                                     Los Angeles, CA 90067
                                                     Telephone:        (310) 772-2366
                                                     Facsimile:        (310) 201-0760

     16.7. Survival. The obligations of Borrowers under Sections 2.2(f), 3.7, 3.8, 3.9, 4.19(h), 14.7 and 16.5 shall survive termination of this Agreement and the Other Documents and payment in full of the Obligations.

     16.8. Severability. If any part of this Agreement is contrary to, prohibited by, or deemed invalid under applicable laws or regulations, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given effect so far as possible.

     16.9. Expenses. All costs and expenses including, without limitation, reasonable attorneys' fees (including the allocated costs of in house counsel) and disbursements incurred by Agent (a) in all efforts made to enforce payment of any Obligation or effect collection of any Collateral, or (b) in connection with the entering into, modification, amendment, administration and enforcement of this Agreement or any consents or waivers hereunder and all related agreements, documents and instruments, or (c) in instituting, maintaining, preserving, enforcing and foreclosing on Agent's security interest in or Lien on any of the Collateral, whether through judicial proceedings or otherwise, or (d) in defending or prosecuting any actions or proceedings arising out of or relating to Agent's transactions with any Borrower, or (e) in connection with any advice given to Agent with respect to its rights and obligations under this Agreement and all related agreements, may be charged to Borrowers' Account and shall be part of the Obligations.

     16.10. Injunctive Relief. Each Borrower recognizes that, in the event any Borrower fails to perform, observe or discharge any of its obligations or liabilities under this Agreement, any remedy at law may prove to be inadequate relief to Lender; therefore, Agent, if Agent so requests, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving that actual damages are not an adequate remedy.

     16.11. Consequential Damages. Neither Agent, nor any agent or attorney for it, shall be liable to any Borrower for consequential damages arising from any breach of contract, tort or other wrong relating to the establishment, administration or collection of the Obligations.

     16.12. Captions. The captions at various places in this Agreement are intended for convenience only and do not constitute and shall not be interpreted as part of this Agreement.

     16.13. Counterparts; Telecopied Signatures. This Agreement may be executed in any number of and by different parties hereto on separate counterparts, all of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto.

     16.14. Construction. The parties acknowledge that each party and its counsel have reviewed this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments, schedules or exhibits thereto.

     16.15. Confidentiality; Sharing Information. (a) Agent, each Lender and each Transferee shall hold all non-public information obtained by Agent, such Lender or such Transferee pursuant to the requirements of this Agreement in accordance with Agent's, such Lender's and such Transferee's customary procedures for handling confidential information of this nature; provided, however, Agent, each Lender and each Transferee may disclose such confidential information (a) to its examiners, affiliates, outside auditors, counsel and other professional advisors, (b) to Agent, any Lender or to any prospective Transferees and Purchasing Lenders, and (c) as required or requested by any Governmental Body or representative thereof or pursuant to legal process; provided, further that (i) unless specifically prohibited by applicable law or court order, Agent, each Lender and each Transferee shall use its best efforts prior to disclosure thereof, to notify the applicable Borrower of the applicable request for disclosure of such non-public information (A) by a Governmental Body or representative thereof (other than any such request in connection with an examination of the financial condition of a Lender or a Transferee by such Governmental Body) or (B) pursuant to legal process and (ii) in no event shall Agent, any Lender or any Transferee be obligated to return any materials furnished by any Borrower other than those documents and instruments in possession of Agent or any Lender in order to perfect its Lien on the Collateral once the Obligations have been paid in full and this Agreement has been terminated.

              (b) Each Borrower acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to such Borrower or one or more of its Affiliates (in connection with this Agreement or otherwise) by any Lender or by one or more Subsidiaries or Affiliates of such Lender and each Borrower hereby authorizes each Lender to share any information delivered to such Lender by such Borrower and its Subsidiaries pursuant to this Agreement, or in connection with the decision of such Lender to enter into this Agreement, to any such Subsidiary or Affiliate of such Lender, it being understood that any such Subsidiary or Affiliate of any Lender receiving such information shall be bound by the provision of Section
16.15 as if it were a Lender hereunder. Such authorization shall survive the repayment of the other Obligations and the termination of this Agreement.

     16.16.  Publicity. Intentionally deleted.

     16.17 Conflict. In the event of any conflict between the terms and provisions of any of the Other Documents and the terms and provisions of this Agreement, the terms and provisions of this Agreement shall control and prevail.

     16.18 Negative Pledge. Within thirty (30) days following the Closing (which period shall be extended for up to an additional thirty (30) days, upon Borrowers' written notice to Agent, if Borrowers have otherwise complied with their obligations under this Section 16.18, but the events contemplated by clauses (i) through (iii) hereof have not occurred (such thirty (30) day period, as the same may be so extended to a maximum of sixty (60) days, the "Negative Pledge Period"), the Borrowers shall use commercially reasonable efforts to cause, at Borrowers' sole cost and expense, (i) the owner of that certain real property and improvements described on Schedule 16.18 attached hereto and incorporated herein by this reference (the "UK Real Property") to execute and deliver to Agent, and cause to be duly and properly recorded or filed so long as recording or filing of such instruments is customary and the same can be done without causing adverse income tax consequences to any Borrower or the owner of the UK Real Property, a negative pledge with respect to the UK Real Property in form and content reasonably satisfactory to Agent (it being expressly understood that while such negative pledge will prohibit the owner of the UK Property from placing monetary encumbrances on the UK Real Property (other than as permitted in clause (ii) below), it will in no event limit or restrict the owner of the UK Real Property from selling or otherwise disposing of the UK Real Property), (ii) evidence, by way of a title policy if title policies or its reasonable equivalent are reasonably available in the United Kingdom and if not, evidence otherwise in form and content reasonably satisfactory to Agent, that the UK Real Property is free and clear of any existing monetary liens or encumbrances (other than the lien, if any, securing current taxes which are not yet due and payable and any encumbrance resulting from the recordation or filing of any purchase and/or sale agreement with respect to the UK Real Property), and (iii) a letter, in form and content reasonably satisfactory to PNC, from an attorney licensed to practice law in the United Kingdom, confirming that the negative pledge contemplated by this Section 16.18 constitutes the valid and binding, enforceable obligation of the owner of the UK Real Property and, if the same is to be recorded or filed pursuant to clause (i) above, setting forth the proper place under applicable laws of the United Kingdom for such filing or recording; provided, however, in the event that notwithstanding Borrowers' commercially reasonable efforts, Borrowers fail to satisfy one or more of the requirements set forth in clauses (i) through (iii) above and the Agent does not waive such unsatisfied requirement, then the Agent and Borrowers shall negotiate in good faith with respect to alternative collateral or assurances to be promptly granted or given to Agent by Borrowers in lieu of the negative pledge described above. If (a) the requirements of clauses (i) through (iii) of this Section
16.18 are not satisfied or waived, and (b) the Borrowers and the Agent do not agree to alternative collateral or assurances in accordance with the preceding sentence, then, unless the UK Real Property is theretofore sold or otherwise disposed of by the owner of thereof in an arms' length transaction or such a sale is pending at the expiration of the Negative Pledge Period, then the Agent shall have the right to modify the Advance Rates with respect to the Collateral to reflect, in the Agents good faith, reasonable credit judgment, the fact that Agent has neither received the negative pledge contemplated herein nor any alternative collateral or assurances in lieu thereof.

     Each of the parties has signed this Agreement as of the day and year first above written.

ATTEST:                                       GENCOR INDUSTRIES, INC., a
                                              Delaware corporation

______________________________
                                              By: __________________________
                                                  John E. Elliott
                                                  Executive Vice President

                                                      (Corporate Seal)

                                              GENERAL COMBUSTION CORPORATION,
                                              a Florida corporation
______________________________
                                              By: __________________________
                                                  John E. Elliott
                                                  Executive Vice President

                                                      (Corporate Seal)

                                              EQUIPMENT SERVICES GROUP, INC., a
                                              Florida corporation

______________________________
                                              By: __________________________
                                                  John E. Elliott
                                                  Executive Vice President

                                                      (Corporate Seal)


                                              BITUMA-STOR, INC., an Iowa
                                              corporation

______________________________
                                              By: __________________________
                                                  John E. Elliott
                                                  Executive Vice President

                                                      (Corporate Seal)


                                              BITUMA CORPORATION, a Washington
                                              corporation

______________________________

                                         By: __________________________
                                             John E. Elliott
                                             Executive Vice President


                                                  (Corporate Seal)


                                 PNC BANK, NATIONAL ASSOCIATION

                                 By:_______________________________
                                     Michard Picard, Vice President

                                 ______________________________________
                                 ______________________________________
                                 ______________________________________

                                 Commitment Percentage: 100%

STATE OF _______
COUNTY OF_______

     The foregoing instrument was acknowledged before me this _____ day of ___________, 2003 by John E. Elliott, as Executive Vice President of and on behalf of GENCOR INDUSTRIES, INC., a Delaware corporation, who is personally known to me or who has produced a _______ driver's license as identification.

                                                   _____________________________
                                                   Typed/Printed Name:
                                                   Notary Public-State of ______
                                                   My Commission Expires:
                                                   Commission Number:

STATE OF _______
COUNTY OF_______

     The foregoing instrument was acknowledged before me this _____ day of ___________, 2003 by ________________________, as _____________________ of and
on behalf of GENCOR INDUSTRIES, INC., a Delaware corporation, who is personally known to me or who has produced a _______ driver's license as identification.

                                                   _____________________________
                                                   Typed/Printed Name:
                                                   Notary Public-State of ______
                                                   My Commission Expires:

STATE OF _______
COUNTY OF_______

     The foregoing instrument was acknowledged before me this _____ day of ___________, 2003 by ___________________________, as _______________________ of
and on behalf of GENERAL COMBUSTION CORPORATION, a Florida corporation, who is personally known to me or who has produced a _______ driver's license as identification.

                                                   _____________________________
                                                   Typed/Printed Name:
                                                   Notary Public-State of ______
                                                   My Commission Expires:
                                                   Commission Number:

STATE OF _______
COUNTY OF_______

     The foregoing instrument was acknowledged before me this _____ day of ___________, 2003 by ___________________________, as _______________________ of
and on behalf of EQUIPMENT SERVICES GROUP, INC., a Florida corporation, who is personally known to me or who has produced a _______ driver's license as identification.

                                                   _____________________________
                                                   Typed/Printed Name:
                                                   Notary Public-State of ______
                                                   My Commission Expires:

                                                   Commission Number:

STATE OF _______
COUNTY OF_______

     The foregoing instrument was acknowledged before me this _____ day of ___________, 2003 by ______________________________, as _______________________
of and on behalf of BITUMA-STOR, INC., an Iowa corporation, who is personally known to me or who has produced a _______ driver's license as identification.

                                                   _____________________________
                                                   Typed/Printed Name:
                                                   Notary Public-State of ______
                                                   My Commission Expires:
                                                   Commission Number:

STATE OF _______
COUNTY OF_______

     The foregoing instrument was acknowledged before me this _____ day of ___________, 2003 by ______________________________, as _______________________
of and on behalf of BITUMA CORPORATION, a Washington corporation, who is personally known to me or who has produced a _______ driver's license as identification.

                                                   _____________________________
                                                   Typed/Printed Name:
                                                   Notary Public-State of ______
                                                   My Commission Expires:
                                                   Commission Number:

STATE OF _______
COUNTY OF_______

     The foregoing instrument was acknowledged before me this _____ day of ___________, 2003 by Michael Picard, as Vice President of and on behalf of PNC BANK, NATIONAL ASSOCIATION, who is personally known to me or who has produced a _______ driver's license as identification.

                                                   _____________________________
                                                   Typed/Printed Name:
                                                   Notary Public-State of ______
                                                   My Commission Expires:
                                                   Commission Number:

                         List of Exhibits and Schedules

Exhibits

Exhibit 2.1(a)            Revolving Credit Note
Exhibit 2.14(i)(b)        the U.K. Real Property
Exhibit 16.3              Commitment Transfer Supplement
[Exhibit A                Borrowing Base Certificate]


Schedules

Schedule 1.2              Permitted Encumbrances
Schedule 4.5(a)           Exceptions - Ownership of Collateral
Schedule 4.5(b)           Equipment and Inventory Locations
Schedule 4.15(c)          Location of Executive Offices
Schedule 4.19             Real Property
Schedule V                Disclosure Schedule
Schedule 5.2(a)           States of Qualification and Good Standing
Schedule 5.4              Federal Tax Identification Number
Schedule 5.6              Prior Names
Schedule 5.7              Environmental
Schedule 5.8(b)           Litigation
Schedule 5.8(d)           Plans
Schedule 5.9              Intellectual Property, Source Code Escrow Agreements
Schedule 5.10             Licenses and Permits
Schedule 5.14             Labor Disputes
Schedule 16.18            Legal Description of UK Real Property